AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 20, 1998
                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        TRANSPORTATION COMPONENTS, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

        DELAWARE                   5013                  76-0562800
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL         IDENTIFICATION NUMBER)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                                T. MICHAEL YOUNG
                            CHIEF EXECUTIVE OFFICER
                                 THREE RIVERWAY
                                   SUITE 630
                              HOUSTON, TEXAS 77056
                                 (713) 965-9522

      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
 AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES AND AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

     WILLIAM D. GUTERMUTH                           STEPHEN A. RIDDICK
BRACEWELL & PATTERSON, L.L.P.                     PIPER & MARBURY L.L.P.
  SOUTH TOWER PENNZOIL PLACE                     36 SOUTH CHARLES STREET
 711 LOUISIANA STREET, SUITE 2900              BALTIMORE, MARYLAND 21201
  HOUSTON, TEXAS 77002-2781                           (410) 539-2530
        (713) 221-1316
                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                            ------------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------
----------------------------------------------------------------------------
                                    PROPOSED MAXIMUM
     TITLE OF EACH CLASS OF        AGGREGATE OFFERING        AMOUNT OF
  SECURITIES TO BE REGISTERED           PRICE(1)          REGISTRATION FEE
----------------------------------------------------------------------------
Common Stock, $0.01 par value
  per share.....................      $75,900,000            $22,390.50
----------------------------------------------------------------------------
----------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT
BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED         , 1998

PROSPECTUS

                                5,500,000 SHARES
                                     [LOGO]
                                  TRANSCOM USA
                                  COMMON STOCK
                            ------------------------

     All of the 5,500,000 shares of Common Stock offered hereby are being offered by Transportation Components, Inc. ("TransCom USA" or the
"Company"). TransCom USA was founded in 1997 and has conducted no operations to date. Prior to this offering, there has been no public market for the Common Stock of the Company. It is currently estimated that the initial public offering
price for the Common Stock will be between $       and $       per share. See
"Underwriting" for a discussion of certain factors to be considered in determining the initial public offering price. The Company has prepared and submitted an application to The New York Stock Exchange for listing of its Common Stock under the symbol "TUI."
                            ------------------------

        THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.
               SEE "RISK FACTORS" COMMENCING ON PAGE 10 HEREOF.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
    PASSED UPON THE ACCURACY OR      ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
------------------------------------------------------------------------------
                                              UNDERWRITING
                               PRICE TO      DISCOUNTS AND       PROCEEDS TO
                                PUBLIC       COMMISSIONS(1)       COMPANY(2)
------------------------------------------------------------------------------
Per Share..............           $                $                  $
------------------------------------------------------------------------------
Total(3)...............          $                $                  $
------------------------------------------------------------------------------
------------------------------------------------------------------------------

(1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) Before deducting expenses of the offering payable by the Company estimated to be $5,000,000.

(3) The Company has granted the Underwriters a 30-day option to purchase up to 825,000 additional shares of Common Stock, on the same terms and conditions as set forth above, solely to cover over-allotments, if any. If such option is exercised in full, the total Price to Public, Underwriting Discounts and
    Commissions and Proceeds to Company will be $       , $       and $       ,
    respectively. See "Underwriting."
                            ------------------------

     The shares of Common Stock are offered by the several Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the shares of Common Stock will be made against
payment therefor, on or about          , 1998 at the offices of Bear, Stearns &
Co. Inc., 245 Park Avenue, New York, New York 10167.

BEAR, STEARNS & CO. INC.
                                 BT ALEX. BROWN
                                                            SANDERS MORRIS MUNDY

           The date of this Prospectus is                     , 1998.

     THE COMPANY INTENDS TO FURNISH ITS STOCKHOLDERS WITH ANNUAL REPORTS CONTAINING FINANCIAL STATEMENTS AUDITED BY INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS AND WITH QUARTERLY REPORTS CONTAINING UNAUDITED SUMMARY FINANCIAL INFORMATION FOR EACH OF THE FIRST THREE QUARTERS OF EACH FISCAL YEAR.

                            ------------------------

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK. SPECIFICALLY, THE UNDERWRITERS MAY OVER-ALLOT IN CONNECTION WITH THIS OFFERING AND MAY BID FOR AND PURCHASE SHARES OF THE COMMON STOCK IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

     SIMULTANEOUS WITH, AND AS A CONDITION, TO THE CONSUMMATION OF THE OFFERING MADE BY THIS PROSPECTUS (THE "OFFERING"), TRANSPORTATION COMPONENTS, INC. WILL ACQUIRE, IN SEPARATE MERGER TRANSACTIONS (THE "MERGERS") IN EXCHANGE FOR CASH AND SHARES OF ITS COMMON STOCK, NINE COMPANIES (EACH A "FOUNDING COMPANY" AND, COLLECTIVELY, THE "FOUNDING COMPANIES") ENGAGED IN THE DISTRIBUTION OF REPLACEMENT PARTS AND SUPPLIES FOR COMMERCIAL TRUCKS, TRAILERS AND OTHER TYPES OF SPECIALIZED HEAVY DUTY VEHICLES AND EQUIPMENT. UNLESS OTHERWISE INDICATED, ALL REFERENCES TO "TRANSCOM USA" OR THE "COMPANY" HEREIN INCLUDE THE
FOUNDING COMPANIES FOLLOWING THE CONSUMMATION OF THE MERGERS, AND REFERENCES HEREIN TO "TRANSPORTATION COMPONENTS" MEAN TRANSPORTATION COMPONENTS, INC. PRIOR TO THE CONSUMMATION OF THE MERGERS.

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND THE PRO FORMA COMBINED AND INDIVIDUAL HISTORICAL FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, (I) ALL SHARE, PER SHARE AND FINANCIAL INFORMATION SET FORTH HEREIN (A) HAVE BEEN ADJUSTED TO GIVE EFFECT TO THE MERGERS; (B) ASSUME AN INITIAL PUBLIC OFFERING PRICE OF $11.00 PER SHARE AND (C) ASSUME NO EXERCISE OF THE UNDERWRITERS' OVER-ALLOTMENT OPTION; AND (II) ALL REFERENCES TO COMMON STOCK INCLUDE BOTH COMMON STOCK, $0.01 PAR VALUE, AND RESTRICTED VOTING COMMON STOCK, $0.01 PAR VALUE (THE "RESTRICTED COMMON STOCK"), OF THE COMPANY.

                                  THE COMPANY

     TransCom USA was founded in 1997 to become a leading national, value-added independent distributor of replacement parts and supplies for Class III through Class VIII commercial trucks, trailers and other types of specialized heavy duty vehicles and equipment. Class III through Class VIII trucks range in size from one-ton commercial vehicles to tractor-trailers and represent a $22 billion annual market for parts and repairs. Specialized heavy duty vehicles and equipment include bulldozers, fork lifts, agricultural vehicles, airport vehicles, government-operated vehicles and marine applications and represent a significant additional market for parts and repairs. The Company believes that this industry, generally referred to as the "heavy duty parts and repair industry," includes approximately 14,000 participants in the United States, consisting of 12,500 independent distributors and repair shops and 1,500 original equipment manufacturer ("OEM") authorized dealerships.

     The Company intends to pursue aggressively the consolidation of this highly-fragmented industry by combining a geographically dispersed group of independent distributors offering a broad selection of products and complementary services to a wide range of customers. Upon consummation of this Offering, Transportation Components will acquire the nine Founding Companies, which have been in business an average of 40 years and had 1997 pro forma revenues of $208 million.

     The Company purchases heavy duty parts from component manufacturers, inventories these parts in over 60 facilities across the United States and Mexico and distributes them to over 18,000 customers. The Company also exports heavy duty parts to customers located in countries in South and Central America, Southeast Asia and the Pacific Rim. The Company maintains a large volume and wide selection of inventory, thereby increasing customers' accessibility to parts and assisting the Company in meeting its goal of serving its customers on a same-day basis. To complement its parts distribution business, the Company also provides customers with value-added services, such as parts installation and repair, fleet maintenance management, training, machine shop services and remanufacturing. The Company seeks to enable its customers to reduce expenses by reducing material and labor costs, decreasing capital required for parts inventory and minimizing lost productivity and costs attributable to vehicle and equipment breakdowns.

     The Company's comprehensive product line includes a broad selection of parts for braking systems and suspension and steering systems, as well as axles, wheels and rims, trailer parts, drive train components, hydraulic components and engine parts. The parts are installed in vehicles such as tractor-trailers, construction vehicles, waste disposal trucks, buses and light duty trucks. The Company also provides parts for specialized heavy duty vehicles and equipment that support the oil field services, construction, mining, timber and agriculture industries as well as the United States military and ground support for commercial airlines.

     The Company's customers include regional and national private fleets operated by businesses such as Dowell Schlumberger Corporation, Browning-Ferris Industries, Inc., Waste Management, Inc. and The Walt Disney Company and common carrier and rental fleets, including United Parcel Service of America, Inc., Roadway Package System, Inc. and U-Haul International, Inc. The Company also distributes parts to independent repair shops, resellers, municipal and other government entities, specialty OEMs and other end-users. The Company has a diverse customer base of more than 18,000 customers, with no single customer accounting for more than two percent of the Company's pro forma revenues in 1997.

     The Company believes that the independent heavy duty parts and repair industry is highly fragmented and in the early stages of consolidation. The Company believes that most of the approximately 12,500 independent distributors and repair shops in this industry are small, owner-operated businesses with limited access to the capital required to develop and maintain a large volume and wide selection of inventory, expand product offerings, implement advanced management information systems and service regional and national accounts. As the first public company formed to pursue aggressively the consolidation of this industry, the Company believes that it will have significant acquisition opportunities. Additionally, the Company believes that the consolidation of the industry will provide it with volume purchasing discounts, distribution and operating efficiencies, national sales and marketing opportunities and cross-selling opportunities.

     Key elements of the Company's strategy are:

     EXPANDING THROUGH ACQUISITIONS. The Company intends to pursue aggressively this consolidation through its acquisition program by entering new geographic markets, expanding within existing geographic markets and acquiring complementary businesses. The Company believes there are significant opportunities to expand through acquisitions into geographic markets where the Company does not currently have a strong presence by acquiring companies that are leaders in their regional markets. The Company also plans to improve its market share in existing markets by pursuing "tuck-in" acquisitions as well as acquisitions that expand its range of products and services.

     OPERATING ON A DECENTRALIZED BASIS. The Company intends to manage the Founding Companies and subsequently acquired companies on a decentralized basis, with local management retaining responsibility for day-to-day operations, profitability and growth of the business and the flexibility to capitalize on the considerable local and regional market knowledge, goodwill, name recognition and customer relationships.

     ACCELERATING INTERNAL SALES GROWTH. A key component of the Company's strategy is to accelerate internal sales growth at each Founding Company and at each subsequently acquired company by establishing national market coverage and cross selling and expanding products and services. The Company believes that demand exists from larger fleets to utilize the services of independent distributors capable of providing comprehensive services on a regional or national basis. The Company intends to market itself to these regional and national accounts as a single-source, preferred provider for replacement parts and installation and repair services. The Company also believes it will be able to cross-sell the products and services it offers to its customers by leveraging the specialized and diverse product, service and marketing expertise of individual Founding Companies.

     IMPROVING OPERATING MARGINS. The Company intends to improve the operating margins of the Founding Companies and subsequently acquired businesses by increasing operating efficiencies and centralizing appropriate administrative functions. The Company believes the consolidation of commonly-owned locations within a geographical area will provide additional cost savings through distribution efficiencies. In addition, the Company expects measurable cost savings in such areas as parts purchasing, vehicle leasing and maintenance, information systems and contractual relationships with key suppliers. Moreover, the Company intends to identify those "best practices" among the Founding Companies that can be successfully implemented throughout its operations. The Company also believes there are significant opportunities to improve operating margins by consolidating administrative functions such as inventory financing, marketing, insurance, employee benefits, accounting and risk management.

                                  RISK FACTORS

     The Common Stock offered hereby involves a high degree of risk. See "Risk Factors."

                                  THE OFFERING

Common Stock offered by the
Company..............................  5,500,000 shares
Common Stock to be outstanding after
  the Offering.......................  16,262,611 shares(1)(2)
Use of proceeds......................  To pay the cash portion of the purchase price for the
                                       Founding Companies, to repay expenses incurred in
                                       connection with the organization of Transportation
                                       Components and the Offering and to repay a portion of
                                       existing indebtedness of the Founding Companies. See
                                       "Use of Proceeds."
Proposed NYSE symbol.................  TUI

------------

(1) Includes (a) 7,493,394 shares of Common Stock to be issued in connection with the Mergers, (b) 5,500,000 shares of Common Stock offered hereby and
    (c) 1,106,829 shares of Common Stock issued to management and directors of, and consultants to, the Company, but excludes (y) 1,795,465 shares of Common Stock subject to options to be granted in connection with this Offering at an exercise price equal to the initial public offering price and (z) warrants to purchase 669,894 shares of Common Stock at a price of $8.42 per share. See "Management -- 1998 Long-Term Incentive Plan" and "-- 1998 Non-Employee Directors' Stock Plan" and "-- Executive Compensation, Employment Agreements, Covenants Not-to-Compete."

(2) Includes 250,000 shares of Common Stock and 1,912,388 shares of Restricted Common Stock held by Notre Capital Ventures II, L.L.C. ("Notre"). Each share of Restricted Common Stock is entitled to 0.75 of one vote on all matters submitted to stockholders. Restricted Common Stock is convertible into Common Stock under certain circumstances. See "Description of Capital Stock -- Common Stock and Restricted Common Stock."

                              RECENT DEVELOPMENTS

     During 1997 and 1998, members of the management team and certain consultants were assembled by Notre to pursue the consolidation of the Founding Companies. Notre, a consolidator of highly-fragmented industries, provided Transportation Components with expertise regarding the consolidation process and advanced Transportation Components the funds needed to pay organizational and Offering expenses. In connection therewith, during the fourth quarter of 1997 and the first quarter of 1998, Transportation Components sold an aggregate of 1,106,829 shares of Common Stock to management and directors of, and consultants to, the Company for $0.01 per share. As a result, the Company has recorded non-recurring, non-cash compensation charges of $3.6 million in the fourth quarter of 1997 and $5.6 million in the first quarter of 1998, representing the difference between the amount paid for the shares and the estimated fair value of the shares on the date of sale, as if the Founding Companies were combined (collectively, the "Compensation Charge").

     The aggregate consideration to be paid by Transportation Components in the Mergers consists of approximately $21.0 million in cash and 7,493,394 shares of Common Stock. The consideration to be paid by Transportation Components for each Founding Company was determined by negotiations between Transportation Components and representatives of each Founding Company and was based primarily on the pro forma adjusted 1997 net income of each Founding Company. Prior to the Mergers, certain of the Founding Companies will distribute in the aggregate $5.4 million to their respective stockholders, representing substantially all of their previously taxed undistributed earnings and tax payments on current earnings and accumulated income of a Domestic International Sales Corporation (the "S Corporation Distributions"). Additionally, prior to the Mergers certain of the Founding Companies will distribute certain real estate and other non-operating assets and liabilities having a net book value of $0.9 million (the "Other Assets"). In order to fund the S Corporation Distributions, these Founding Companies will borrow $4.8 million from existing sources, which borrowings are included in the debt to be assumed by the Company. For a more detailed description of these transactions, see "Certain
Transactions -- Organization of the Company."

                   SUMMARY PRO FORMA COMBINED FINANCIAL DATA
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     Transportation Components will acquire the Founding Companies simultaneously with, and as a condition to, the consummation of this Offering. The following table presents summary pro forma combined financial data of Transportation Components, as adjusted for (i) the effects of the Mergers, (ii) the effects of certain pro forma adjustments to the historical financial statements described below and (iii) the consummation of this Offering and the application of the net proceeds therefrom. See "Selected Financial Data," the Unaudited Pro Forma Combined Financial Statements and the Notes thereto and the historical Financial Statements of the Founding Companies and the Notes thereto included elsewhere in this Prospectus.

                                        PRO FORMA COMBINED
                                        ------------------
                                            YEAR ENDED
                                        DECEMBER 31, 1997
                                        ------------------
STATEMENT OF OPERATIONS DATA(1):
     Revenues(2).....................       $  207,588
     Cost of sales...................          148,161
                                        ------------------
     Gross profit....................           59,427
     Selling, general and
      administrative expenses(3).....           44,007
     Goodwill amortization(4)........            1,645
                                        ------------------
     Income from operations..........           13,775
     Interest and other income
      (expense), net(5)..............             (333)
                                        ------------------
     Income before income taxes......           13,442
     Provision for income taxes(6)...            5,969
                                        ------------------
     Net income......................       $    7,473
                                        ==================
     Net income per share............       $     0.46
                                        ==================
     Shares used in computing pro
      forma net income per
      share(7).......................       16,262,611

                                              DECEMBER 31, 1997
                                        -----------------------------
                                        PRO FORMA
                                         COMBINED      AS ADJUSTED(8)
                                        ----------     --------------
BALANCE SHEET DATA(9):
     Working capital(10).............    $ 10,723(11)     $ 41,599
     Total assets....................     160,617          158,761
     Long-term debt, net(10).........      23,328            1,083
     Stockholders' equity(10)........      65,968          117,233

------------

 (1) The Pro Forma Combined Statement of Operations Data assume that the Mergers and the Offering were closed on January 1, 1997 and are not necessarily indicative of the results the Company would have obtained had these events actually then occurred or of the Company's future results.

 (2) Includes pro forma revenues of approximately $13.1 million associated with the acquisition of two parts distribution businesses and a truck dealership by certain Founding Companies.

 (3) The pro forma combined statement of operations data reflects (a) in selling, general and administrative expenses, an aggregate of approximately $3.5 million for the twelve months ended December 31, 1997 in pro forma reductions in salary, bonuses and benefits to the owners of the Founding Companies to which they have agreed prospectively (the "Compensation Differential") and (b) selling, general and administrative expenses do not include the nonrecurring portion of the Compensation Charge of $3.5 million for the twelve months ended December 31, 1997.

 (4) Consists of amortization of goodwill to be recorded as a result of the Mergers computed on the basis described in Notes to the Unaudited Pro Forma Combined Financial Statements.

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

 (5) Reflects $2.4 million in pro forma reductions in interest expense as a result of the planned repayment of a portion of the Founding Companies' existing debt (the "Interest Differential").

 (6) Assumes all income is subject to an effective corporate tax rate of 39% and the non-deductibility of goodwill.

 (7) Includes (i) 7,493,394 shares to be issued to owners of the Founding Companies, (ii) 1,106,829 shares issued to the management and directors of, and consultants to, Transportation Components (iii) 2,162,388 shares issued to Notre and, (iv) 5,500,000 shares to be sold in the Offering. Excludes options to purchase 1,795,465 shares to be granted upon consummation of this Offering at the initial public offering price and warrants to purchase 669,894 shares of Common Stock at $8.42 per share.

 (8) Adjusted for the sale of 5,500,000 shares of Common Stock offered hereby and the application of the net proceeds therefrom. See "Use of Proceeds."

 (9) The Pro Forma Combined Balance Sheet Data assumes that the Mergers were consummated on December 31, 1997.

(10) Prior to the Mergers, some of the Founding Companies will make S Corporation Distributions to their stockholders totaling $5.4 million. In order to fund the S Corporation Distributions, these Founding Companies will borrow an aggregate of $4.8 million from existing sources. Additionally, prior to the Mergers, certain of the Founding Companies will distribute to their stockholders the Other Assets having a net book value of $0.9 million. Accordingly, pro forma working capital has been decreased by $0.6 million, and pro forma net income has been increased by $0.1 million.

(11) Includes a $21.0 million payable, representing the cash portion of the Merger consideration.

               SUMMARY INDIVIDUAL FOUNDING COMPANY FINANCIAL DATA

     The following table presents summary financial data for each of the individual Founding Companies for each of their three most recent fiscal years. Income from operations has not been adjusted for the anticipated increase in income attributable to the Compensation Differential and Interest Differential or to take into account increased costs associated with the Company's new corporate management and with being a public company. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Introduction."

                                               FISCAL YEAR(1)
                                       -------------------------------
                                         1995       1996       1997
                                       ---------  ---------  ---------
                                          (IN THOUSANDS OF DOLLARS)
CARTER:
     Revenues........................  $  35,824  $  35,437  $  37,528
     Operating income................        560      1,045      1,232
TCC:
     Revenues........................  $  28,147  $  29,876  $  32,274
     Operating income................        693        639      1,197
GEAR & WHEEL:
     Revenues........................  $  20,710  $  21,475  $  22,944
     Operating income................      1,210      1,360        992
AMPARTS:
     Revenues........................  $  10,528  $  14,806  $  22,687
     Operating income................      1,040      1,202      2,590
COOK BROTHERS:
     Revenues........................  $  22,327  $  21,204  $  22,225
     Operating income................        988      1,282      1,702
PLAZA:
     Revenues........................  $  20,135  $  19,960  $  20,721
     Operating income................        661        735      1,021
UNIVERSAL:
     Revenues........................  $  12,766  $  12,942  $  13,891
     Operating income................        291        176        133
PERFECTION:
     Revenues........................  $   9,032  $  11,346  $  11,925
     Operating income................        164        566        439
DRIVE LINE:
     Revenues........................  $   5,259  $   4,227  $   5,997
     Operating income................        450        929      1,082

------------

(1) The financial data are presented on a historical basis for the Founding Companies. The years presented are as follows: Carter -- March 29, 1996 and March 31, 1997 and December 31, 1997, respectively; Cook Brothers and Gear & Wheel -- June 30, 1996 and 1997 and December 31, 1997, respectively; Universal -- June 30, 1995, 1996 and 1997; Plaza -- August 31, 1995 and 1996
    and December 31, 1997, respectively; Perfection and TCC -- September 30, 1995, 1996 and 1997; and Amparts and Drive Line -- December 31, 1995, 1996 and 1997.

                                  RISK FACTORS

     AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING AN INVESTMENT IN THE COMMON STOCK. THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF ANY NUMBER OF FACTORS, INCLUDING THE RISK FACTORS SET FORTH BELOW AND ELSEWHERE IN THIS PROSPECTUS.

     ABSENCE OF COMBINED OPERATING HISTORY; RISKS OF INTEGRATING FOUNDING COMPANIES. Transportation Components was founded in 1997 but has conducted no operations and generated no revenues to date. The Company has entered into definitive agreements to acquire the Founding Companies simultaneously with, and as a condition to, the closing of this Offering. The Founding Companies have been operating as separate independent entities, and there can be no assurance that the Company will be able to integrate the operations of these businesses successfully or to institute the necessary systems and procedures, including accounting and financial reporting systems, to manage the combined enterprise on a profitable basis and to report the results of the operations of the combined entities on a timely basis. The Company's management group has been assembled only recently, and there can be no assurance that the management group will be able to manage the combined entity or to implement effectively the Company's acquisition and internal growth strategies as well as its strategy to capitalize on its new corporate structure. The pro forma combined historical financial results of the Founding Companies cover periods when the Founding Companies and Transportation Components were not under common control or management and may not be indicative of the Company's future financial or operating results. The inability of the Company to integrate the Founding Companies successfully would have a material adverse effect on the Company's business, financial condition and results of operations and would make it unlikely that the Company's acquisition program will be successful. See "Business -- Strategy" and "Management."

     RISKS RELATED TO THE COMPANY'S ACQUISITION STRATEGY. The Company intends to grow significantly through the acquisition of additional companies in the heavy duty parts and repair industry. The Company may face competition for acquisition candidates, particularly from those companies that have adopted or plan to adopt an integration strategy. Additional public and private companies are likely to be formed in the heavy duty parts and repair industry, which may limit the number of acquisition opportunities and lead to higher acquisition prices. There can be no assurance that the Company will be able to identify, acquire or manage profitably additional businesses or to integrate successfully any acquired businesses into the Company without substantial costs, delays or other operational or financial problems. Acquisitions involve a number of special risks, including failure of the acquired business to achieve expected results, diversion of management's attention, failure to retain key personnel of the acquired business and risks associated with unanticipated events or liabilities, some or all of which could have a material adverse effect on the Company's business, financial condition and results of operations. Customer dissatisfaction or performance problems at a single acquired company could have an adverse effect on the reputation of the Company generally and render ineffective the Company's national sales and marketing initiatives. The Company may consider acquiring complementary businesses with service and repair operations, and there can be no assurance that these complementary businesses can be successfully integrated. In addition, there can be no assurance that the Founding Companies or other businesses acquired in the future will achieve anticipated revenues and earnings. See "Business -- Strategy."

     RISKS RELATED TO ACQUISITION FINANCING. The timing, size and success of the Company's acquisition efforts and the associated capital commitments cannot be readily predicted. The Company currently intends to finance future acquisitions by using shares of its Common Stock for all or a substantial portion of the consideration to be paid. If the Common Stock does not maintain a sufficient market value, or if potential acquisition candidates are otherwise unwilling to accept Common Stock as part of the consideration for the sale of their businesses, the Company may be required to utilize more of its cash resources, if available, in order to initiate and maintain its acquisition program. If the Company does not have sufficient cash resources to finance the implementation of its acquisition strategy, its growth could be limited unless it is able to obtain additional capital through debt or equity financings. The Company is seeking a commitment for a credit facility of at least $75.0 million, which is expected to be available upon consummation of this Offering, for working capital and acquisitions. However, there can be no assurance that the Company will be able to obtain the line of credit or additional financing it will need for its acquisition program on terms that the Company deems acceptable. See
"Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Combined Liquidity and Capital Resources."

     RISKS RELATED TO CAPITALIZING ON NEW CORPORATE STRUCTURE AND INTERNAL GROWTH STRATEGIES. Key elements of the Company's strategy are to improve the profitability and to continue to expand the revenues of the Founding Companies and subsequently acquired businesses. A key component of the Company's strategy is to operate the Founding Companies and subsequently acquired businesses on a decentralized basis, with local management retaining responsibility for the day-to-day operations of the individual locations, profitability and the internal growth of the business. If proper overall business controls are not implemented, this decentralized operating strategy could result in inconsistent operating and financial practices at the Founding Companies and subsequently acquired businesses and the Company's overall profitability could be adversely affected. The Company intends to seek to improve the profitability of the Founding Companies and any subsequently acquired businesses by various means, including reducing, in some cases, duplicative facilities, operating costs and overhead and achieving purchasing efficiencies. The Company's ability to increase the revenues of the Founding Companies and any acquired businesses will be affected by various factors, including the Company's ability to enter new geographic markets successfully, to establish regional and national accounts and to retain existing customer relationships. Many of the factors affecting the Company's ability to improve the profitability of the Founding Companies are beyond the control of the Company, and there can be no assurance that the Company's strategies will be successful or that it will be able to generate adequate cash flow from its operations to support internal growth. See
"Business -- Strategy."

     MANAGEMENT OF GROWTH. The Company expects to grow both internally and through acquisitions. Management expects to expend significant time and effort in evaluating, completing and integrating acquisitions and opening new facilities. There can be no assurance that the Company's systems, procedures and controls will be adequate to support the Company's operations as they expand. Any future growth also will impose significant additional responsibilities on members of senior management, including the need to identify, recruit and integrate new senior level managers and executives. There can be no assurance that such additional management will be identified and retained by the Company. To the extent that the Company is unable to manage its growth efficiently and effectively, or is unable to attract and retain additional qualified management, the Company's business, financial condition and results of operations could be materially adversely affected. See "Business -- Strategy."

     INTEGRATION OF COMPUTER SYSTEMS AND RELIANCE ON COMPUTER SYSTEMS. The Company's success will be dependent in part on the Company's ability to coordinate and integrate the management information systems of the Founding Companies that are used for ordering products, recording and analyzing financial results, controlling inventory and performing other important functions. There can be no assurance that the Company will be able to coordinate and integrate the management information systems economically or that the Company will not experience delays, disruptions and unanticipated expenses in doing so. Any such event could have a material adverse effect on the Company's business, financial condition and results of operations. The Company will not be able to achieve contemplated operating efficiencies and competitive advantages until it has fully coordinated and integrated the management information systems. Until the Company establishes coordinated and integrated management information systems, which may not occur for several years, it will rely primarily on the separate systems of the Founding Companies. After the management information systems are integrated, the Company will rely heavily on them in its daily operations. Consequently, any interruption in the operation of the management information systems may have a material adverse effect on the Company's business, financial condition and results of operations. See "Business -- Management Information Systems."

     RISKS RELATED TO IMPROVED PARTS QUALITY IN THE COMPONENT MANUFACTURING INDUSTRY. As the quality of parts manufactured for heavy duty vehicles and equipment improves, the useful lives of these parts are expected to increase, and the parts may require less frequent replacement, reducing the demand for the Company's products and services. Moreover, the improved quality of original parts is expected to allow component manufacturers, OEMs and OEM-authorized dealerships to provide customers with extended vehicle and parts warranties. If warranty coverage of parts is extended, vehicle owners would likely return to the OEM-authorized dealership from which they purchased the vehicle for longer periods of time to have warranty repair service performed or parts replaced. In addition, improved quality of replacement parts may extend the replacement cycles of heavy duty parts. If parts replacement cycles increase, the Company would experience a decrease in the frequency with which customers require replacement parts and repair service. Such a decrease could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business -- Operations and Services."

     COMPETITION. The heavy duty parts and repair industry is highly competitive and is served principally by private owner-operated companies. The principal competitive factors are availability and quality of parts, price and service. Independent distributors are facing increased competition from OEMs and OEM-authorized dealerships as these competitors continue to offer many of the same parts to owners of vehicles and fleets particularly during the warranty period. OEMs and OEM-authorized dealerships have increased their market share by lowering prices and improving customer service. The Company's competitors may have lower overhead cost structures and may be able to provide their parts and services at lower rates than the Company. Certain OEMs have introduced, on a limited basis, offers for lifetime service contracts on trucks. The effect of these contracts is to motivate truck owners to return to OEM-authorized dealerships for parts and repair services. This could limit the size of the parts and repair aftermarket in which the Company currently competes. In addition, certain owners of leased fleets have increased their capacity to provide "turn-key" fleet services to businesses requiring a private fleet for their operations. Certain owners of leased fleets may have sufficient purchasing leverage to purchase replacement parts directly from component manufacturers or to negotiate larger volume discounts from independent distributors. The expanded use of leased fleets to replace private fleets owned and operated by businesses could have an adverse effect on the demand for the parts and services offered by the Company or on the profit margins of the Company. Moreover, certain of the Company's competitors and potential competitors may have greater financial resources than the Company to finance acquisition and development opportunities, to pay higher prices for those opportunities or to develop and support their own heavy duty parts distribution and repair operations. Consequently, the Company may encounter significant competition in its efforts to achieve both its acquisition and internal growth objectives as well as its operating strategy to increase the profitability of the Founding Companies and subsequently acquired businesses. See "Business -- Competition."

     AVAILABILITY OF QUALIFIED EMPLOYEES. The Company needs knowledgeable sales staff and skilled technicians to provide customers with high-quality services on a timely basis. Unlike automobiles that are manufactured as standard models with customized options, heavy duty vehicles and equipment are typically manufactured entirely to an owner's specifications. Therefore, the Company's sales staff and technicians must have the requisite expertise to understand a vehicle's specifications to select the correct parts for customers. Certain of the value-added services the Company offers require Company employees to inspect heavy duty vehicles and equipment operated by customers and develop databases to record parts used on the customer's vehicles. Accordingly, the Company's ability to increase its productivity and profitability will be limited by its ability to employ, train and retain skilled personnel necessary to meet the Company's requirements. There can be no assurance that the Company will be able to maintain an adequate skilled labor force necessary to operate efficiently, that the Company's labor expenses will not increase as a result of a shortage in the supply of skilled personnel or that the Company will not have to curtail its planned internal growth as a result of labor shortages. See
"Business -- Employees" and " -- Recruiting, Training and Safety."

     INTERNATIONAL BUSINESS RISKS. The Company derives significant revenues from its operations in Mexico and its business of exporting heavy duty parts and supplies to customers in countries in South and Central America, Southeast Asia and the Pacific Rim. The risks of doing business in foreign countries include currency exchange rate fluctuations, potential adverse changes in the diplomatic relations of foreign countries with the United States, hostility from local populations, adverse effects of currency exchange controls, restrictions on the withdrawal of foreign investment and earnings, government policies against businesses owned by non-nationals, expropriations of property, the potential instability of foreign governments and the risk of insurrections that could result in losses against which the Company is not insured. The Company's international operations also are subject to economic uncertainties, including, among others, risks of renegotiation or modification of existing agreements or arrangements with governmental authorities, exportation and transportation tariffs, foreign exchange restrictions and changes in taxation structure. See "Business -- Strategy" and " -- Operations and Services."

     UNCERTAINTY OF PRODUCT AVAILABILITY; ABSENCE OF CONTRACTS WITH
SUPPLIERS. As independent distributors of commercial heavy duty vehicle parts, the Founding Companies purchase commercial vehicle parts from a number of component manufacturers. The Founding Companies have no franchise agreements or supply contracts with these component manufacturers that assure the Company a continued supply of parts to sell in the future. The Company believes a key component of its business strategy is to maintain a large inventory and a wide selection of parts. Therefore, the Company's strategy could be impaired if the Company is not able to obtain access to many brands of parts in sufficient volumes for its operating locations. While there are many component manufacturers in the marketplace, there can be no assurance that the Company will be able to obtain an adequate supply of commercial vehicle parts. The Company's inability to obtain an adequate supply of commercial vehicle parts could have a material adverse effect on its business, financial condition and results of operations. Some of the Founding Companies remanufacture worn parts for resale to repair shops and end-users. The Company has no contractual assurance that the worn parts used for remanufacturing will be available to the Company in the future. If the Company cannot obtain an adequate supply of worn parts, the resulting loss of sales could have a material adverse effect on the Company's profitability. See "Business -- Suppliers."

     CONCENTRATION OF CUSTOMERS. In fiscal 1996, one of the Founding Companies, Perfection Equipment Company, Inc. ("Perfection"), began to assemble specialty truck equipment for Dowell Schlumberger Corporation for oil field services applications. This relationship represented approximately 38% of Perfection's revenues in the first quarter of calendar 1998 and is expected to represent a significant amount of Perfection's revenues in 1998. There can be no assurance the relationship with Dowell Schlumberger Corporation will continue in the future. See "Management's Discussion and Analysis of Financial Condition and Result of Operations -- Perfection -- Results of Operations."

     ECONOMIC FACTORS. Many of the Company's products are sold to customers in industries that experience fluctuations in demand based on economic conditions, energy prices, consumer demand and other factors. The trucking industry has historically been highly cyclical as a result of various economic factors such as excess capacity in the industry, the availability of qualified drivers, changes in fuel prices and the supply of fuel, increases in fuel or energy taxes, interest rate fluctuations, insurance costs, fluctuations in the resale value of revenue equipment, economic recession and downturns in customers' business cycles and shipping requirements. The Company has little or no control over these economic factors. No assurance can be given that the Company will be able to increase or maintain its level of sales in periods of economic stagnation or downturn.

     SEASONALITY; FLUCTUATION IN QUARTERLY EARNINGS. Weather extremes cause increased parts wear and breakdowns; however, extreme weather, particularly during winter months, could inhibit general business activity. These seasonal trends may cause fluctuations in the Company's earnings. Additionally, quarterly results may be materially affected by the timing of acquisitions, variations in the margins of products sold and services performed during any particular quarter, the timing and magnitude of acquisition assimilation projects and regional economic conditions. Accordingly, the Company's operating results in any particular quarter may not be indicative of the results that can be expected for any other quarter or for the entire year. See "Management's Discussion and Analysis -- Seasonality" and "Business -- Strategy."

     ENVIRONMENTAL REGULATION. The Company's operations are subject to various federal and state environmental laws and regulations. In particular, stringent environmental regulations govern the handling of chemicals and substances commonly utilized in certain of the Founding Companies' service and remanufacturing operations including items such as solvents and lubricants. Environmental regulations also require the proper management and disposal of many of the waste products resulting from these operations. Additionally, several of the Company's facilities operate above-ground and underground storage tanks for fuels and similar substances. The operation of these tanks is subject to a variety of environmental regulatory controls. Failure to comply with the above-referenced regulatory requirements can result in liability to the Company in the form of administrative, civil or criminal enforcement by government agencies or other parties. In addition, releases to the environment of the substances described above, whether at facilities operated by the Company or at facilities where the Company has arranged for disposal of such substances, may subject the Company to liability for cleaning up contamination which results from such releases. Certain of the Company's operations, including the use of certain of the above-referenced substances, will subject the Company to environmental regulation and potential liability for releases of such substances to the environment. There can be no assurance that the Company will remain in compliance with the regulations described above and there can be no assurance that the regulations described above will not be revised or amended to the detriment of the Company. There also can be no assurance that new regulations will not be enacted and enforced to the detriment of the Company. Any change to current regulations or enactment of future regulations could require further capital investments or make many of the Company's operations unprofitable. Any material change in regulations could have a material adverse affect on the Company's business, financial condition and results of operations. See "Business -- Government Regulation and Environmental Matters."

     YEAR 2000 COMPLIANCE. The Company intends to implement a Year 2000 program to ensure that the Company's computer systems and applications will function properly beyond 1999. The Company expects its Year 2000 date conversion program will be successfully completed on a timely basis. There can, however, be no assurance that this will be the case. The Company does not expect to incur significant expenditures to address this issue. The ability of third parties with whom the Company transacts business to address adequately their Year 2000 issues is outside of the Company's control. There can be no assurance that the failure of the Company or such third parties to address adequately their respective Year 2000 issues will not have a material adverse effect on the Company's business, financial condition, cash flows and results of operations. See "Business -- Management Information Systems; Year 2000."

     UNIONIZED WORKFORCE. Approximately five percent of the Company's U.S. employees are covered by collective bargaining agreements. Although the majority of these agreements prohibit strikes and work stoppages, there can be no assurance that strikes or work stoppages will not occur in the future. Certain of the Company's foreign employees are members of unions based in Mexico. Strikes or work stoppages could have a material adverse effect on the Company's relationship with its customers and on the Company's business, financial condition and results of operations. In addition, the Company's acquisition strategy could be adversely affected by its union status for a variety of reasons, including without limitation, incompatibility with a target's existing unions and reluctance of non-union targets to become affiliated with a unionized company. See "Business -- Employees."

     RELIANCE ON KEY PERSONNEL. The Company will be highly dependent on the continuing efforts of the Company's executive officers and the senior management of the Founding Companies. The Company likely will depend on the senior management of any significant business it acquires in the future. The business or prospects of the Company could be affected adversely if any of these persons does not continue in the employment of the Company until a qualified replacement is found. See "Management."

     CONTROL BY EXISTING MANAGEMENT AND STOCKHOLDERS. Following the completion of the Merger and this Offering, the Company's executive officers and directors, former stockholders of the Founding Companies and entities affiliated with them will beneficially own approximately 67.6% of the outstanding shares of Common Stock (64.4% if the Underwriters' over-allotment option is exercised in full). These persons or a group of these persons acting together will be able to exercise control over the Company's affairs, elect the entire Board of Directors and control the outcome of any matter submitted to a vote of stockholders. See "Principal Stockholders."

     SUBSTANTIAL PROCEEDS OF OFFERING PAYABLE TO AFFILIATES OF FOUNDING COMPANIES. Of the net proceeds of this Offering, $21.0 million, or approximately 41.1%, of the net proceeds of this Offering will be paid as the cash portion of the purchase price for the Founding Companies. Some of the recipients of these funds will become directors of the Company or holders of more than five percent of the outstanding Common Stock. Additionally, Notre has advanced to Transportation Components certain organization expenses and Offering costs and will be reimbursed approximately $3.0 million from the proceeds of this Offering. See "Use of Proceeds" and "Certain Transactions."

     NO PRIOR PUBLIC MARKET AND DETERMINATION OF OFFERING PRICE; POTENTIAL STOCK PRICE VOLATILITY. Prior to this Offering, there has been no public market for the Common Stock. The initial public offering price for the Common Stock will be determined by negotiation between the Company and the Representatives of the Underwriters and may bear no relationship to the price at which the Common Stock will trade after the Offering. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price. The Company has prepared and submitted an application to the New York Stock Exchange for the listing of its Common Stock. However, there can be no assurance that an active trading market will develop subsequent to this Offering or, if it develops, that it will be sustained. After this Offering, the market price of the Common Stock may be subject to significant fluctuations in response to numerous factors, including the timing of any acquisitions by the Company, variations in the Company's annual or quarterly financial results or those of its competitors, changes by financial research analysts in their estimates of the future earnings of the Company, conditions in the economy in general or in the Company's industry in particular, unfavorable publicity or changes in applicable laws and regulations (or judicial or administrative interpretations thereof) affecting the Company or the trucking and commercial vehicle parts distribution industries. From time to time, the stock market experiences significant price and volume volatility, which may affect the market price of the Common Stock for reasons unrelated to the Company's performance.

     POTENTIAL EFFECT OF SHARES ELIGIBLE FOR FUTURE SALE ON PRICE OF COMMON STOCK. Upon consummation of the Merger and this Offering, 16,262,611 shares of Common Stock will be outstanding. The 5,500,000 shares sold in this Offering (other than shares that may be purchased by affiliates of the Company) will be freely tradeable. The remaining outstanding shares may be resold publicly only following their registration under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an available exemption from registration
(such as provided by Rule 144 following a one year holding period for previously unregistered shares). The holders of these remaining shares have certain rights to have their shares registered in the future under the Securities Act, but may not exercise such registration rights, and have agreed with the Company that they will not sell, transfer or otherwise dispose of any of their shares, for two years following the closing of this Offering. See "Shares Eligible for Future Sale." On completion of this Offering, the Company also will have outstanding options to purchase up to a total of 1,795,465 shares of Common Stock and warrants to purchase 669,894 shares of Common Stock. The Company intends to register all the shares subject to these options under the Securities Act for public resale. The Company intends to register 10,000,000 additional shares of Common Stock under the Securities Act within 90 days after completion of its offering for issuance in connection with future acquisitions. These shares generally will be freely tradeable after their issuance by persons not affiliated with the Company unless the Company contractually restricts their resale. Sales, or the availability for sale of, substantial amounts of Common Stock in the public market could adversely affect prevailing market prices and the future ability of the Company to raise equity capital and complete any additional acquisitions for Common Stock. See "Shares Eligible for Future Sales."

     POSSIBLE ANTI-TAKEOVER EFFECT OF CERTAIN CHARTER PROVISIONS. TransCom USA's Certificate of Incorporation (the "Certificate of Incorporation") authorizes the Board of Directors to issue, without stockholder approval, one or more series of preferred stock having such preferences, powers and relative, participating, optional and other rights (including preferences over the Common Stock respecting dividends and distributions and voting rights) as the Board of Directors may determine. The existence of this "blank-check" preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, merger, proxy contest or otherwise. In addition, the Certificate of Incorporation provides for a classified Board of Directors, which may also have the effect of inhibiting or delaying a change in control of the Company. Certain provisions of the Delaware General Corporation Law may also discourage takeover attempts that have not been approved by the Board of Directors. See "Description of Capital Stock."

     IMMEDIATE AND SUBSTANTIAL DILUTION. Purchasers of Common Stock in this Offering will experience immediate, substantial dilution in the net tangible book value of their stock of $7.84 per share and may experience further dilution in that value from issuances of Common Stock in connection with future acquisitions. See "Dilution."

                                  THE COMPANY

     TransCom USA was founded in 1997 to become a leading national, value-added independent distributor of replacement parts and supplies for Class III through Class VIII commercial trucks, trailers and other types of specialized heavy duty vehicles and equipment and to pursue aggressively the consolidation of this highly-fragmented industry. TransCom USA has entered into agreements to acquire the Founding Companies simultaneously with, and as a condition to, the consummation of the Offering. In 1997, the Founding Companies, which have been in business an average of 40 years, had pro forma revenues of $208 million, servicing over 18,000 customers. For a description of the transactions pursuant to which these businesses will be acquired, see "Certain
Transactions -- Organization of the Company." The following is a description of the Founding Companies.

     CHARLES W. CARTER CO. -- LOS ANGELES -- Charles W. Carter Co. -- Los Angeles ("Carter"), headquartered in Placentia, California, was founded in 1929 and serves customers principally in California, Hawaii, Nevada and Arizona. Carter primarily distributes commercial vehicle parts and, to a lesser extent, auto parts. For the year ended March 31, 1997, Carter had revenues of $35.4 million and operating income of $1.0 million. Carter currently has approximately 185 employees. Thomas A. Work, a Co-President of Carter, has over 30 years of industry experience, all of which has been with Carter. Thomas H. Ketchum, a Co-President of Carter, has over 27 years of industry experience, all of which has been with Carter. Following consummation of this Offering, Mr. Work and Mr. Ketchum will sign five-year employment agreements with Carter to continue in their present positions and Mr. Work will become a director of the Company.

     TRANSPORTATION COMPONENTS CO. -- Transportation Components Co. ("TCC"), headquartered in St. Paul, Minnesota, was founded in 1946 and serves customers principally in Wisconsin, Minnesota, North Dakota, South Dakota and Iowa. TCC primarily distributes commercial vehicle parts and also performs installation and maintenance services and relines brake shoes. In fiscal 1997, TCC had revenues of $32.3 million and operating income of $1.2 million. TCC currently has approximately 171 employees. Peter D. Lund, the President of TCC, has been employed by TCC for over 24 years and has over 26 years of industry experience. Following consummation of this Offering, Mr. Lund will sign a five-year employment agreement with TCC to continue in his present position and will become a director of the Company.

     GEAR & WHEEL, INC. -- Gear & Wheel, Inc. ("Gear & Wheel"), headquartered in Orlando, Florida, was founded in 1981 and serves customers principally in Florida. Gear & Wheel primarily distributes commercial vehicle parts and also remanufactures brakes, clutches, drive train components and turbochargers. For the year ended June 30, 1997, Gear & Wheel had revenues of $21.5 million and operating income of $1.4 million. Gear & Wheel currently has approximately 123 employees. Everett W. Petry, the founder and President of Gear & Wheel, has been employed by Gear & Wheel for over 17 years and has over 35 years of industry experience. Following consummation of this Offering, Mr. Petry will sign a five-year employment agreement with Gear & Wheel to continue in his present position and will become a director of the Company.

     AMPARTS INTERNATIONAL, INC. -- Amparts International, Inc. headquartered in Laredo, Texas, was founded in 1990 and, together with its affiliates Amparts, Inc. and Proveedor Mayorista al Refaccionario S.A. de C.V. (collectively, "Amparts"), serves customers principally in Mexico and countries in South and Central America, Southeast Asia and the Pacific Rim from its locations in Washington, Texas and Florida. Amparts primarily exports commercial vehicle parts. In 1997, Amparts had revenues of $22.7 million and operating income of $2.6 million. Amparts currently has approximately 70 employees. Rodolfo A. Duemichen, a co-founder and the President of Amparts, has been employed by Amparts for over eight years and has over 17 years of industry experience. Following consummation of this Offering, Mr. Duemichen will sign a five-year employment agreement with Amparts to continue in his present position and will become a director of the Company.

     THE COOK BROTHERS COMPANIES, INC. -- The Cook Brothers Companies, Inc. ("Cook Brothers"), headquartered in Binghamton, New York, was founded in 1918 and serves customers principally in New York and Pennsylvania. Cook Brothers primarily distributes commercial vehicle parts and sells Mack trucks. For the year ended June 30, 1997, Cook Brothers had revenues of $21.2 million and operating income of $1.3 million. Cook Brothers currently has approximately 155 employees. Henry B. Cook, Jr., the President of Cook Brothers, has over 25 years of industry experience, all of which has been with Cook Brothers. Following consummation of this Offering, Mr. Cook will sign a five-year employment agreement with Cook Brothers to continue in his present position and will become Vice President of Purchasing and a director of the Company.

     PLAZA AUTOMOTIVE, INC. -- Plaza Automotive, Inc. ("Plaza"), headquartered in St. Louis, Missouri, was founded in 1946 and serves customers principally in Missouri, Illinois, Colorado and Tennessee. Plaza primarily distributes commercial vehicle parts and also performs installation and maintenance services and relines brake shoes. In 1997, Plaza had revenues of $20.7 million and operating income of $1.0 million. Plaza currently has approximately 115 employees. Louis J. Boggeman, Jr., the President of Plaza, has over 22 years of industry experience, all of which has been with Plaza. Following consummation of this Offering, Mr. Boggeman will sign a five-year employment agreement with Plaza to continue in his present position and will become Senior Vice President, Chief Operating Officer and a director of the Company.

     UNIVERSAL FLEET SUPPLY, INC. -- Universal Fleet Supply, Inc.
("Universal"), headquartered in Fremont, California, was founded in 1978 and serves customers principally in California and Nevada. Universal primarily distributes commercial vehicle parts and also relines brake shoes. In fiscal 1997, Universal had revenues of $13.9 million and operating income of $0.1 million. Universal currently has approximately 75 employees. Ronald G. Short, the President of Universal, has been employed by Universal for over 20 years and has over 22 years of industry experience. Following consummation of this Offering, Mr. Short will sign a five-year employment agreement with Universal to continue in his present position and will become a director of the Company.

     PERFECTION EQUIPMENT COMPANY, INC. -- Perfection Equipment Company, Inc. ("Perfection"), headquartered in Oklahoma City, Oklahoma, was founded in 1946 and serves customers principally in Oklahoma. Perfection primarily distributes commercial vehicle parts and assembles specialty commercial vehicle equipment and also performs installation and maintenance services. In fiscal 1997, Perfection had revenues of $11.9 million and operating income of $0.4 million. Perfection currently has approximately 87 employees. Christopher A. Simpson, the President of Perfection, has been employed by Perfection for over 10 years and has over 18 years of industry experience. Maura L. Berney, the Chairman of the Board and Vice-President of Finance and Administration of Perfection, has been employed by Perfection for over five years and has over eight years of industry experience. C. Peter Voogt, the Vice President of Sales of Perfection, has been employed by Perfection for over 15 years and has over 23 years of industry experience. Following consummation of this Offering, Mr. Simpson, Ms. Berney and Mr. Voogt will sign five-year employment agreements with Perfection to continue in their present positions, and Ms. Berney will become a director of the Company.

     DRIVE LINE, INC. -- Drive Line, Inc. ("Drive Line"), headquartered in Sunrise, Florida, was founded in 1988 and serves customers nationally from its facility in Florida. Drive Line primarily distributes commercial vehicle parts to OEMs and other end-users and military vehicle parts to the United States military. In 1997, Drive Line had revenues of $6.0 million and operating income of $1.1 million. Drive Line currently has approximately 12 employees. James R. Davis, the founder and President of Drive Line, has been employed by Drive Line for over 10 years and has over 27 years of industry experience. Joseph P. Akra, the Vice-President of Drive Line, has been employed by Drive Line for over 10 years and has over 23 years of industry experience. Following consummation of this Offering, Mr. Davis and Mr. Akra will sign five-year employment agreements with Drive Line to continue in their present positions.

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of the 5,500,000 shares of Common Stock offered hereby, after deducting underwriting discounts and commissions and estimated Offering and Merger expenses, are estimated to be $51.3 million ($59.7 million if the Underwriters' over-allotment option is exercised in full).

     Of the net proceeds, $21.0 million will be used to pay the cash portion of the purchase price for the Founding Companies, some of which will be paid to persons who will become directors of the Company or will become holders of more than 5% of the Common Stock.

     The remaining net proceeds from this Offering will be used, together with borrowings available from the Company's revolving credit facility discussed below, to repay or refinance substantially all of the indebtedness of the Founding Companies. The majority of the Founding Companies' indebtedness is comprised of revolving credit facilities, which mature at various dates through October 1, 1999 and bear interest at rates ranging from LIBOR plus 225 basis points to prime plus 100 basis points. The current revolving credit facilities of the Founding Companies were used to refinance previous credit facilities and for current working capital and general corporate purposes. A portion of the outstanding Founding Company indebtedness incurred during the past year was used to purchase property and equipment and to fund the S Corporation Distributions described elsewhere in this Prospectus. The Company will use the remaining portion of the revolving credit facility for general corporate purposes, working capital requirements and the cash portion of acquisitions. The Company currently has no binding or non-binding agreements to effect any future acquisitions.

     The Company is seeking a commitment for a credit facility of at least $75.0 million, which is expected to be available upon consummation of this Offering. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations Combined -- Combined Liquidity and Capital Resources."

                                DIVIDEND POLICY

     The Company intends to retain all of its earnings, if any, to finance the expansion of its business and for general corporate purposes, including future acquisitions and, therefore, does not anticipate paying any cash dividends on its Common Stock for the foreseeable future. In addition, the Company expects that its working capital and acquisitions credit facility will include restrictions on the ability of the Company to pay cash dividends without the consent of the lender.

     Prior to the Mergers, certain of the Founding Companies will make S Corporation Distributions aggregating $5.4 million and distributions of the Other Assets having a net book value of approximately $0.9 million to their stockholders. To fund the S Corporation Distributions, the Founding Companies will borrow approximately $4.8 million from existing sources.

                                 CAPITALIZATION

     The following table sets forth the current maturities of long-term obligations and capitalization at December 31, 1997 (i) on a pro forma combined basis to give effect to the Mergers, the S Corporation Distributions and the distribution of the Other Assets and the repayment of outstanding indebtedness, and (ii) pro forma combined, as adjusted, to give effect to the Mergers, the S Corporation Distributions, the distribution of the Other Assets, the repayment of outstanding indebtedness, the receipt of proceeds from the sale of a building to a stockholder, this Offering and the application of a portion of the estimated net proceeds therefrom. This table should be read in conjunction with the Company's Unaudited Pro Forma Combined Financial Statements and the Notes thereto included elsewhere in this Prospectus.

                                             DECEMBER 31, 1997
                                        ---------------------------
                                        PRO FORMA
                                         COMBINED       AS ADJUSTED
                                        ----------      -----------
                                         (IN THOUSANDS OF DOLLARS)
Current maturities of long-term
  obligations(1).....................    $ 17,909        $   8,397
                                        ==========      ===========
Long-term obligations, less current
  maturities(2)......................    $ 23,328        $   1,083
Stockholders' equity:
       Preferred Stock: $0.01 par
          value, 5,000,000 shares
          authorized; none issued or
          outstanding................      --               --
       Common Stock: $0.01 par value,
          102,000,000 shares
          authorized; 10,088,111
          shares issued and
          outstanding pro forma
          combined; and 15,588,111
          shares issued and
          outstanding, pro forma as
          adjusted(3)................         101              156
Additional paid-in capital...........      69,429          120,639
Retained earnings....................      (3,562)          (3,562)
                                        ----------      -----------
       Total stockholders' equity....      65,968          117,233
                                        ----------      -----------
             Total capitalization....    $ 89,296        $ 118,316
                                        ==========      ===========

------------

(1) Includes the Company's lines of credit and payables to related parties.

(2) Includes long-term obligations and long-term payables to related parties.

(3) Excludes 1,795,465 shares of Common Stock subject to options to be granted upon consummation of this Offering with an exercise price equal to the initial public offering price and warrants to purchase 669,894 shares of common stock at an exercise price of $8.42 per share. See
    "Management -- 1998 Long-Term Incentive Plan" and " -- 1998 Non-Employee Directors' Stock Plan."

                                    DILUTION

     The pro forma net tangible book value of the Company at December 31, 1997 was approximately $0.2 million, or $0.01 per share of Common Stock. The net tangible book value per share represents the amount of the Company's stockholders' equity, less intangible assets, divided by the number of shares of Common Stock issued and outstanding after giving effect to the Mergers. Net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of shares of Common Stock in the Offering and the pro forma net tangible book value per share of Common Stock immediately after the completion of the Offering. After giving effect to the sale of 5,500,000 shares of Common Stock by the Company in the Offering and the application of the estimated net proceeds therefrom, the pro forma net tangible book value of the Company as of December 31, 1997 would have been $51.4 million, or $3.16 per share. This represents an immediate increase in pro forma net tangible book value of $3.15 per share to stockholders as of December 31, 1997, and an immediate dilution in pro forma net tangible book value of $7.84 per share to purchasers of Common Stock in the Offering. The following table illustrates the dilution per share:

Assumed initial public offering price
  per share..........................             $   11.00
     Pro forma net tangible book
      value per share before the
      Offering.......................  $    0.01
     Increase in pro forma net
      tangible book value per share
      attributable to new
      investors......................       3.15
Pro forma net tangible book value per
  share after the Offering...........                  3.16
                                                  ---------
Dilution per share to new
  investors..........................             $    7.84
                                                  =========

     The following table sets forth, on a pro forma basis to give effect to the Mergers as of December 31, 1997, the number of shares of Common Stock purchased from the Company, the aggregate cash consideration paid and the average price per share paid to the Company:

                                          SHARES PURCHASED          TOTAL         AVERAGE
                                       ----------------------   CONSIDERATION      PRICE
                                          NUMBER      PERCENT     AMOUNT(1)      PER SHARE
                                       ------------   -------   --------------   ----------
Existing stockholders................    10,762,611     66.2%   $      159,000     $ 0.01
New investors........................     5,500,000     33.8        60,500,000      11.00
                                       ------------   -------   --------------
     Total...........................    16,262,611    100.0%   $   60,659,000
                                       ============   =======   ==============

------------

(1) Total consideration paid by existing stockholders represents the pro forma net tangible book value of the Company, after giving effect to the Mergers.

                            SELECTED FINANCIAL DATA
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     Transportation Components will acquire the Founding Companies simultaneously with and as a condition to the consummation of this Offering. The following selected financial data for Transportation Components as of December 31, 1997 and for the period from inception to December 1997 has been derived from audited Financial Statements of Transportation Components included elsewhere in this Prospectus. The selected unaudited pro forma combined financial data present data for the Company, adjusted for (i) the effects of the Mergers, (ii) the effects of certain pro forma adjustments to the historical Financial Statements described below and (iii) the consummation of this Offering and the application of the net proceeds therefrom. See the Unaudited Pro Forma Combined Financial Statements and the Notes thereto and the historical Financial Statements of Transportation Components and certain of the Founding Companies and the Notes thereto included elsewhere in this Prospectus.

                                         YEAR ENDED
                                        DECEMBER 31,
                                            1997
                                        -------------
STATEMENT OF OPERATIONS DATA:
  TRANSPORTATION COMPONENTS
     Revenues........................    $   --
     Selling, general and
      administrative expenses........          3,562
     Loss before income taxes........         (3,562)
                                        -------------
     Net loss........................    $    (3,562)
                                        =============
  PRO FORMA COMBINED(1)
     Revenues(2).....................    $   207,588
     Cost of sales...................        148,161
                                        -------------
     Gross profit....................         59,427
     Selling, general and
      administrative expenses(3).....         44,007
     Goodwill amortization(4)........          1,645
                                        -------------
     Operating income................         13,775
     Interest and other income
      (expense), net(5)..............           (333)
                                        -------------
     Income before income taxes......         13,442
     Provision for income tax(6).....          5,969
                                        -------------
     Net income......................    $     7,473
                                        =============
     Net income per share............    $      0.46
                                        =============
     Shares used in computing pro
      forma net income per
      share(7).......................     16,262,611

                                                         DECEMBER 31,
                                                             1997
                                        PRO FORMA       ---------------
                                         COMBINED       AS ADJUSTED(8)
                                        ----------      ---------------
BALANCE SHEET DATA(9):
Working capital(10)..................    $ 10,723(11)      $  41,599
Total assets.........................     160,617            158,761
Long-term debt, net(10)..............      23,328              1,083
Stockholders' equity(10).............      65,968            117,233

------------

 (1) The Pro Forma Combined Statement of Operations Data assume that the Mergers and the Offering were closed on January 1, 1997 and are not necessarily indicative of the results the Company would have obtained had these events actually then occurred or of the Company's future results.

 (2) Reflects pro forma revenues of approximately $13.1 million associated with the acquisition of two parts distribution businesses and a truck dealership by certain Founding Companies.

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

 (3) Reflects the Compensation Differential of approximately $3.5 million. These data do not include the nonrecurring portion of the Compensation Charge of $3.5 million.

 (4) Consists of amortization of goodwill to be recorded as a result of the Mergers computed on the basis described in Notes to the Unaudited Pro Forma Combined Financial Statements.

 (5) Reflects the Interest Differential of $2.4 million.

 (6) Assumes all income is subject to an effective corporate tax rate of 39%, and the non-deductibility of goodwill.

 (7) Includes (i) 7,493,394 shares to be issued to owners of the Founding Companies, (ii) 1,106,829 shares issued to the management and directors of, and consultants to, Transportation Components, (iii) 2,162,388 shares issued to Notre and (iv) 5,500,000 shares to be sold in the Offering. Excludes options to purchase 1,795,465 shares to be granted upon consummation of this Offering at the initial public offering price and warrants to purchase 669,894 shares of common stock at $8.42 per share.

 (8) Adjusted for the sale of 5,500,000 shares of Common Stock offered hereby and the application of the net proceeds therefrom. See "Use of Proceeds."

 (9) The Pro Forma Combined Balance Sheet Data assumes that the Mergers were consummated on December 31, 1997.

(10) Prior to the Mergers, certain of the Founding Companies will make Distributions to their stockholders totaling $5.4 million. In order to fund the S Corporation Distributions, the Founding Companies will borrow $4.8 million form existing sources. Additionally, prior to the Mergers, certain of the Founding Companies will distribute to their stockholders the Other Assets having a net book value of $0.9 million. Accordingly, pro forma working capital has been decreased by $0.6 million and pro forma net income has been increased by $0.1 million.

(11) Includes a $21.0 million payable, representing the cash portion of the Merger consideration.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with "Selected Financial Data" and the Founding Companies' Financial Statements and related Notes thereto appearing elsewhere in this Prospectus.

INTRODUCTION

     The Company engages in the distribution of replacement parts for commerical trucks and trailers and other types of specialized heavy duty vehicles and equipment. The Company purchases heavy duty parts from component manufacturers, inventories these parts in over 60 facilities across the United States and Mexico and distributes them to over 18,000 customers. The Company also exports parts and supplies to customers located in countries in South and Central America, Southeast Asia and the Pacific Rim. The Company serves a diverse set of customers including regional and national private, common carrier and rental fleets, independent repair shops, resellers, specialty original equipment manufacturers, municipal and other governmental entities and other end users. Approximately 94% of the Company's pro forma combined revenues in 1997 was attributable to the sale of parts (including remanufactured parts), supplies and equipment; approximately 4% was attributable to installation and repair, with the remaining 2% attributable to truck sales, leasing and rental income.

     The Founding Companies operated throughout the periods presented as independent, privately owned entities, and their results of operations reflect varying tax structures (S Corporations or C Corporations) which have influenced the historical level of owners' compensation. Accordingly, selling, general and administrative expenses as a percentage of revenue may not be comparable among the individual Founding Companies. The owners of the Founding Companies have contractually agreed to certain reductions in both their compensation and benefits. The Compensation Differential for 1997 of $3.5 million has been reflected as a pro forma adjustment in the accompanying Unaudited Pro Forma Combined Statement of Operations presented elsewhere in this Prospectus.

     The Company intends to seek a credit facility of at least $75.0 million, which is expected to be available upon consummation of this Offering. This credit facility, which would result in lower borrowing costs, would be used for working capital and acquisitions. The Company intends to use a portion of the net proceeds from the Offering to repay a portion of the indebtedness of the Founding Companies. The Interest Differential for 1997 of $2.4 million has been reflected as a pro forma adjustment in the Unaudited Pro Forma Combined Statements of Operations presented elsewhere in this Prospectus. The Company also believes that following the Mergers, significant opportunities exist to increase the profitability of the Founding Companies and subsequently acquired businesses through the implementation of the Company's operating strategy, emphasizing continued internal growth and expanding through acquisitions. It is anticipated that the potential increase in profitability associated with the Company's operating strategy will initially be offset by the costs related to the Company's new corporate management and by the costs attributable to being a public company. However, because these costs cannot be accurately quantified at this time, they have not been considered in the pro forma financial information included herein.

     From October 1997 through March 1998, the Company sold an aggregate of 1,106,829 shares of Common Stock to management, directors and certain consultants of the Company for $0.01 per share. As a result, the Company recorded a nonrecurring, noncash compensation charge of $3.6 million and $5.6 million during 1997 and the first quarter of 1998, respectively, representing the difference between the amount paid for the shares and the estimated fair value of the shares on the date of the sale.

     The Mergers will be accounted for using the purchase method of accounting. Accordingly, the excess of the fair value of the Merger consideration paid of $65.8 million over the fair value of the net assets acquired by TransCom USA from the Founding Companies will be recorded as "goodwill." The goodwill will be amortized over its estimated useful life of 40 years as a noncash charge to operating income. The pro forma effect of this amortization expense, which is not deductible for tax purposes, is expected to be approximately $1.6 million per year. The amount of goodwill to be recorded and the related amortization expense will depend in part on the actual Offering price. See "Certain Transactions -- Organization of the Company."

     Descriptions of the accounting classifications used to present the results of operations of the Founding Companies are as follows:

     REVENUES. The Founding Companies' revenues consist primarily of parts sales (including remanufactured parts), installation and repair income. Parts sales include the sales of parts, supplies, accessories and equipment for commercial heavy-duty vehicles and equipment, including braking systems, axles, wheels, rims, drive train systems, hydraulic components and engine parts. Remanufacturing revenues are derived from the sales of brake shoes, clutches and drive-line components which have been remanufactured by the Founding Companies. Service revenues are derived from providing repair service to vehicles and equipment and installing parts, supplies and equipment.

     COST OF SALES. Cost of sales consists of the cost, including incoming freight, of vehicles, parts, supplies and equipment sold and direct labor costs incurred to provide remanufacturing and service, partially offset by volume-related rebates received from component manufacturers.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses include the cost of personnel conducting sales, warehousing, delivery and administrative activities (including commissions and other forms of incentive compensation), advertising and marketing expenses, rent, delivery expenses, repairs, utilities, maintenance costs, professional fees, property taxes and other costs not included in cost of sales that are directly attributable to operations.

RESULTS OF OPERATIONS -- COMBINED

     The combined results of operations of the Founding Companies for the periods presented do not represent combined results of operations presented in accordance with generally accepted accounting principles, but are only a summation of the revenues, cost of sales, gross profit, selling, general and administrative expenses and income from operations of the individual Founding Companies on a historical basis. The combined results also exclude the effect of pro forma adjustments and, therefore, may not be indicative of the Company's postcombination results of operations for a number of the following reasons: (i) the Founding Companies were not under common control or management during the periods presented, (ii) the Founding Companies used different tax structures (S Corporations or C Corporations) during the periods presented, (iii) the Company will incur incremental costs related to its new corporate management and the costs of being a publicly-traded company, (iv) the Company will use the purchase method of accounting to record the Mergers, resulting in the recording and amortization of goodwill, (v) the combined data do not include the preacquisition results of operations of certain businesses acquired by the Founding Companies prior to the Offering and (vi) the combined data do not reflect the Compensation Differential, Interest Differential or potential benefits and cost savings the Company expects to realize once Transportation Components and the Founding Companies begin operating as a combined entity.

     The following table sets forth the historical results of operations for the combined companies:

                                                                FISCAL YEAR(1)
                                       ----------------------------------------------------------------
                                               1995                  1996                  1997
                                       --------------------  --------------------  --------------------
                                                            (DOLLARS IN THOUSANDS)
Revenues.............................  $ 164,728      100.0% $ 171,273      100.0% $ 190,192      100.0%
Cost of sales........................    117,593       71.4    121,063       70.7    134,635       70.8
                                       ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................     47,135       28.6     50,210       29.3     55,557       29.2
Selling, general and administrative
  expenses...........................     41,078       24.9     42,276       24.7     45,169       23.7
                                       ---------  ---------  ---------  ---------  ---------  ---------
Income from operations...............  $   6,057        3.7% $   7,934        4.6% $  10,388        5.5%
                                       =========  =========  =========  =========  =========  =========

------------

(1) The financial data are presented on a historical basis for the Founding Companies. The years presented are as follows: Carter -- March 29, 1996 and March 31, 1997 and December 31, 1997, respectively; Cook Brothers and Gear & Wheel -- June 30, 1996 and 1997 and December 31, 1997, respectively; Universal -- June 30, 1995, 1996 and 1997; Plaza -- August 31, 1995 and 1996
    and December 31, 1997, respectively; Perfection and TCC -- September 30, 1995, 1996 and 1997; and Amparts and Drive Line -- December 31, 1995, 1996 and 1997.

COMBINED RESULTS FOR 1997 COMPARED TO 1996

     REVENUES. Combined revenues increased $18.9 million, or 11.1%, from $171.3 million in 1996 to $190.2 million in 1997. All of the Founding Companies contributed to the increase in combined revenues. Amparts accounted for $7.9 million of the increase, primarily as a result of increased parts sales to customers in South America and the continuing improvement in the Mexican economy. In addition, Carter opened a new facility and Gear & Wheel acquired a distribution operation in May 1997.

     GROSS PROFIT. Combined gross profit increased $5.3 million, or 10.7%, from $50.2 million in 1996 to $55.5 million in 1997. As a percentage of revenues, gross profit remained relatively unchanged between the corresponding periods.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Combined selling, general and administrative expenses increased $2.9 million, or 6.8%, from $42.3 million in 1996 to $45.2 million in 1997. As a percentage of revenues, selling, general and administrative expenses decreased from 24.7% in 1996 to 23.7% in 1997. This decrease was primarily attributable to an increase in revenues without a commensurate increase in selling, general and administrative expenses at TCC, Amparts and Cook Brothers, partially offset by an increase in selling, general and administrative expenses as a percentage of revenues at Carter, Perfection and Drive Line primarily attributable to an increase in salaries of existing and additional employees and an increase in Gear & Wheel's facility costs associated with the newly-acquired Daytona facility and ongoing expenses incurred in connection with the relocation of Gear & Wheel's primary warehouse.

COMBINED RESULTS FOR 1996 COMPARED TO 1995

     REVENUES. Combined revenues increased $6.5 million, or 4.0%, from $164.8 million in 1995 to $171.3 million in 1996. This increase was primarily attributable to an increase in parts sales at Amparts, Perfection, TCC, Gear & Wheel and Universal, with Amparts accounting for $4.3 million of the increase, primarily as a result of the improved economy in Mexico.

     GROSS PROFIT. Combined gross profit increased $3.1 million, or 6.5%, from $47.1 million in 1995 to $50.2 million in 1996. As a percentage of revenues, gross profit increased from 28.6% in 1995 to 29.3% in 1996. This increase was primarily attributable to increased gross profit as a percentage of revenues at Carter, Amparts, Cook, Drive Line and Perfection.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Combined selling, general and administrative expenses increased $1.2 million, or 2.9%, from $41.1 million in 1995 to $42.3 million in 1996. As a percentage of revenues, selling, general and administrative expenses decreased from 24.9% in 1995 to 24.7% in 1996. This decrease was primarily attributable to an increase in revenues without a commensurate increase in selling, general and administrative expenses at Amparts, Gear & Wheel and Perfection, partially offset by an increase in selling, general and administrative expenses as a percentage of revenues at TCC due to increased salaries of existing personnel and an asset write-off related to a discontinued product line, and, at Universal, due to an increase in salaries and facility costs.

COMBINED LIQUIDITY AND CAPITAL RESOURCES

     On a combined basis, the Founding Companies generated $1.5 million of net cash from operating activities during 1997. Net cash used in investing activities was $3.7 million, primarily to purchase property and equipment. Net cash provided by financing activities totaled $2.1 million and was comprised of additional borrowings of total debt totaling $3.8 million offset by S Corporation shareholder distributions totaling $1.2 million. As of December 31, 1997, the Founding Companies had working capital of $30.7 million and total debt of $37.6 million.

     The Company intends to pursue an aggressive acquisition program. The Company expects to fund future acquisitions through the issuance of additional Common Stock, borrowings under the proposed credit facility discussed below and cash flow from operations. The Company anticipates that its cash flow from operations will provide cash in excess of its working capital and debt service requirements and planned capital expenditures for the foreseeable future.

     The Company intends to seek a credit facility of at least $75.0 million, which would be available upon consummation of the Offering. The credit facility will be used to fund acquisitions and working capital requirements. It is anticipated that the credit facility will be subject to various loan covenants including: (i) maintenance of certain financial ratios, (ii) restrictions on additional indebtedness and (iii) restrictions on liens, guarantees, advances and dividends. The credit facility is expected to be subject to customary drawing conditions and will be available only upon consummation of this Offering.

CARTER -- RESULTS OF OPERATIONS

     Carter, headquartered in Placentia, California, was founded in 1929 and serves customers principally in California, Hawaii, Nevada and Arizona. Carter primarily distributes commercial vehicle parts and, to a lesser extent, auto parts.

     The following table sets forth the historical results of operations for
Carter:

                                                                                            NINE MONTHS ENDED DECEMBER 31,
                                               YEAR ENDED            YEAR ENDED       ------------------------------------------
                                             MARCH 29, 1996        MARCH 31, 1997             1996                  1997
                                          --------------------  --------------------  --------------------  --------------------
                                                                          (DOLLARS IN THOUSANDS)
Revenues................................  $  35,824      100.0% $  35,437      100.0% $  26,519      100.0% $  28,610      100.0%
Cost of sales...........................     24,554       68.5     24,014       67.8     17,980       67.8     19,405       67.8
                                          ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit............................     11,270       31.5     11,423       32.2      8,539       32.2      9,205       32.2
Selling, general and administrative
  expenses..............................     10,710       29.9     10,378       29.3      7,950       29.9      8,429       29.5
                                          ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from operations..................  $     560        1.6% $   1,045        2.9% $     589        2.2% $     776        2.7%
                                          =========  =========  =========  =========  =========  =========  =========  =========

CARTER RESULTS FOR THE NINE MONTHS ENDED DECEMBER 31, 1997 COMPARED TO THE NINE MONTHS ENDED
DECEMBER 31, 1996

     REVENUES. Revenues increased $2.1 million, or 7.9%, from $26.5 million in the nine months ended December 31, 1996, to $28.6 million for the corresponding period in 1997. This increase was primarily attributable to the opening of a new location in May 1997 and increased parts sales in California.

     GROSS PROFIT. Gross profit increased $0.7 million, or 7.8%, from $8.5 million in the nine months ended December 31, 1996, to $9.2 million in the corresponding period in 1997. As a percentage of revenues, gross profit remained relatively unchanged between the corresponding periods.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.5 million, or 6.0%, from $7.9 million in the nine months ended December 31, 1996, to $8.4 million in the corresponding period in 1997. This increase was primarily attributable to increased salaries to existing employees. As a percentage of revenues, selling, general and administrative expenses decreased from 29.9% in the 1996 period to 29.5% in the 1997 period.

CARTER RESULTS FOR THE YEAR ENDED MARCH 31, 1997 COMPARED TO THE YEAR ENDED MARCH 29, 1996

     REVENUES. Revenues decreased $0.4 million, or 1.1%, from $35.8 million in 1996 compared to $35.4 million in 1997. This decrease was primarily attributable to decreased parts sales in California.

     GROSS PROFIT. Gross profit increased $0.1 million, or 1.4%, from $11.3 million in 1996 to $11.4 million in 1997. As a percentage of revenues, gross profit increased from 31.5% in 1996 to 32.2% in 1997. This increase was primarily attributable to lower purchasing costs and increased sales of higher margin products.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses decreased $0.3 million, or 3.1%, from $10.7 million in 1996 to $10.4 million in 1997. As a percentage of revenues, selling, general and administrative expenses decreased from 29.9% in 1996 to 29.3% in 1997. This decrease was primarily attributable to reduced professional fees, salaries, bad debts and lease expense.

CARTER LIQUIDITY AND CAPITAL RESOURCES

     Carter used $0.7 million of net cash in operating activities for the nine months ended December 31, 1997. Net cash used in investing activities was $0.2 million, primarily to purchase property and equipment. Net cash provided by financing activities was $0.6 million, primarily representing net borrowings. As of December 31, 1997, Carter had working capital of $4.7 million and total debt of $6.3 million.

     Carter generated $1.1 million of net cash from operating activities for the year ended March 31, 1997. Net cash used in investing activities was $0.2 million, primarily to purchase property and equipment. Net cash used in financing activities was $0.7 million, primarily representing payments on debt. As of March 31, 1997, Carter had working capital of $4.7 million and total debt of $5.6 million.

TCC -- RESULTS OF OPERATIONS

     TCC, headquartered in St. Paul, Minnesota, was founded in 1946 and serves customers principally in Wisconsin, Minnesota, North Dakota, South Dakota and Iowa. TCC primarily distributes commercial vehicle parts and also performs installation and maintenance services and relines brake shoes.

     The following table sets forth the historical results of operations for
TCC:

                                                                                                          THREE MONTHS ENDED
                                                           YEAR ENDED SEPTEMBER 30,                          DECEMBER 31,
                                       ----------------------------------------------------------------  --------------------
                                               1995                  1996                  1997                  1996
                                       --------------------  --------------------  --------------------  --------------------
                                                                       (DOLLARS IN THOUSANDS)
Revenues.............................  $  28,147      100.0% $  29,876      100.0% $  32,274      100.0% $   7,160      100.0%
Cost of sales........................     20,460       72.7     21,677       72.6     23,331       72.3      5,293       73.9
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      7,687       27.3      8,199       27.4      8,943       27.7      1,867       26.1
Selling, general and administrative
  expenses...........................      6,994       24.8      7,560       25.3      7,746       24.0      1,681       23.5
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from operations...............  $     693        2.5% $     639        2.1% $   1,197        3.7% $     186        2.6%
                                       =========  =========  =========  =========  =========  =========  =========  =========

                                               1997
                                       --------------------

Revenues.............................  $   7,887      100.0%
Cost of sales........................      5,581       70.8
                                       ---------  ---------
Gross profit.........................      2,306       29.2
Selling, general and administrative
  expenses...........................      1,998       25.3
                                       ---------  ---------
Income from operations...............  $     308        3.9%
                                       =========  =========

TCC RESULTS FOR THE THREE MONTHS ENDED DECEMBER 31, 1997 COMPARED TO THE THREE MONTHS ENDED
DECEMBER 31, 1996

     REVENUES. Revenues increased $0.7 million, or 10.2%, from $7.2 million in the three months ended December 31, 1996, to $7.9 million for the corresponding period in 1997. This increase was primarily attributable to increased parts sales to specialty OEMs.

     GROSS PROFIT. Gross profit increased $0.4 million, or 23.5%, from $1.9 million in the three months ended December 31, 1996, to $2.3 million for the corresponding period in 1997. As a percentage of revenues, gross profit increased from 26.1% in the 1996 period to 29.2% in the 1997 period. This increase was primarily attributable to higher rebates in the fourth quarter of the calendar 1997 period.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.3 million, or 18.9%, from $1.7 million in the three months ended December 31, 1996, to $2.0 million in the corresponding period in 1997. As a percentage of revenues, selling, general and administrative expenses increased from 23.5% in the 1996 period to 25.3% in the 1997 period. This increase was primarily attributable to increased salaries to existing employees and the retention of additional salespersons.

TCC RESULTS FOR THE YEAR ENDED SEPTEMBER 30, 1997 COMPARED TO THE YEAR ENDED SEPTEMBER 30, 1996

     REVENUES. Revenues increased $2.4 million, or 8.0%, from $29.9 million in 1996 to $32.3 million in 1997. This increase was primarily attributable to increased parts sales to specialty OEMs.

     GROSS PROFIT. Gross profit increased $0.7 million, or 9.1%, from $8.2 million in 1996 to $8.9 million in 1997. As a percentage of revenues, gross profit remained relatively unchanged between the corresponding periods.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.2 million, or 2.5%, from $7.6 million in 1996 to $7.8 million in 1997. As a percentage of revenues, selling, general and administrative expenses decreased from 25.3% in 1996 to 24.0% in 1997. This decrease was primarily attributable to an increase in revenues without a commensurate increase in selling, general and administrative expenses.

TCC RESULTS FOR THE YEAR ENDED SEPTEMBER 30, 1996 COMPARED TO THE YEAR ENDED SEPTEMBER 30, 1995

     REVENUES. Revenues increased $1.8 million, or 6.1%, from $28.1 million in 1995 to $29.9 million in 1996. This increase was primarily attributable to increased parts sales to specialty OEMs.

     GROSS PROFIT. Gross profit increased $0.5 million, or 6.7%, from $7.7 million in 1995 to $8.2 million in 1996. As a percentage of revenues, gross profit remained relatively unchanged between the corresponding periods.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.6 million, or 8.1%, from $7.0 million in 1995 to $7.6 million in 1996. As a percentage of revenues, selling, general and administrative expenses increased from 24.8% in 1995 to 25.3% in 1996. This increase was primarily attributable to increased salaries to existing employees and a $0.2 million asset write-off in 1996 related to the discontinuation of a product line.

TCC LIQUIDITY AND CAPITAL RESOURCES

     TCC generated $0.1 million of net cash from operating activities for the three months ended December 31, 1997. Net cash used in financing activities was $0.1 million, representing distributions to shareholders and payments on long-term debt. As of December 31, 1997, TCC had working capital of $2.3 million and total debt of $2.3 million.

     TCC generated $0.7 million of net cash from operating activities for the year ended September 30, 1997. Net cash used in investing activities was $0.3 million, primarily to purchase property and equipment. Net cash used in financing activities was $0.3 million, representing $0.2 million in the payment of long-term debt and $0.1 million in distributions to shareholders. As of September 30, 1997, TCC had working capital of $2.2 million and total debt of $2.3 million.

GEAR & WHEEL -- RESULTS OF OPERATIONS

     Gear & Wheel, headquartered in Orlando, Florida, was founded in 1981 and serves customers principally in Florida. Gear & Wheel primarily distributes commercial vehicle parts and also remanufactures brakes, clutches, drive train components and turbochargers.

     The following table sets forth the historical results of operations for Gear & Wheel:

                                                     YEAR ENDED JUNE 30,                    SIX MONTHS ENDED DECEMBER 31,
                                          ------------------------------------------  ------------------------------------------
                                                  1996                  1997                  1996                  1997
                                          --------------------  --------------------  --------------------  --------------------
                                                                          (DOLLARS IN THOUSANDS)
Revenues................................  $  20,710      100.0% $  21,475      100.0% $  10,342      100.0% $  11,811      100.0%
Cost of sales...........................     14,499       70.0     15,019       70.0      7,273       70.3      8,471       71.7
                                          ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit............................      6,211       30.0      6,456       30.0      3,069       29.7      3,340       28.3
Selling, general and administrative
  expenses..............................      5,001       24.2      5,096       23.7      2,232       21.6      2,871       24.3
                                          ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from operations..................  $   1,210        5.8% $   1,360        6.3% $     837        8.1% $     469        4.0%
                                          =========  =========  =========  =========  =========  =========  =========  =========

GEAR & WHEEL RESULTS FOR THE SIX MONTHS ENDED DECEMBER 31, 1997 COMPARED TO THE SIX MONTHS ENDED DECEMBER 31, 1996.

     REVENUES. Revenues increased $1.5 million, or 14.2%, from $10.3 million in the six months ended December 31, 1996, to $11.8 million in the corresponding period in 1997. This increase was primarily attributable to the acquisition of a distribution operation in Daytona, Florida in May 1997 and an increase in sales at the Tallahassee, Florida location opened in mid-1996.

     GROSS PROFIT. Gross profit increased $0.2 million, or 8.8%, from $3.1 million in the six months ended December 31, 1996, to $3.3 million in the corresponding period in 1997. As a percentage of revenues, gross profit decreased from 29.7% in the 1996 period to 28.3% in the 1997 period. This decrease was primarily attributable to costs associated with the reorganization of the newly-acquired operation in Daytona, Florida.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.7 million, or 28.6%, from $2.2 million in the six months ended December 31, 1996, to $2.9 million in the corresponding period in 1997. As a percentage of revenues, selling, general and administrative expenses increased from 21.6% in the 1996 period to 24.3% in the 1997 period. This increase was primarily attributable to costs associated with the newly-acquired Daytona operation and moving expenses incurred in connection with the relocation of Gear & Wheel's primary warehouse.

GEAR & WHEEL RESULTS FOR THE YEAR ENDED JUNE 30, 1997 COMPARED TO THE YEAR ENDED JUNE 30, 1996

     REVENUES. Revenues increased $0.8 million, or 3.7%, from $20.7 million in 1996 to $21.5 million in 1997. This increase was primarily attributable to the opening of a new location in Tallahassee, Florida.

     GROSS PROFIT. Gross profit increased $0.3 million, or 3.9%, from $6.2 million in 1996 to $6.5 million in 1997. As a percentage of revenues, gross profit remained relatively unchanged between the corresponding periods.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.1 million, or 1.9%, from $5.0 million in 1996 to $5.1 million in 1997. As a percentage of revenues, selling, general and administrative expenses decreased from 24.2% in 1996 to 23.7% in 1997. This decrease was primarily attributable to an increase in revenues without a commensurate increase in selling, general and administrative expenses.

GEAR & WHEEL LIQUIDITY AND CAPITAL RESOURCES

     Gear & Wheel used $0.4 million of net cash from operating activities for the six months ended December 31, 1997. Net cash used in investing activities was $0.5 million for the six months ended December 31, 1997, primarily to purchase property and equipment. Net cash provided in financing activities was $0.8 million, primarily representing proceeds from debt. As of December 31, 1997, Gear & Wheel had working capital of $5.6 million and debt of $4.0 million.

     Gear & Wheel generated $0.3 million of net cash from operating activities for the year ended June 30, 1997. Net cash used in investing activities was $0.2 million for the year ended June 30, 1997, primarily to purchase property and equipment. Net cash provided by financing activities was $0.2 million, representing additional borrowings of total debt totaling $0.3 million offset by $0.1 million in distributions to shareholders. As of June 30, 1997, Gear & Wheel had working capital of $5.5 million and debt of $3.2 million.

AMPARTS -- RESULTS OF OPERATIONS

     Amparts International, Inc., headquartered in Laredo, Texas, was founded in 1990 and, together with its affiliates, Amparts, Inc., and Proveedor Mayorista al Refaccionario S.A. de C.V., serves customers principally in Mexico and countries in South and Central America, Southeast Asia and the Pacific Rim from its locations in Washington, Texas and Florida. Amparts primarily exports commercial vehicle parts.

     The following table sets forth the historical results of operations for
Amparts:

                                                           YEAR ENDED DECEMBER 31,
                                       ----------------------------------------------------------------
                                               1995                  1996                  1997
                                       --------------------  --------------------  --------------------
                                                            (DOLLARS IN THOUSANDS)
Revenues.............................  $  10,528      100.0% $  14,806      100.0% $  22,687      100.0%
Cost of sales........................      7,709       73.2     11,278       76.2     17,240       76.0
                                       ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      2,819       26.8      3,528       23.8      5,447       24.0
Selling, general and administrative
  expenses...........................      1,779       16.9      2,326       15.7      2,857       12.6
                                       ---------  ---------  ---------  ---------  ---------  ---------
Income from operations...............  $   1,040        9.9% $   1,202        8.1% $   2,590       11.4%
                                       =========  =========  =========  =========  =========  =========

AMPARTS RESULTS FOR THE YEAR ENDED DECEMBER 31, 1997 COMPARED TO THE YEAR ENDED DECEMBER 31, 1996

     REVENUES. Revenues increased $7.9 million, or 53.2%, from $14.8 million in 1996 to $22.7 million in 1997. This increase was primarily attributable to increased parts sales to customers located in South America and the continuing improvement in the Mexican economy.

     GROSS PROFIT. Gross profit increased $1.9 million, or 54.4%, from $3.5 million in 1996 to $5.4 million in 1997. As a percentage of revenues, gross profit increased from 23.8% in 1996 to 24.0% in 1997. This increase is primarily attributable to increased sales to customers located in Mexico which historically have relatively higher gross profit margins.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.6 million, or 22.8%, from $2.3 million in 1996 to $2.9 million in 1997. As a percentage of revenues, selling, general and administrative expenses decreased from 15.7% in 1996 to 12.6% in 1997. This decrease was primarily attributable to an increase in revenues without a commensurate increase in selling, general and administrative expenses.

AMPARTS RESULTS FOR THE YEAR ENDED DECEMBER 31, 1996 COMPARED TO THE YEAR ENDED DECEMBER 31, 1995

     REVENUES. Revenues increased $4.3 million, or 40.6%, from $10.5 million in 1995 to $14.8 million in 1996. This increase was primarily the result of the improved economy in Mexico. In December 1994 and early 1995, the Mexican peso suffered significant devaluations, which caused a dramatic slowdown in sales of imported parts in Mexico during 1995.

     GROSS PROFIT. Gross profit increased $0.7 million, or 25.2%, from $2.8 million in 1995 to $3.5 million in 1996. As a percentage of revenues, gross profit decreased from 26.8% in 1995 to 23.8% in 1996. This decrease was primarily attributable to sales of products during 1995 with higher margins and management's efforts to compensate for the risk associated with exchange rate fluctuations occurring in Mexico during 1995.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.5 million, or 30.7%, from $1.8 million in 1995 to $2.3 million in 1996. As a percentage of revenues, selling, general and administrative expenses decreased from 16.9% in 1995 to 15.7% in 1996. This decrease was primarily attributable to an increase in revenues without a commensurate increase in selling, general and administrative expenses.

AMPARTS LIQUIDITY AND CAPITAL RESOURCES

     Amparts used $0.3 million of net cash from operating activities for the year ended December 31, 1997. Net cash used in investing activities was $0.3 million, primarily to purchase property and equipment. Net cash used in financing activities was $0.4 million due to $0.3 million in payment of dividends and $0.1 million in net draws on the line of credit. As of December 31, 1997, Amparts had working capital of $3.0 million and total debt of $1.6 million.

COOK BROTHERS -- RESULTS OF OPERATIONS

     Cook Brothers, headquartered in Binghamton, New York, was founded in 1918 and serves customers principally in New York and Pennsylvania. Cook Brothers primarily distributes commercial vehicle parts and sells Mack trucks.

     The following table sets forth the historical results of operations for Cook Brothers:

                                                  YEAR ENDED JUNE 30,                    SIX MONTHS ENDED DECEMBER 31,
                                       ------------------------------------------  ------------------------------------------
                                               1996                  1997                  1996                  1997
                                       --------------------  --------------------  --------------------  --------------------
                                                                       (DOLLARS IN THOUSANDS)
Revenues.............................  $  22,327      100.0% $  21,204      100.0% $  10,668      100.0% $  11,689      100.0%
Cost of sales........................     15,885       71.1     14,473       68.3      7,540       70.7      8,066       69.0
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      6,442       28.9      6,731       31.7      3,128       29.3      3,623       31.0
Selling, general and administrative
  expenses...........................      5,454       24.5      5,449       25.7      2,672       25.0      2,747       23.5
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from operations...............  $     988        4.4% $   1,282        6.0% $     456        4.3% $     876        7.5%
                                       =========  =========  =========  =========  =========  =========  =========  =========

COOK BROTHERS RESULTS FOR THE SIX MONTHS ENDED DECEMBER 31, 1997 COMPARED TO THE SIX MONTHS ENDED DECEMBER 31, 1996

     REVENUES. Revenues increased $1.0 million, or 9.6%, from $10.7 million in the six months ended December 31, 1996, to $11.7 million in the corresponding period in 1997. This increase was primarily attributable to increased truck sales.

     GROSS PROFIT. Gross profit increased $0.5 million, or 15.8%, from $3.1 million in the six months ended December 31, 1996, to $3.6 million in the corresponding period in 1997. As a percentage of revenues, gross profit increased from 29.3% in the 1996 period to 31.0% in the 1997 period. This increase was primarily attributable to larger vendor rebates and increased gross margins on truck sales.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.1 million, or 2.8%, from $2.7 million in the six months ended December 31, 1996, to $2.8 million in the corresponding period in 1997. As a percentage of revenues, selling, general and administrative expenses decreased from 25.0% in the 1996 period to 23.5% in the 1997 period. This decrease was primarily attributable to an increase in revenues from truck sales without a commensurate increase in selling, general and administrative expenses related to truck sales.

COOK BROTHERS RESULTS FOR THE YEAR ENDED JUNE 30, 1997 COMPARED TO THE YEAR ENDED JUNE 30, 1996

     REVENUES. Revenues decreased $1.1 million, or 5.0%, from $22.3 million in 1996 to $21.2 million in 1997. This decrease was primarily attributable to several large truck sales made in 1996 that were not repeated in 1997.

     GROSS PROFIT. Gross profit increased $0.3 million, or 4.5%, from $6.4 million in 1996 to $6.7 million in 1997. As a percentage of revenues, gross profit increased from 28.9% in 1996 to 31.7% in 1997. This increase was primarily attributable to higher vendor rebates for parts combined with the effect of a decline in lower-margin truck sales.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses remained relatively unchanged between the corresponding periods. As a percentage of revenues, selling, general and administrative expenses increased from 24.5% in 1996 to 25.7% in 1997. This increase was primarily attributable to a decrease in truck sale revenues from truck sales without a commensurate decrease in selling, general and administrative expenses related to truck sales.

COOK BROTHERS LIQUIDITY AND CAPITAL RESOURCES

     Cook Brothers generated $0.2 million of net cash from operating activities for the six months ended December 31, 1997. Net cash used in investing activities was $0.6 million for the six months ended December 31, 1997, primarily to purchase property and equipment. Net cash provided in financing activities was $0.3 million, primarily representing proceeds from debt. As of December 31, 1997, Cook Brothers had working capital of $9.5 million and total debt of $13.3 million.

     Cook Brothers generated $0.7 million net cash from operating activities for the year ended June 30, 1997. Net cash used in investing activities was $0.7 million for the year ended June 30, 1997, primarily to purchase property and equipment. Net cash provided by financing activities was $0.1 million, primarily representing proceeds from debt. As of June 30, 1997, Cook Brothers had working capital of $8.7 million and debt of $13.0 million.

PLAZA FLEET PARTS -- RESULTS OF OPERATIONS

     Plaza, headquartered in St. Louis, Missouri, was founded in 1946 and serves customers principally in Missouri, Illinois, Colorado and Tennessee. Plaza primarily distributes commercial vehicle parts and also performs installation and maintenance services and relines brake shoes.

PLAZA LIQUIDITY AND CAPITAL RESOURCES

     Plaza generated $0.3 million of net cash from operating activities for the year ended December 31, 1997. Net cash used in investing activities was $0.3 million, primarily to purchase property and equipment. Net cash provided by financing activities was $0.2 million, representing net changes in the line of credit and long-term debt. As of December 31, 1997, Plaza had working capital of $2.7 million and total debt of $2.5 million.

PERFECTION -- RESULTS OF OPERATIONS

     Perfection, headquartered in Oklahoma City, Oklahoma, was founded in 1946 and serves customers principally in Oklahoma. Perfection primarily distributes commercial vehicle parts and assembles specialty commercial vehicle equipment and also performs installation and maintenance services.

     The following table sets forth the historical results of operations for
Perfection:

                                                   YEAR ENDED SEPTEMBER 30,                THREE MONTHS ENDED DECEMBER 31,
                                          ------------------------------------------  ------------------------------------------
                                                  1996                  1997                  1996                  1997
                                          --------------------  --------------------  --------------------  --------------------
                                                                          (DOLLARS IN THOUSANDS)
Revenues................................  $  11,346      100.0% $  11,925      100.0% $   2,368      100.0% $   5,100      100.0%
Cost of sales...........................      8,788       77.5      9,210       77.2      1,810       76.4      3,922       76.9
                                          ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit............................      2,558       22.5      2,715       22.8        558       23.6      1,178       23.1
Selling, general and administrative
  expenses..............................      1,992       17.5      2,276       19.1        441       18.7        696       13.6
                                          ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from operations..................  $     566        5.0% $     439        3.7% $     117        4.9% $     482        9.5%
                                          =========  =========  =========  =========  =========  =========  =========  =========

PERFECTION RESULTS FOR THE THREE MONTHS ENDED DECEMBER 31, 1997 COMPARED TO THE THREE MONTHS ENDED DECEMBER 31, 1996

     REVENUES. Revenues increased $2.7 million, or 115.4%, from $2.4 million in the three months ended December 31, 1996, to $5.1 million in the corresponding period in 1997. This increase was primarily attributable to a $1.9 million increase in the equipment assembly business related to two purchase orders with major oilfield service companies. In addition, Perfection generated increased parts sales, including sales of parts to a major oilfield service company.

     GROSS PROFIT. Gross profit increased $0.6 million, or 111.1%, from $0.6 million in the three months ended December 31, 1996, to $1.2 million in the corresponding period in 1997. As a percentage of revenues, gross profit decreased from 23.6% in the 1996 period to 23.1% in the 1997 period. This decrease was primarily attributable to a change in the revenue mix toward the equipment assembly business, in which Perfection typically experiences lower margins in the early stages of the contract period.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.3 million, or 57.8%, from $0.4 million in the three months ended December 31, 1996, to $0.7 million in the corresponding period in 1997. As a percentage of revenues, selling, general and administrative expenses decreased from 18.7% in the 1996 period to 13.6% in the 1997 period. This decrease was primarily attributable to a revenue increase without a commensurate increase in selling, general and administrative expenses.

PERFECTION RESULTS FOR THE YEAR ENDED SEPTEMBER 30, 1997 COMPARED TO THE YEAR ENDED SEPTEMBER 30, 1996

     REVENUES. Revenues increased $0.6 million, or 5.1%, from $11.3 million in 1996 to $11.9 million in 1997. This increase was primarily attributable to an increase in the equipment assembly business.

     GROSS PROFIT. Gross profit increased $0.1 million, or 6.1%, from $2.6 million in 1996 to $2.7 million in 1997. As a percentage of revenues, gross profit increased from 22.5% in 1996 to 22.8% in 1997. This increase was primarily attributable to $1.3 million of lower margin direct shipment equipment sales in 1996 that was not repeated in 1997.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.3 million, or 14.3%, from $2.0 million in 1996 to $2.3 million in 1997. As a percentage of revenues, selling, general and administrative expenses increased from 17.5% in 1996 to 19.1% in 1997. This increase was primarily attributable to an increase in owner's compensation and employee salaries and wages.

PERFECTION LIQUIDITY AND CAPITAL RESOURCES

     As of December 31, 1997, Perfection had working capital of $1.8 million and total debt of $2.8 million.

     Perfection generated $0.2 million of net cash from operating activities for the year ended September 30, 1997. Net cash used in financing activities was $0.2 million, representing primarily the purchase of treasury stock. As of September 30, 1997, Perfection had working capital of $1.3 million and total debt of $2.8 million.

DRIVE LINE -- RESULTS OF OPERATIONS

     Drive Line, headquartered in Sunrise, Florida, was founded in 1988 and serves customers nationally from its facility in Florida. Drive Line primarily distributes commercial vehicle parts to OEMs and other end-users and military vehicle parts to the United States military.

     The following table sets forth the selected historical results of operations for Drive Line:

                                              YEAR ENDED DECEMBER 31,
                                       --------------------------------------
                                             1996                  1997
                                       ------------------  ------------------
                                               (DOLLARS IN THOUSANDS)
Revenues.............................  $ 4,227      100.0% $   5,997    100.0%
Cost of sales........................    2,290       54.2      3,385     56.4
                                       -------  ---------  ---------  -------
Gross profit.........................    1,937       45.8      2,612     43.6
Selling, general and administrative
  expenses...........................    1,008       23.8      1,530     25.6
                                       -------  ---------  ---------  -------
Income from operations...............  $   929       22.0% $   1,082     18.0%
                                       =======  =========  =========  =======

DRIVE LINE RESULTS FOR THE YEAR ENDED DECEMBER 31, 1997 COMPARED TO THE YEAR ENDED DECEMBER 31, 1996

     REVENUES. Revenues increased $1.8 million, or 41.9%, from $4.2 million in 1996 to $6.0 million in 1997. This increase was primarily attributable to a $1.3 million increase in sales of parts from one of its primary vendors.

     GROSS PROFIT. Gross profit increased $0.7 million, or 34.8%, from $1.9 million in 1996 to $2.6 million in 1997. As a percentage of revenues, gross profit decreased from 45.8% in 1996 to 43.6% in 1997. This decrease was primarily attributable to a $1.3 million increase in sales of one product line which has a relatively lower gross profit margin percentage.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.5 million, or 51.8%, from $1.0 million in 1996 to $1.5 million in 1997. As a percentage of revenues, selling, general and administrative expenses increased from 23.8% in 1996 to 25.6% in 1997. This increase was primarily attributable to salaries for additional employees to support the Company's growth and an increase in owner's compensation.

DRIVE LINE LIQUIDITY AND CAPITAL RESOURCES

     Drive Line generated $0.9 million of net cash in operating activities for the year ended December 31, 1997. Net cash used in investing activities was $1.2 million, primarily to purchase property and equipment. Net cash provided by financing activities was $0.2 million, which represents proceeds from long-term debt, net of repayments, of $1.2 million less distributions to shareholders in the amount of $1.0 million. As of December 31, 1997, Drive Line had working capital of $0.3 million and total debt of $3.7 million.

FOREIGN CURRENCY RATE FLUCTUATIONS

     For the years ended December 31, 1995, 1996 and 1997, 3.6%, 6.6% and 8.3%, respectively, of the Company's combined revenues were billed and collected in a foreign currency. Substantially all of the expenses of operating the Company's foreign subsidiary are incurred in a foreign currency. Consequently, the Company's reported financial results are affected by fluctuations of foreign currencies against the U.S. dollar. The Company periodically performs foreign currency hedging to reduce its foreign currency transaction exposures. For the years ended December 31, 1995, 1996 and 1997, currency rate fluctuations did not have a material effect on the Company's financial position, results of operations or cash flows.

SEASONALITY

     The Company's business is seasonal in nature with revenues historically running higher in the first quarter of each year than in the Company's fourth quarter. However, in 1997 the Company's fourth quarter sales were approximately 9% higher than first quarter sales.

                                    BUSINESS

     TransCom USA was founded in 1997 to become a leading national, value-added independent distributor of replacement parts and supplies for Class III through Class VIII commercial trucks, trailers and other types of specialized heavy duty vehicles and equipment. Class III through Class VIII trucks range in size from one-ton trucks to tractor-trailer combinations, and represent a $22 billion annual market for parts and repairs. Specialized heavy duty vehicles and equipment include bulldozers, fork lifts, agricultural vehicles, airport vehicles, government-operated vehicles and marine applications and represent a significant additional market for parts and repairs. The Company believes that this industry, which is generally referred to as the "heavy duty parts and repair industry," includes approximately 14,000 participants in the United States, consisting of 12,500 independent parts distributors and repair shops and 1,500 OEM-authorized dealerships. The Company intends to pursue aggressively the consolidation of this highly-fragmented industry by combining a geographically dispersed group of independent distributors offering a broad selection of products and complementary services to a wide range of customers. Upon consummation of this Offering, TransCom USA will acquire the nine Founding Companies, which have been in business an average of 40 years and had 1997 pro forma revenues of $208 million.

     The Company purchases heavy duty parts from component manufacturers, inventories these parts in over 60 facilities across the United States and Mexico and distributes them to over 18,000 customers. The Company also exports heavy duty parts to customers located in countries in South and Central America, Southeast Asia and the Pacific Rim. The Company's customers include regional and national private fleets operated by businesses such as Dowell Schlumberger Corporation, Browning-Ferris Industries, Inc., Waste Management, Inc. and The Walt Disney Company and common carrier and rental fleets, including United Parcel Service of America, Inc., Roadway Package System, Inc. and U-Haul International, Inc. The Company also distributes parts to independent repair shops, resellers, municipal and other government entities, speciality OEMs and other end users.

     The Company's comprehensive product line includes a broad selection of parts for braking systems and suspension and steering systems, as well as axles, wheels and rims, trailer parts, drive train components, hydraulic components and engine parts. The useful lives of the parts range from those of brake pads and filters, which are replaced at frequently scheduled intervals, to those of transmissions and engines that have relatively lengthy useful lives and can be remanufactured several times to or near original equipment specifications. The parts are installed in vehicles such as tractor-trailers, construction vehicles, waste disposal trucks, buses and light duty trucks. The Company maintains a large volume and wide selection of inventory, thereby increasing customers' accessibility to parts and assisting the Company in meeting its goal of serving its customers on a same-day basis. As a result of its broad product selection, the Company believes that it has established a reputation with its customers as being more likely than its competitors to have in stock the parts requested by the customer. To complement its parts distribution business, the Company also provides customers with value-added services, such as parts installation and repair, fleet maintenance management, training, machine shop services and remanufacturing.

     The Company seeks to enable its customers to reduce expenses by reducing material and labor costs, decreasing capital required for parts inventory and minimizing lost productivity and costs attributable to vehicle and equipment breakdowns. The Company believes that the combination of its comprehensive product line, wide array of value-added services and national and international distribution capabilities provide it with a competitive advantage over other independent distributors and OEM-authorized dealerships.

INDUSTRY OVERVIEW

     The heavy duty parts and repair industry consists of: (i) component manufacturers, (ii) OEMs and OEM-authorized dealerships, (iii) independent distributors and (iv) repair shops and other end users. Component manufacturers produce parts for original and replacement use in heavy duty vehicles and equipment. OEMs assemble heavy duty vehicles and equipment using parts purchased from component manufacturers and sell the assembled products through OEM-authorized dealerships. In addition, OEM-authorized dealerships service the customer-operated vehicles and equipment they sell, and distribute replacement parts to end-user customers, generally during the initial warranty period. Independent distributors often have a larger inventory and wider selection of products available to customers than the typical OEM-authorized dealership. In fact, OEM-authorized dealerships often purchase out-of-stock heavy duty parts from independent distributors.

     The loss of productivity and costs associated with the breakdown of commercial vehicles and equipment operated by most customers of independent distributors make timely access to a broad selection of replacement parts essential. To service these customers, independent distributors typically carry a large volume of inventory, including parts from many different component manufacturers, to service a wide variety of vehicles and equipment. With the size and depth of the inventory maintained, independent distributors strive to deliver parts to customers on the same day on a more cost-effective basis. In contrast, OEM-authorized dealerships typically inventory parts for use primarily in vehicles assembled by their respective OEMs.

     Moreover, independent distributors provide customers with replacement parts not covered by the OEM warranty, either because the warranty period has expired or the part was never covered by a warranty. The warranties provided for new equipment sold by an OEM generally are "pass through" warranties from the original component manufacturer for each major component. The length of the warranty on covered components varies based on the reasonable expected useful life of the component.

     The heavy duty parts and repair industry currently is experiencing the same trends that have influenced other distribution industries in favor of integrated single-source suppliers, strategic alliances, supply chain management and enhanced management information systems. These trends have led to shorter delivery cycles, increased use of electronic data interchange ("EDI"), "partnering" relationships with customers, expansion of product offerings, vendor-managed inventory, the growth of regional and national accounts and other types of value-added services to meet customer demand for more services from their suppliers. In response, some independent distributors have developed databases to track the scheduled maintenance of customer-operated vehicles or fleets and arrange to deliver when required the parts necessary to perform scheduled maintenance procedures. Some independent distributors have also installed sophisticated EDI systems to automate order entry, inventory tracking, management and sourcing and delivery scheduling. Independent distributors are increasingly commiting the capital and resources necessary to develop and maintain a large volume and wide selection of inventory at geographically dispersed distribution sites, expand product offerings, implement management information systems and pursue regional and national accounts. As a result, some independent distributors have initiated acquisition programs to enable them to increase the volume and selection of inventory, to expand product offerings and to leverage their fixed costs.

BENEFITS OF CONSOLIDATION

     The Company believes that the heavy duty parts and repair industry is in the early stages of consolidation. The Company believes that most of the approximately 12,500 independent distributors and repair shops in this industry are small, owner-operated businesses with limited access to the capital required to develop and maintain a large volume and wide selection of inventory, expand product offerings, implement advanced management information systems and service regional and national accounts. In addition, the owners of these businesses traditionally have not had a viable exit strategy, leaving them with few attractive liquidity options. The Company believes that many of these businesses are potential acquisition candidates.

     The Company expects to be a leader in the consolidation of the heavy duty parts and repair industry. As the first public company formed to pursue aggressively the consolidation of this industry, the Company believes that it will have significant acquisition opportunities. Additionally, the Company believes that the consolidation of the industry will provide it with the following benefits:

     PARTS PURCHASING. Independent distributors have historically negotiated parts pricing directly with the component manufacturers and have been unable to negotiate volume discounts as large as those made available to OEMs. In response, a number of independent distributors have formed buying groups in an effort to obtain greater volume discounts from component manufacturers. Although buying groups have been successful in achieving a moderate level of volume discounts, each member's decision to purchase parts through its affiliated buying group is voluntary. As a result, buying groups have not been able to leverage the full purchasing power of their combined members. The Company believes that a large, public independent distributor with national and international operations will be able to negotiate volume discounts from component manufacturers at least as great as those available to buying groups.

     DISTRIBUTION AND OPERATING EFFICIENCIES. The Company believes the consolidation of commonly-owned locations within a geographical area will provide distribution efficiencies, including (i) more cost-effective delivery of products from component manufacturers to independent distributors, (ii) leveraged regional management of individual locations and (iii) a greater availability of products enabling more timely delivery of products to customers. In addition, the consolidation of independent distributors will enable companies to make capital and personnel investments in advanced management and logistics systems that could not be justified or afforded on an individual location basis. As an example, the Company intends to install a common management information system among the Founding Companies and subsequently acquired businesses to track and manage inventory, connect with customers and suppliers on a real time basis and provide on-line cataloging. The Company expects measurable cost savings in such areas as vehicle leasing and maintenance and information systems. Moreover, the Company intends to review the Founding Companies' operating and training programs and those of subsequently acquired businesses to identify those "best practices" that can be successfully implemented throughout its operations. The Company also believes that there are significant opportunities to improve operating margins by consolidating administrative functions such as inventory financing, marketing, insurance, employee benefits, accounting and risk management.

     NATIONAL SALES AND MARKETING. The Company expects the consolidation of the heavy duty parts and repair industry to result in increased opportunities to market itself to regional and national fleets as a single source parts provider. Currently, independent distributors are constrained from supplying some fleets because of the need for distribution centers in all parts of the United States to meet customer expectations for rapid delivery times. The Company believes that its broad distribution capabilities will provide it with a competitive advantage in pursuing single source provider relationships with regional and national fleets.

     CROSS-SELL PRODUCTS AND SERVICES. The Company also believes that the Founding Companies and subsequently acquired businesses will benefit from cross-selling opportunities to existing customers. Individual Founding Companies and subsequently acquired businesses will be able to access additional component brands, thereby expanding the range of brands available and increasing the likelihood that existing customers will consider the Company to be a single source provider. Moreover, the Company expects to be able to offer its customers a warranty on parts sold and services provided that would be honored by any of the Company's locations across the United States.

STRATEGY

     The Company's objective is to be a leading national, value-added independent distributor of replacement parts and supplies for commercial trucks and trailers and other types of specialized heavy duty vehicles and equipment, and to pursue aggressively the consolidation of the highly fragmented heavy duty parts and repair industry. Management plans to achieve this goal by:

     EXPANDING THROUGH ACQUISITIONS.  The key elements of this strategy are:

          ENTER NEW GEOGRAPHIC MARKETS. The Company intends to expand into geographic markets not currently served by the Founding Companies by acquiring well-established value-added independent distributors that, like the Founding Companies, are leaders in their regional markets. By expanding into these markets, the Company intends to expand its national distribution network. The Company also may pursue acquisition opportunities as a means to enter international markets not currently served by the Company.

          EXPAND WITHIN EXISTING GEOGRAPHIC MARKETS. The Company also plans to acquire additional value-added independent distributors in many of the markets in which it currently operates in order to expand the volume and scope of the Company's operations in a particular market. The Company also intends to pursue "tuck-in" acquisitions of smaller operations to improve operating efficiencies and more effectively use its capital without a proportionate increase in administrative costs.

          ACQUIRE COMPLEMENTARY BUSINESSES. The Company intends to acquire companies offering complementary services to those currently offered. This will enable existing and future customers to obtain a broader range of value-added services from the Company. The Company also intends to acquire larger repair operations that will provide additional conduits for parts sales.

     OPERATING ON A DECENTRALIZED BASIS. The Company intends to manage the Founding Companies and subsequently acquired companies on a decentralized basis, with local management retaining responsibility for day-to-day operations, profitability and growth of the business. The Company believes that, while maintaining strong operating and financial controls, a decentralized structure will retain the entrepreneurial culture present in each of the Founding Companies and will allow the Company to capitalize on the considerable local and regional market knowledge, goodwill, name recognition and customer relationships possessed by each Founding Company and subsequently acquired business.

     ACCELERATING INTERNAL SALES GROWTH.  The key elements of this strategy are:

          ESTABLISH NATIONAL MARKET COVERAGE. The Company believes that demand exists from larger fleets to utilize the services of independent distributors capable of providing comprehensive services on a regional or national basis. Many of the Founding Companies already provide local or regional services to companies with nationwide locations. The Company intends to market itself to these regional and national accounts as a single-source, preferred provider for replacement parts and installation and repair services.

          CROSS-SELL AND EXPAND PRODUCTS AND SERVICES. The Company believes it will be able to cross-sell the products and services it offers to its customers by leveraging the specialized and diverse product, service and marketing expertise of the individual Founding Companies. Additionally, the Company believes that there are significant opportunities to accelerate internal growth by making capital investments in areas such as inventory management, logistics systems and other technology.

     IMPROVING OPERATING MARGINS.  The key elements of this strategy are:

          ACHIEVE OPERATING EFFICIENCIES. The Company believes the consolidation of commonly-owned locations within a geographical area will provide distribution efficiencies, including (i) more cost-effective delivery of products from component manufacturers to independent distributors, (ii) leveraged regional management of individual locations and (iii) a greater availability of products enabling more timely delivery of products to customers. The Company intends to install a common management information system among the Founding Companies and subsequently acquired businesses to track and manage inventory, connect with customers and suppliers on a real time basis and provide on-line cataloging. In addition, the Company expects measurable cost savings in such areas as parts purchasing, vehicle leasing and maintenance and information systems. Moreover, the Company intends to review its operating and training programs among the Founding Companies and subsequently acquired businesses to identify those "best practices" that can be successfully implemented throughout its operations.

          CENTRALIZE APPROPRIATE ADMINISTRATIVE FUNCTIONS. The Company believes that there are significant opportunities to improve operating margins by consolidating administrative functions such as inventory financing, marketing, insurance, employee benefits, accounting and risk management.

ACQUISITION PROGRAM

     The Company believes it will be regarded by acquisition candidates as an attractive acquiror because of: (i) the Company's strategy for creating a regional and national distribution network and providing cross-selling opportunities, (ii) the Company's decentralized operating strategy that emphasizes an ongoing role for owners, management and key personnel of acquired businesses, (iii) the opportunity for meaningful equity positions in the Company for the owners of acquired businesses, thereby allowing them to participate in the Company's growth, (iv) the Company's increased visibility and its access to financial resources as a public company and (v) the potential for increased profitability and sales of the acquired company through access to capital to maintain a large volume and wide selection of inventory at geographically dispersed distribution sites, expand product offerings, implement management information systems and pursue regional and national accounts.

     The principals of certain of the Founding Companies have substantial experience in the industry, have leadership roles in the Council of Fleet Specialists, the major industry trade organization, and ViPar, Truck Pride and HD America, the major industry buying groups, and are personally acquainted with the owners of numerous acquisition targets. Within the past several months, the Company has contacted the owners of a number of acquisition candidates, several of whom have expressed interest in having their businesses acquired by the Company. The most important criteria for choosing an acquisition candidate will be (i) the candidate's sales and profitability, (ii) the caliber of the candidate's management and sales personnel, (iii) the market area, customer base and expansion potential of the candidate, (iv) the value-added services offered by the candidate and (v) the brands of parts carried by the candidate. The Company currently has no agreements to effect any acquisitions other than the acquisition of the Founding Companies.

     As consideration for future acquisitions, the Company intends to use combinations of its Common Stock, cash and notes. The consideration for each future acquisition will vary on a case-by-case basis, with the major factors in establishing the purchase price being historical operating results, future prospects of the candidate and the ability of the candidate to complement the products and services offered by the Company. The Company intends to seek a commitment from a bank for at least a $75.0 million credit facility, which is expected to be available upon the closing of this Offering, for working capital and acquisitions. Within 90 days following the completion of this Offering, the Company intends to register up to 10,000,000 additional shares of Common Stock under the Securities Act for its use in connection with future acquisitions. The Company believes that it can structure its larger acquisitions as tax-free reorganizations by using its Common Stock as consideration, which will be attractive to those acquisition candidates with a low tax basis in the stock of their businesses.

OPERATIONS AND SERVICES

     DISTRIBUTION AND RELATED SERVICES. The Company engages in the distribution of replacement parts for commercial trucks and trailers and other types of specialized heavy duty vehicles and equipment. The Company purchases heavy duty parts from component manufacturers, inventories these parts in over 60 facilities across the United States and Mexico and distributes them to over 18,000 customers. The Company also exports parts and supplies to customers located in Australia and New Zealand and countries in South and Central America and Southeast Asia. The Company maintains a large volume and wide selection of inventory, thereby increasing customers' accessibility to parts and assisting the Company in meeting its goal of serving its customers on a same-day basis. As a result of its broad product selection, the Company believes that it has established a reputation with its customers as being more likely than its competitors to have in stock the parts requested by the customer. To complement its parts distribution business, the Company also provides customers with value-added services, such as parts installation and repair, fleet maintenance management, training, machine shop services and remanufacturing. The Company seeks to enable its customers to reduce expenses by reducing material and labor costs, decreasing capital required for parts inventory and minimizing lost productivity and costs attributable to vehicle and equipment breakdowns.

     The Company's comprehensive product line includes a broad selection of parts for braking systems and suspension and steering systems, as well as axles, wheels and rims, trailer parts, drive train components, hydraulic components and engine parts. The useful lives of the parts range from those of brake pads and filters, which are replaced at frequently scheduled intervals, to those of transmissions and engines that have relatively lengthy useful lives and can be remanufactured several times to or near original equipment specifications. The parts are installed in vehicles such as tractor-trailers, construction vehicles, waste disposal trucks, buses, light duty trucks and other types of specialized vehicles and equipment. The Company also provides parts for various types of off-road vehicles and equipment that support the oil field service, construction, mining, timber and agriculture industries as well as the United States military and ground support for commercial airlines. In addition, the Company sells parts for various industrial applications that use brakes, clutches, cables and other components similar to those utilized in vehicles. The Company provides customers with replacement parts not covered by the OEM warranty, either because the warranty period has expired or the part was never covered by a warranty. The warranties provided for new equipment sold by an OEM generally are "pass through" warranties from the original component manufacturer for each major component. The length of the warranty on covered components varies based on the reasonable expected useful life of the component.

     The Company's customers include regional and national private fleets operated by businesses such as Dowell Schlumberger Corporation, Browning-Ferris Industries, Inc., Waste Management, Inc. and The Walt Disney Company and common carrier and rental fleets, including United Parcel Service of America, Inc., Roadway Package System, Inc. and U-Haul International, Inc. The Company also distributes parts to independent repair shops, resellers, municipal and other government entities, speciality OEMs and other end users. The Company's typical customer is a regional fleet operator that operates from 10 to 100 trucks. Most of the trucks in a typical customer's fleet experience frequent stop-and-go travel which subjects vehicle parts to heavier wear and leads to more frequent repair and replacement. The Company has a diverse customer base of more than 18,000 customers, with no single customer accounting for more than 2% of the Company's pro forma revenues in 1997.

     Most of the Founding Companies have a fleet of vehicles to deliver parts directly to customers. For typical customers, the Company will make one or more daily scheduled stops for delivery of ordered parts and pick-up of worn parts for repair. If a customer makes infrequent purchases, a requested stop will be added to the regular routes of the Company's vehicles. If a customer requests expedited service, the Company will provide special delivery services.

     In addition to its broad selection of parts for distribution, the Company provides the following value-added distribution services:

      o The Company acts as a distributor for component manufacturers interested in outsourcing the distribution of a low-volume or discontinued item. In exchange for purchasing the annual production (in the case of low-volume components) or last-call production (in the case of discontinued components), the Company obtains a significant purchase discount.

      o The Company offers fleet maintenance management services in which it develops a customized database to record all the component parts used on the individual vehicles in a customer's fleet to enable the Company to provide a replacement part on a timely basis.

      o The Company supplies specialty OEMs with assemblies of component parts on a just-in-time basis.

      o The Company acts as a just-in-time inventory supplier for one of its national fleet customers by warehousing frequently needed parts, such as brake repair kits, and shipping these parts upon request to the fleet's various maintenance centers.

     To complement their parts distribution business, several of the Founding Companies provide commercial vehicle parts installation and repair services. These Founding Companies employ mechanics and technicians who can diagnose needed repairs and make the repairs using parts inventoried by the Company. As part of its value-added services, the Company offers machine shop services to repair and rebuild parts for customers. In some cases, the Company can advise the customer when particular vehicles need scheduled maintenance. In this manner, the Company can offer the customer complete "turn-key" maintenance service. The Company believes this full service capability provides savings to its customers enabling its customers to reduce expenses by reducing material and labor costs, and to minimize lost productivity and costs attributable to vehicle and equipment breakdowns. These full service capabilities have resulted in instances where fleets have outsourced their entire maintenance operations to the Company. The maintenance services can be provided on-site at a customer's facility or at the Company's facilities.

     Several of the Founding Companies have facilities to remanufacture parts for sale to customers. In these operations, the Founding Company takes in damaged or worn parts and remanufactures these parts. When complete, the remanufactured part meets either the original specifications or specifications acceptable to the customer and is resold at a discount to new parts with a warranty specified by the Company. The Company remanufactures brakes, turbochargers, drive axles, transmissions and steering gears.

     COMPLEMENTARY SERVICES. In addition to their distribution businesses, some of the Founding Companies have historically been involved in niche businesses. One of the Founding Companies, Perfection, contracts with customers to assemble specialty truck beds and trailers for vehicles such as oil field service trucks. Perfection begins with a truck cab and chassis or a trailer chassis built by an OEM. Pursuant to the customer's specifications, Perfection obtains specialized equipment from various manufacturers and assembles it onto the truck bed or trailer. After assembly and delivery of the new specialty trucks and trailers, Perfection continues to provide replacement parts and service to these customers. Another of the Founding Companies, Cook Brothers, has a Mack truck dealership through which Cook Brothers offers new and used Mack trucks for sale and provides service and parts. Additionally, Carter distributes auto parts as part of its Hawaii operations. Other Founding Companies purchase truck accessories such as mirrors, hitches and bed caps and liners for sale to commercial fleets and to "over-the-counter" customers. The Company intends to continue operating these businesses and to assess whether opportunities exist to expand these operations into the Company's other operating locations and subsequently acquired businesses.

     The following table sets forth information on parts distribution and other services offered by each Founding Company:

                                                              COOK      DRIVE    GEAR &
                                        AMPARTS    CARTER    BROTHERS    LINE     WHEEL     PERFECTION    PLAZA      TCC
                                        -------    ------    --------    -----    ------    ----------    -----   ---------
Distribution of Parts
     Braking Parts...................     x          x          x          x        x          x            x         x
     Axles...........................     x                     x          x        x          x            x         x
     Wheels and Rims.................     x                                x        x          x            x         x
     Suspension and Steering System
       Parts.........................     x          x          x          x        x          x            x         x
     Drive Train Components..........     x          x          x                   x                                 x
     Engine Parts....................     x          x          x          x        x                       x
     Hydraulic Components............     x          x          x          x        x          x            x
Installation/Repair..................                x          x                   x          x            x         x
Remanufacturing......................                x          x                   x                       x         x
Fleet Maintenance Management.........                           x                   x          x            x         x
Distribution for National Fleets.....
Mack Truck Dealerships...............                           x
Truck Accessories....................                x          x          x        x          x            x         x
Automobile Parts.....................                x
Assembly of Specialized Equipment....                                                          x

                                       UNIVERSAL
                                       ---------
Distribution of Parts
     Braking Parts...................     x
     Axles...........................     x
     Wheels and Rims.................     x
     Suspension and Steering System
       Parts.........................     x
     Drive Train Components..........     x
     Engine Parts....................     x
     Hydraulic Components............
Installation/Repair..................     x
Remanufacturing......................     x
Fleet Maintenance Management.........
Distribution for National Fleets.....     x
Mack Truck Dealerships...............
Truck Accessories....................     x
Automobile Parts.....................
Assembly of Specialized Equipment....

SUPPLIERS

     The Company purchases heavy duty parts directly from over 300 component manufacturers. During 1997, the Company purchased no more than six percent of its heavy duty parts from any single source. Several of the Founding Companies are members of either ViPar, Truck Pride or HD America, the major industry buying groups. By participating in these buying groups, these Founding Companies have been able to obtain volume discounts from component manufacturers.The Company may not be eligible to participate in buying groups following the consummation of the Offering and the Mergers; however, the Company believes that it will purchase heavy duty parts in sufficient quantities to permit it to obtain volume discounts from component manufacturers at least as great as those available to buying groups. The Company believes it is not materially dependent on any one of its suppliers for heavy duty parts and that its relations with its suppliers are good.

SALES AND MARKETING

     The Company believes that its commitment to consistent quality, service and availability of parts has enabled it to develop and maintain long-term relationships with existing customers, while expanding its market penetration through its sales and marketing program. The Company's sales and marketing program focuses on the identification of fleets and other end-users that could benefit from the Company's broad selection of parts and large inventory and that could achieve significant cost savings through the use of the Company's value-added services. The Company uses a variety of methods to identify these target customers, including the utilization of databases, telemarketing, direct mail and participation in industry trade shows. Customer referrals and the knowledge of the Company's sales force about regional end-users also result in the identification of target customers. Once a target customer is identified, the Company's outside salespeople assume responsibility for visiting the appropriate person at the target, typically the fleet director or the parts manager.

     The Company employs a sales force consisting of "inside" and "outside" salespeople. "Inside" salespeople are primarily responsible for maintaining customer relationships, receiving and soliciting individual orders and responding to service and other inquiries by customers. The Company's
"outside" sales force is primarily responsible for identifying target customers and calling on them to explain the Company's services. The sales force is trained and knowledgeable about parts as well as the value-added services offered by the Company. The Company believes that its high level of interaction with its customers provides it with meaningful feedback and information about sales opportunities.

     In 1997, the Company served over 18,000 customers, with no one customer representing more than 2% of sales.

COMPETITION

     The Company is engaged in a highly-fragmented and competitive industry. Competition is based primarily on availability and quality of parts, service and price. The Company competes with a large number of other independent distributors on a regional and local basis, some of which may have greater financial resources than the Company, and several of which are public companies. In addition, companies that have not traditionally competed with independent distributors in the heavy duty parts and service industry may enter this market. AutoZone, Inc. recently acquired TruckPro, an independent distributor of heavy duty parts based in Arkansas, and may continue to enter other markets through acquisitions or de novo operations. Also, the members of the National Auto Parts Association ("NAPA") comprise a network of locations that compete with the Company primarily for "over-the-counter" parts sales. Freightliner
Corporation, an OEM, has formed a subsidiary, Alliance, to provide heavy duty parts and service for all brands of trucks in the aftermarket. The Company is aware of at least two other parties who are attempting to acquire independent distributors and pursue a consolidation strategy. The Company also competes with OEM-authorized dealerships for OEMs such as Navistar, Freightliner, Mack, PACCAR and Volvo. These OEM-authorized dealerships typically sell parts to customers who have purchased vehicles from their dealerships in addition to pursuing the aftermarket in competition with the Company. OEMs have introduced, on a limited basis, offers for lifetime service contracts. This could lead to increased use of OEM-authorized dealerships for parts and service. In addition, lease and rental fleet operators have increased their capacity to provide "turn-key" fleet services. Certain lease fleet operators may have sufficient purchasing leverage to purchase replacement parts directly from component manufactures or to negotiate larger volume discounts from independent distributors. Existing and new competitors in the heavy duty parts and repair industry may have greater financial resources than the Company and may be able to obtain greater purchasing efficiencies than the Company. The Company may face competition for acquisition candidates from component manufacturers, OEMs, other independent distributors or other companies entering the heavy duty parts and repair industry.

     The Company believes that the combination of its comprehensive product offerings, wide array of value-added services and national and international distribution capabilities provide it with a competitive advantage over other independent distributors and OEM-authorized dealerships. The Company intends to seek to differentiate itself from its competition in terms of service and quality by investing in information systems and the modernization of equipment and by offering a broad range of parts and services as well as through its entrepreneurial culture and decentralized operating structure.

GOVERNMENT REGULATION AND ENVIRONMENTAL MATTERS

     The Company's operations are subject to a number of federal, state and local regulations relating to the protection of the environment and to workplace health and safety. In particular, the Company's operations are subject to extensive federal, state and local laws and regulations governing waste disposal, air emissions, water discharges, the handling of hazardous substances, environmental protection, remediation, workplace exposure and other matters. Hazardous materials the Company uses in its operations include various fuels, solvents, cleaners, lubricants, and comparable materials commonly used in the operation and servicing of vehicles and/or the remanufacturing of vehicle parts. Improper disposal, spills or releases of such materials could result in substantial liabilities to the Company including the cost of environmental remediation.

     The Company's management believes that the Company is in substantial compliance with all such laws and does not currently anticipate that the Company will be required to expend any substantial amounts in the foreseeable future in order to meet current environmental or workplace health and safety requirements. A number of facilities affiliated with the Company are located in industrialized areas and the Company cannot rule out the possibility that the operations of predecessors at such facilities or the current or former activities at neighboring facilities have resulted in contamination potentially affecting those facilities. Prior to entering into the agreements relating to the Mergers, the Company evaluated the properties owned or leased by the Founding Companies and engaged an independent environmental consulting firm to conduct or review assessments of environmental conditions at these properties.

MANAGEMENT INFORMATION SYSTEMS; YEAR 2000

     Each of the Founding Companies operates a management information system that is used to purchase, monitor and allocate inventory throughout its distribution facilities. The Company believes that these systems enable it to manage inventory effectively and to achieve appropriate inventory turnover rates. Many of these systems also include computerized order entry, sales analysis, inventory status, bar-code tracking, invoicing and payment. These systems are designed to improve productivity for both the Company and its customers. Most of the Founding Companies use EDI, through which they offer their customers a paperless process for order entry, shipment tracking, customer billing, remittance processing and other routine matters.

     The Company intends to install a common management information system among the Founding Companies and subsequently acquired businesses to track and manage inventory, connect with customers and suppliers on a real time basis and provide on-line cataloging. The Company anticipates that the system it adopts on a Company-wide basis will be designed to address the Year 2000 issues associated with computer systems that use only two digits to identify a year in the date field. These issues include not only the possibility of computer system failure or erroneous results by or at the Year 2000, but also the necessity of coordinating with the computer systems of the Company's suppliers, customers, lenders and other parties with which the Company does business.

EMPLOYEES

     As of December 31, 1997, the Founding Companies employed a total of 989 persons. Of these employees, 190 were in administration, 323 were in sales and 476 were in service and warehousing. The

Company believes the expertise of its sales force is a competitive advantage. Unlike automobiles that are manufactured to standard models, trucks are manufactured to individual specification. A sales person must be familiar with the various brands and specifications for truck parts to determine properly a customer's parts needs. This knowledge and expertise is generally gained through on-the-job training.

     In the U.S., approximately 53 employees at two sites were members of the Aerospace Workers AFL-CIO, the Automotive, Petroleum and Allied Industries Employee Union Local 618 or the Hawaii Teamsters and Allied Workers Local 996. In Mexico, approximately 55 employees at six sites were members of the Sindicato de Trabajadores del Comericio e Industria y Similares de Jalisco. The Company's relationship with these unions generally has been satisfactory. The Company currently is a party to four collective bargaining agreements which expire at various times from 1998 to 2000. Collective bargaining agreements expiring in 1998 cover 15 employees. Historically, the Founding Companies have succeeded in negotiating new collective bargaining agreements without a strike.

     From time to time, there are shortages of qualified service technicians and sales staff. In addition, turnover among less skilled workers is relatively high. Following the Mergers, the Company intends to adopt "best practices" for its employee benefits programs and human relations functions.

     The Company believes it will be able to attract and retain quality employees by providing them (i) an enhanced career path as a result of working for a larger public company, (ii) additional training, education and apprenticeships to allow talented employees to advance to higher-paying positions, (iii) the opportunity to realize a more stable income and (iv) improved benefits packages.

RECRUITING, TRAINING AND SAFETY

     The Company's future success will depend, in part, on its ability to continue to attract, retain and motivate qualified employees. The Company believes that its success in retaining qualified employees will be based on the quality of its recruiting, training, compensation, employee benefits programs and opportunities for advancement. The Company recruits at local technical schools, community colleges and universities and provides on-the-job training, improved benefit packages, steady employment and opportunities for advancement.

     The Company intends to establish "best practices" throughout its operations to ensure that all employees comply with safety standards established by the Company, its insurance carriers and federal, state and local laws and regulations. The Company's employment screening process seeks to determine that prospective employees have the requisite skills, sufficient background references and acceptable driving records, if applicable. The Company believes that these employment criteria effectively identify potential employees committed to safety and quality.

FACILITIES AND VEHICLES

     The Company operates 64 heavy duty parts and repair facilities in the U.S. and six facilities in Mexico, of which two are owned by the Company and the balance are leased. These facilities are used to receive and ship parts and provide related services. Many of the Company's facilities are capable of being utilized at higher capacities, if necessary. The Company believes that its facilities will be adequate for its expected needs over the next several years. See "Certain Transactions."

     The Company operates a fleet of owned or leased trucks and trailers as well as fork lifts and other support vehicles. It believes these vehicles generally are well-maintained and adequate for the Company's current operations. The Company expects it will be able to purchase or lease vehicles at lower prices due to its combined purchasing and leasing volume.

RISK MANAGEMENT AND INSURANCE

     The primary risks in the Company's operations are bodily injury, property damage and injured workers' compensation. Upon completion of this Offering, the Company intends to obtain and maintain liability insurance for bodily injury and third-party property damage and workers' compensation coverage which it considers sufficient to insure against these risks, subject to self-insured amounts. The Company currently maintains and intends to continue maintaining workers' compensation insurance policies that provide "first dollar" coverage.

LEGAL PROCEEDINGS

     In March 1995, Drive Line and two of its officers and controlling persons, James R. Davis and Joseph P. Akra, pled guilty to one felony count of submission of a false document to the Defense Logistics Agency of the United States government. Drive Line paid a fine of $200,000 and Mr. Davis and Mr. Akra each paid a fine of $2,500 in satisfaction of the judgments against them. The violation occurred during 1989 in the course of a transaction between Drive Line and the Defense Logistics Agency involving heavy duty parts valued at approximately $6,200. Drive Line remains a vendor to the United States government and derives approximately 15% of its revenues from parts sales to the United States government. Mr. Davis and Mr. Akra are currently executive officers of Drive Line and will continue to serve in those capacities following the consummation of the Offering.

     The Company is, from time to time, a party to litigation arising in the ordinary course of its business, most of which involves claims for personal injury or property damage incurred in connection with its operations. The Company is not currently involved in any litigation that the Company believes either individually or in the aggregate will have a material adverse effect on its financial condition or results of operations.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information concerning the Company's directors and executive officers.

                NAME                    AGE                         POSITION
-------------------------------------   ----  ----------------------------------------------------
T. Michael Young.....................    53   Chairman of the Board, Chief Executive Officer and
                                              President
J. David Gooch.......................    60   Executive Vice President, Chief Development Officer
                                              and Director
Louis J. Boggeman, Jr................    44   Senior Vice President, Chief Operating Officer,
                                              President of Plaza and Director*`
Hugh H. N. "Mac" McConnell, Jr.......    44   Senior Vice President, Chief Financial Officer and
                                              Director
Paul E. Pryzant......................    42   Senior Vice President, General Counsel and Secretary
Daniel T. Bucaro.....................    37   Senior Vice President of Merchandising
Henry B. Cook, Jr....................    50   Vice President of Purchasing, President of Cook
                                              Brothers and Director*`
Wayne S. Rachlen.....................    41   Vice President of Acquisitions
Marlise C. Skinner...................    36   Vice President and Controller
Louie A. Hamilton....................    49   Vice President and Treasurer
Thomas A. Work.......................    52   President of Carter, Director*
Peter D. Lund........................    45   President of TCC, Director*
Everett W. Petry.....................    61   President of Gear & Wheel, Director*
Rodolfo A. Duemichen.................    41   President of Amparts, Director*
Ronald G. Short......................    39   President of Universal, Director*
Maura L. Berney......................    35   Chairman of the Board and Vice President of Finance
                                              and Administration of Perfection, Director*
John R. Oren.........................    46   Director
Lawrence K. King.....................    41   Director*
I.T. "Tex" Corley....................    53   Director*

------------

* Election as a director of the Company effective as of the consummation of this Offering.

` Appointment as an officer of the Company effective as of the consummation of this Offering.

     T. Michael Young has served as Chairman of the Board, Chief Executive Officer and President of the Company since February 1998. From October 1987 until its acquisition by O'Reilly Automotive, Inc. in February 1998, Mr. Young served as Chairman of the Board, Chief Executive Officer and President of Hi-Lo Automotive, Inc. ("Hi-Lo Automotive"), a publicly-traded retail and commercial auto parts company. From May 1984 to May 1987, Mr. Young was Vice Chairman of Jerold B. Katz Interests, Inc. ("Jerold B. Katz Interests"), a privately-held financial services company. From September 1980 to February 1984, Mr. Young was Senior Vice President, Chief Financial Officer and a director of Weatherford International Incorporated ("Weatherford International"), a publicly-traded international oil field service company. Prior to that, Mr. Young was with Arthur Andersen LLP, most recently as a partner from 1976 to 1980.

     J. David Gooch has served as Executive Vice President, Chief Development Officer and director of the Company since December 1997. Mr. Gooch was primarily responsible for introducing the consolidation opportunity in the heavy duty parts and repair industry to Notre and has been active in the development of acquisition opportunities for the Company. From 1991 until the present Mr. Gooch has been President of FleetServe, a company involved in maintenance services for fleets of heavy-duty equipment. From January 1984 until 1990, Mr. Gooch served as Senior Vice President and General Counsel for Service Corporation

International, a publicly-traded funeral and cemetery service company. From 1983 to 1984, Mr. Gooch was a principal and investor in Texas Capitol Oil Company, a privately-held oil and gas exploration and drilling company. From 1976 to 1982, Mr. Gooch was Senior Vice President and General Counsel of Houston Oil & Minerals Corporation, a publicly-traded company involved in domestic and international development of oil, gas and hard rock minerals properties. From 1973 to 1976, Mr. Gooch was the Senior Vice President and General Counsel of Field International Drilling Company, a privately-held company engaged in international drilling activities. From 1966 to 1973, Mr. Gooch was Associate Counsel for Gulf+Western Industries, a diversified publicly-traded company.

     Louis J. Boggeman, Jr. will become Senior Vice President, Chief Operating Officer and a director of the Company upon consummation of this Offering. Mr. Boggeman has served as President of Plaza since 1992 and will continue in that capacity after consummation of the Offering. Prior to that, Mr. Boggeman served in various positions with Plaza.

     Hugh H. N. "Mac" McConnell, Jr. has served as Senior Vice President,
Chief Financial Officer and a director of the Company since February 1998. From December 1992 to February 1998, Mr. McConnell served as Chief Financial Officer of Sterling Electronics Corporation, a publicly-traded electronic parts distributor that was acquired by Marshall Industries, Inc. in January 1998. From 1990 to 1992, Mr. McConnell was Vice President-Finance of Interpak Holdings, Inc., a publicly-traded company involved in packaging and warehousing thermoplastic resins. From 1976 to 1990, Mr. McConnell served in various capacities, including partner, with Ernst & Young LLP, an international public accounting firm.

     Paul E. Pryzant has served as Senior Vice President, General Counsel and Secretary of the Company since March 1998. From December 1994 to March 1998, Mr. Pryzant was a shareholder in the law firm of Snell & Smith, P.C. with a practice specializing in corporate, securities and mergers and acquisitions. From January 1990 to November 1994, Mr. Pryzant was a partner in the law firm of Butler & Binion, L.L.P.

     Daniel T. Bucaro has served as Senior Vice President of Merchandising of the Company since February 1998. From August 1994 to February 1998, Mr. Bucaro was employed by Hi-Lo Automotive, serving as Vice President of Merchandising beginning in May 1996. From 1983 to July 1994, Mr. Bucaro served in various capacities with The Goodyear Tire and Rubber Company, a publicly-traded company.

     Henry B. Cook, Jr. will become Vice President of Purchasing and a director of the Company upon consummation of this Offering. Mr. Cook has been employed by Cook Brothers since 1972, has served as its President since 1987 and will continue in that capacity after consummation of this Offering.

     Wayne S. Rachlen has served as Vice President of Acquisitions since April 1998. From October 1992 to April 1998, Mr. Rachlen held various employment and consulting positions, including Vice President of Financial
Operations -- Eastern Group and Director of Mergers and Acquisitions, with American Medical Response, Inc., a publicly-traded consolidator of the healthcare transportation industry. From September 1989 to October 1992, Mr. Rachlen held various financial and accounting positions with Allwaste, Inc. and its subsidiaries, a publicly-traded environmental services company. Mr. Rachlen is a certified public accountant.

     Marlise C. Skinner has served as Vice President and Controller of the Company since March 1998. From July 1996 to March 1998, Ms. Skinner was Director of Financial Reporting for Corporate Express Delivery Systems, Inc., a publicly-traded delivery service company ("Corporate Express"). From July 1994 to June 1996, Ms. Skinner was Assistant Controller of U.S. Delivery Systems, Inc., which was acquired by Corporate Express ("U.S. Delivery"). From March
1988 to July 1994, Ms. Skinner was Controller of Eastway Delivery Service, Inc., a company acquired in a consolidation by U.S. Delivery. Ms. Skinner is a certified public accountant.

     Louie A. Hamilton has served as Vice President and Treasurer of the Company since February 1998. From March 1996 to February 1998, Mr. Hamilton was a consultant to Hi-Lo Automotive. From February 1988 to December 1995, Mr. Hamilton was President of Karlithography, Inc., a privately-held commercial printing company. From October 1985 to February 1998, Mr. Hamilton served as Treasurer of Jerold B. Katz Interests. Prior to that, Mr. Hamilton was Treasurer of Weatherford International.

     Thomas A. Work will become a director of the Company upon consummation of this Offering. Mr. Work has been employed by Carter since 1968, has served as its President since 1984 and will continue in that capacity after consummation of this Offering.

     Peter D. Lund will become a director of the Company upon consummation of this Offering. Mr. Lund has been employed by TCC since 1974, has served as President of TCC since 1987 and will continue in that capacity after consummation of this Offering.

     Everett W. Petry will become a director of the Company upon consummation of this Offering. Mr. Petry founded Gear & Wheel in 1981. He has served as President of Gear & Wheel since 1981 and will continue in that capacity after consummation of this Offering.

     Rodolfo A. Duemichen will become a director of the Company upon consummation of this Offering. Mr. Duemichen has been employed by Amparts since 1990, has served as President of Amparts since 1990 and will continue in that capacity after consummation of this Offering.

     Ronald G. Short will become a director of the Company upon consummation of this Offering. Mr. Short has been employed by Universal since 1978, has served as President since 1998 and will continue in that capacity after consummation of this Offering.

     Maura L. Berney will become a director of the Company upon consummation of this Offering. Ms. Berney has been employed by Perfection since 1993, has served as Chairman of the Board and Vice President of Finance and Administration of Perfection since 1997 and will continue in that capacity after consummation of this Offering.

     John R. Oren has served as a director of the Company since December 1997. Since May 1997, Mr. Oren has been a Managing Director of Notre. From May 1994 to May 1997, Mr. Oren served as Founder, Chief Acquisition Officer and Senior Vice President-Corporate Development for U.S. Delivery. From May 1976 until its acquisition by U.S. Delivery in May 1994, Mr. Oren served as Chairman of the Board and Chief Executive Officer of Eastway Group of Companies.

     Lawrence K. King will become a director of the Company upon the consummation of this Offering. Since December 1995, Mr. King has served as Senior Vice President, Chief Financial Officer and a director of Coach USA, Inc., a publicly-traded consolidator of the motorcoach industry. From 1992 until September 1995, Mr. King was Executive Vice President, Secretary, Treasurer and Chief Financial Officer of SI Diamond Technology, Inc., a publicly-traded technology development company. From 1988 to 1991, he served as Assistant Secretary and Treasurer of The Permian Corporation, the general partner of Permian Partners L.P., a publicly-traded crude oil, trucking, transportation and distribution master limited partnership. From 1979 to 1988, Mr. King served in a number of positions as a certified public accountant with Arthur Andersen LLP.

     I. T. "Tex" Corley will become a director of the Company upon the consummation of this Offering. Since August 1995, Mr. Corley has served as Chairman and Chief Executive Officer of Strategic Materials, Inc., a privately-held glass recycling company. From January 1997 to January 1998, Mr. Corley was a director of MacFrugal's Bargains Close-Outs, Inc., a publicly-held retail department store company that merged with Consolidated Stores, Inc. in January 1998. From April 1990 to July 1995, Mr. Corley was employed by and a director of Allwaste, Inc., a publicly-traded environmental service company, serving first as Chief Financial Officer, then as Chief Operating Officer. From April 1989 to April 1990, Mr. Corley was the President and Chief Executive Officer of Medcon, Inc., a privately held medical waste disposal company.

     Effective upon consummation of this Offering, the Board of Directors will be divided into three classes of five, five and four directors, respectively, with directors serving staggered three-year terms, expiring at the annual meeting of stockholders in 1999, 2000 and 2001, respectively. At each annual meeting of stockholders, one class of directors will be elected for a full term of three years to succeed that class of directors whose terms are expiring. The Company's Certificate of Incorporation permits the holders of the Restricted Common Stock to elect one director. Mr. Oren is the director elected by the holders of the Restricted Common Stock. All officers serve at the discretion of the Board of Directors.

     The Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating Committee and an Executive Committee. Effective upon consummation of this Offering, the members of the Audit and Compensation Committees will be Messrs. Oren, King and Corley. The members of the Executive Committee and the Nominating Committee will be selected following the consummation of this Offering. The Executive Committee will include at least one outside director and the Nominating Committee will include three members, two of whom will be directors from the Founding Companies.

DIRECTORS COMPENSATION

     Directors who are also employees of the Company or one of its subsidiaries will not receive additional compensation for serving as directors. Each director who is not an employee of the Company or one of its subsidiaries will receive a fee of $2,000 for attendance at each Board of Directors' meeting and $1,000 for each committee meeting (unless held on the same day as a Board of Directors' meeting). In addition, under the Company's 1998 Non-Employee Directors' Stock Plan, each non-employee director will automatically be granted an option to acquire 10,000 shares of Common Stock upon such person's initial election as a director, and an annual option to acquire 5,000 shares at each annual meeting of the Company's stockholders thereafter at which such director is re-elected or remains as a director, unless such annual meeting is held within three months of such person's initial election as a director. Each non-employee director also may elect to receive shares of Common Stock or credits representing "deferred shares" in lieu of cash directors' fees. See " -- 1998 Non-Employee Directors' Stock Plan." Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof.

EXECUTIVE COMPENSATION, EMPLOYMENT AGREEMENTS, COVENANTS NOT-TO-COMPETE

     The Company was incorporated in 1997, has conducted no operations, other than those associated with this Offering, has generated no revenue to date and will not pay any of its executive officers any compensation prior to the consummation of this Offering. The Company anticipates that during 1998 its four most highly compensated executive officers (other than those employed by a Founding Company) will be Messrs. Young, Gooch, McConnell and Pryzant.

     Each of Messrs. Young, Gooch, McConnell and Pryzant will enter into an employment agreement with the Company upon consummation of this Offering providing for an annual base salary of $150,000. Each employment agreement will be for a term of three years (the "Initial Term"), and, unless terminated or not renewed, the term will continue thereafter on a year-to-year basis on the same terms and conditions existing at the time of renewal. Each of these employment agreements will provide that, in the event of termination of employment by the Company without cause, the employee will be entitled to receive from the Company a lump sum payment equal to his then-current salary for one year. In the event of a change in control of the Company (as defined) that occurs more than one year after the consummation of this Offering, the employee may elect to terminate his employment and receive in one lump sum the amount equal to two times his annual base salary then in effect. Each employment agreement contains a covenant not to compete with the Company for a period of two years immediately following termination of employment or, in the case of termination by the Company without cause or a termination after a change in control, for a period of one year immediately following termination of employment.

     Each of Messrs. Boggeman, Cook, Work, Ketchum, Lund, Petry, Duemichen, Davis, and Akra will enter into an employment agreement with his Founding Company upon consummation of this Offering providing for an annual base salary of $150,000. Additionally each of Messrs. Work and Ketchum will be issued warrants to purchase 334,947 shares of Common Stock at a price of $8.42 per share. Each employment agreement will be for a term of five years, and, unless terminated or not renewed, the term will continue thereafter on a year-to-year basis on the same terms and conditions existing at the time of renewal. Each employment agreement will provide that, in the event of termination of employment by the Founding Company without cause or a termination by the employee for Good Reason (as defined) during the first three years of the employment term (the "Initial Term"), the employee will be entitled to receive from the Founding Company an amount equal to his or her then-current salary for the remainder of the Initial Term or for one year, whichever is greater. In the event of termination of employment by the Company without cause or a termination by the employee for Good Reason (as defined) after the Initial Term, the employee will be entitled to receive from the Founding Company an amount equal to his or her then current salary for one year. In either case, payment is due in one lump sum on the effective date of termination. In the event of a change in control of the Company (as defined) during the Initial Term, if the employee is not given notice at least five business days prior to such change in control from the successor to all or a substantial portion of the Company's business and/or assets, that such successor is willing to assume and perform the Founding Company's obligations under the employment agreement, then the employee may elect to terminate his or her employment and receive in one lump sum an amount equal to three times his or her annual base salary then in effect. The noncompetition provisions of the employment agreement would apply for one year from the effective date of such termination to a termination without such notice. For a one year period following an event of a change in control the employee may elect to terminate his employment for Good Reason (as defined) and receive in one lump sum an amount equal to three times his or her annual base salary then in effect. Each employment agreement contains a covenant not to compete with the Company for a period of two years immediately following termination of employment or, in the case of termination by the Founding Company without cause, a termination by the employee for Good Reason, or after a change of control, for a period of one year immediately following termination of employment. At least one principal executive officer of each of the Founding Companies will enter into an employment agreement with his or her respective Founding Company containing substantially the same provisions, including a covenant not to compete, as those described above.

PRIOR EMPLOYMENT RELATIONSHIP OF MR. YOUNG

     Until August 2000, Mr. Young is subject to an agreement that prohibits him from acting in any manner or capacity in or for any business that engages as its primary line of business in the sale of automotive parts or accessories to retail customers or to commercial auto repair outlets in the geographic area served by his former employer at the time his employment ceased. The geographic area affected includes parts of Texas, Louisiana and California. The Company does not believe that these limitations will have a material adverse effect on its business or operating strategy.

1998 LONG-TERM INCENTIVE PLAN

     No stock options were granted to, exercised by or held by any executive officer in 1997. In March 1998, the Board of Directors and the Company's stockholders approved the Company's 1998 Long-Term Incentive Plan (the
"Plan"). The purpose of the Plan is to provide directors, officers, key employees, consultants and other service providers with additional incentives by increasing their ownership interests in the Company. Individual awards under the Plan may take the form of one or more of: (i) either incentive stock options or non-qualified stock options ("NQSOs"); (ii) stock appreciation rights; (iii) restricted or deferred stock, (iv) dividend equivalents and (v) other awards not otherwise provided for, the value of which is based in whole or in part upon the value of the Common Stock.

     The Compensation Committee will administer the Plan and select the individuals who will receive awards and establish the terms and conditions of those awards. The maximum number of shares of Common Stock that may be subject to outstanding awards, determined immediately after the grant of any award, may not exceed the greater of 2,500,000 shares or 15% of the aggregate number of shares of Common Stock outstanding. Shares of Common Stock which are attributable to awards which have expired, terminated or been canceled or forfeited are available for issuance or use in connection with future awards.

     The Plan will remain in effect until terminated by the Board of Directors. The Plan may be amended by the Board of Directors without the consent of the stockholders of the Company, except that any amendment, although effective when made, will be subject to stockholder approval if required by any federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted.

     At the closing of this Offering, NQSOs to purchase a total of 800,000 shares of Common Stock will be granted as follows: 200,000 shares to Mr. Young, 200,000 shares to Mr. Gooch, 100,000 shares to Mr. McConnell, 75,000 shares to Mr. Pryzant, 75,000 shares to Mr. Bucaro, 50,000 shares to Ms. Skinner,

50,000 shares to Mr. Hamilton and 50,000 to Mr. Rachlen. In addition, at the consummation of this Offering, options to purchase approximately 970,465 shares will be granted to certain employees of the Founding Companies. Each of the foregoing options will have an exercise price equal to the initial public offering price per share. These options will vest at the rate of 20% per year, commencing on the first anniversary of this Offering, and will expire at the earlier of ten years from the date of grant or three months following termination of employment.

1998 NON-EMPLOYEE DIRECTORS' STOCK PLAN

     The Company's 1998 Non-Employee Directors' Stock Plan (the "Directors' Plan"), which was adopted by the Board of Directors and approved by the Company's stockholders in March 1998, provides for (i) the automatic grant to each non-employee director serving at the consummation of this Offering of an option to purchase 10,000 shares, (ii) the automatic grant to each other non-employee director of an option to purchase 10,000 shares upon such person's initial election as a director, and (iii) an automatic annual grant to each non-employee director of an option to purchase 5,000 shares at each annual meeting of stockholders thereafter at which such director is re-elected or remains as a director, unless such annual meeting is held within three months of such person's initial election as a director. All options will have an exercise price per share equal to the fair market value of the Common Stock on the date of grant and are immediately vested and expire on the earlier of ten years from the date of grant or one year after termination of service as a director. The Directors' Plan also permits non-employee directors to elect to receive, in lieu of cash, directors' fees, shares or credits representing "deferred shares" at future settlement dates, as selected by the director. The number of shares or deferred shares received will equal the number of shares of Common Stock which, at the date the fees would otherwise be payable, will have an aggregate fair market value equal to the amount of such fees.

                              CERTAIN TRANSACTIONS

ORGANIZATION OF THE COMPANY

     In connection with the formation of the Company, Transportation Components issued to Notre a total of 2,162,388 shares (as adjusted for a 108.1194-to-one stock dividend) of Common Stock for an aggregate consideration of $21,623.88. Mr. Oren is a Managing Director of Notre and a director of the Company. In April 1998, Notre exchanged 1,912,388 shares of Common Stock for 1,912,388 shares of Restricted Common Stock. See "Description of Capital Stock." Notre has agreed to advance whatever funds are necessary to effect the Mergers and this Offering, all of which will be on a non-interest-bearing basis. As of March 31, 1998, Notre had incurred expenses on behalf of the Company in the aggregate amount of $3.0 million. All of Notre's advances will be repaid from the net proceeds of this Offering.

     From October 1997 through March 31, 1998, the Company issued a total of 929,829 shares of Common Stock (as adjusted for a 108.1194-to-one stock dividend) at $0.01 per share to various members of management, as follows: Mr. Young -- 250,000 shares, Mr. Gooch -- 275,329 shares, Mr. McConnell -- 100,000 shares, Mr. Pryzant -- 75,000 shares, Mr. Bucaro -- 75,000 shares, Mr.
Rachlen -- 50,000 shares, Ms. Skinner -- 50,000 shares, Mr. Hamilton -- 50,000 shares and an aggregate of 4,500 shares to other members of management. The Company also issued 177,000 shares of Common Stock at $0.01 per share to consultants to the Company, including a total of 20,000 shares of Common Stock to persons who will become directors of the Company upon consummation of this Offering. The Company also granted options to purchase 10,000 shares of Common Stock under the Directors' Plan, effective upon the consummation of this Offering, to Mr. Oren, a director of the Company, and to Messrs. King and Corley, who will become directors of the Company upon the consummation of this Offering.

     Simultaneously with the consummation of this Offering, Transportation Components indirectly will acquire, by merger with wholly-owned subsidiaries of Transportation Components, all of the issued and outstanding stock of the Founding Companies, at which time each Founding Company will become a wholly-owned subsidiary of the Company. The aggregate consideration to be paid by Transportation Components in the Mergers consists of approximately $21.0 million in cash and 7,493,394 shares of Common Stock. In addition, prior to the Mergers certain of the Founding Companies will make the S Corporation Distributions of $5.4 million and distribute to their Stockholders the Other Assets having a net book value of $0.9 million.

     The consummation of each Merger is subject to customary conditions. These conditions include, among others, the continuing accuracy on the closing date of the Mergers of the representations and warranties of the Founding Companies and the principal stockholders thereof and of Transportation Components, the performance by each of them of all covenants included in the agreements relating to the Mergers and the absence of a material adverse change in the results of operations, financial condition or business of each Founding Company.

     There can be no assurance that the conditions to closing of the Mergers will be satisfied or waived or that the acquisition agreements will not be terminated prior to consummation. If any of the Mergers is terminated for any reason, the Company does not intend to consummate this Offering on the terms described herein.

     The following table sets forth the consideration to be paid by Transportation Components for each of the Founding Companies. These amounts do not include the S Corporation Distributions or the distribution of Other Assets. (Dollars in thousands.)

                                                       SHARES OF
COMPANY                                     CASH      COMMON STOCK
----------------------------------------   -------    ------------
Carter..................................   $ --           871,006
TCC.....................................     --         1,042,909
Gear & Wheel............................     4,475        793,163
Amparts.................................     6,465        881,574
Cook Brothers...........................     --           933,207
Plaza...................................     4,269        864,411
Universal...............................     1,650        476,364
Perfection..............................     4,189        380,760
Drive Line..............................     --         1,250,000
                                           -------    ------------
                                            21,048      7,493,394

     In connection with the Mergers, and as consideration for their interests in the Founding Companies, certain officers, directors and holders of more than 5% of the outstanding shares of the Company, together with trusts for which they act as trustees, will receive cash and beneficial ownership of shares of Common Stock of the Company as follows. These amounts do not include any S Corporation Distributions or distributions of Other Assets. (Dollars in thousands.)

                                                     SHARES OF
NAME                                       CASH     COMMON STOCK
----------------------------------------   -----    ------------
Thomas A. Work..........................    --          145,120
Peter D. Lund...........................    --        1,000,009
Rudolfo A. Duemichen....................   2,135        293,858
Henry B. Cook, Jr.......................    --          280,357
Louis J. Boggeman, Jr...................   2,168        606,099
Ronald G. Short.........................     110         91,193
Maura L. Berney.........................     719        130,569
James R. Davis..........................    --          918,163
Everett W. Petry........................   1,165        500,000

     Pursuant to the agreements to be entered into in connection with the Mergers, the stockholders of the Founding Companies have agreed not to compete with the Company for five years, commencing on the date of consummation of this Offering.

     Certain of the Founding Companies have incurred indebtedness which has been personally guaranteed by their stockholders or by entities controlled by their stockholders. At December 31, 1997, the aggregate amount of indebtedness of these Founding Companies that was subject to personal guarantees was approximately $25.9 million. The Company intends to use its revolving credit facility to refinance this indebtedness.

LEASES OF REAL PROPERTY BY FOUNDING COMPANIES

     Following the Mergers, certain of the Founding Companies will lease facilities from former stockholders of the Founding Companies or their affiliates, which are described below. Each of these leases will provide for an initial term of five years, with three renewal options of five years each. The rent for each lease will be adjusted at the end of each year during the initial term and any renewal term in accordance with the change in the Consumer Price Index during the prior year, with each yearly increase not to exceed 5%. The tenant under each lease will pay for all utilities, taxes and insurance on the leased property. The tenant also will have a right of first refusal to purchase each leased property. The Company believes that the economic terms of each of these leases do not exceed fair market value.

     Following the Mergers, Cook Brothers will lease the following facilities from H & B Properties, L.L.C., a limited liability company of which Henry B. Cook, Jr., who will become a director of the Company upon consummation of the Offering, is a member: (i) 118 Brown Street, Pittston, Pennsylvania 18640; (ii) 69 Whitney Avenue, Binghamton, New York 13901; (iii) 123 Philo Road West, Elmira, New York 14903; (iv) 206 South Main Street, Homer, New York 13077; (v) 156 Newbury Street, Rochester, New York 14613; (vi) 200 Curry Drive, Martinsville, Indiana 46151; (vii) 67 Whitney Avenue, Binghamton, New York 13901; and (viii) 66 Oak Street, Deposit, New York 13865. The leases provide for annual rent of $68,439, $27,735, $56,731, $21,309, $57,978, $27,678, $12,000 and
$45,600, respectively during the initial term.

     Following the Mergers, Cook Brothers will lease its facility at 76 Frederick Street, Binghamton, New York 13901 from H & B Properties, L.L.C. which is owned by various Cook family members including Henry B. Cook, Jr., who will become a director of the Company upon consummation of the Offering. The lease provides for a total annual rent of $91,733 during the initial term.

     Following the Mergers, TCC will lease its facility at 2006 13th Street South East, Brainerd, Minnesota 56401 from Lund Properties, L.L.C., a limited liability company of which Peter D. Lund, who will become a director of the Company upon consummation of the Offering, is a member. The lease provides for a total annual rent of $48,000 during the initial term.

     Following the Mergers, TCC will lease the following facilities from Lund Properties, Ltd., a limited partnership of which Peter D. Lund, who will become a director of the Company upon consummation of the Offering, is a partner: (i) 3924 12th Avenue North, Fargo, North Dakota 58102; (ii) 4001 North Cliff Avenue, Sioux Falls, South Dakota 57104; (iii) 801 North Bluemound Drive, Appleton, Wisconsin 54912; (iv) 3900 Delaware Avenue, Des Moines, Iowa 50313; (v) I-94 and Highway 54, Black River Falls, Wisconsin 54615; (vi) 3275 Dodd Road, Eagan, Minnesota 55121; and (vii) 4700 North 124th Street, Wauwatosa, Wisconsin 53213. The leases provide for annual rent of $70,800, $37,200, $50,400, $42,000,
$72,000, $132,000 and $108,000, respectively during the initial term. Following the Mergers, TCC will lease the following facilities from Mr. Lund: (i) 3275 Dodd Road, Eagan, Minnesota and (ii) 4700 North 124th Street, Wauwatosa, Wisconsin 53213. The leases provide for annual rent of $132,000 and $108,000, respectively during the initial term.

     Within 14 days after consummation of the Offering, Plaza or one of its wholly-owned subsidiaries will sell four facilities to Louis J. Boggeman, Jr., who will become a director and an executive officer of the Company upon consummation of the Offering, and Mr. Boggeman will lease back such facilities to Plaza or one of its wholly-owned subsidiaries. The sales prices for each facility, and the corresponding annual rent during the initial term of the lease are set forth below:

                                             SALES        ANNUAL
                FACILITY                     PRICE         RENT
----------------------------------------  ------------   --------
1534 & 1536 Broadway ...................
  St. Louis, Missouri 63104               $    345,878   $ 41,505
311 Marion Street ......................
  St. Louis, Missouri 63104               $    550,515   $ 66,062
1520 Broadway ..........................
  St. Louis, Missouri 63104               $    394,830   $ 47,380
1601 West Eilerman .....................
  Litchfield, Illinois 62056              $    227,910   $ 27,349
                                          ------------   --------
     Totals.............................  $  1,519,133   $182,296

     Following the Mergers, Gear & Wheel will lease 1419 SW 12th Street, Ocala, Florida 34474; from Everett W. Petry, who will become a director of the Company upon consummation of the Offering, for an annual rent of $66,780 during the initial term. Gear & Wheel will also lease 1900 West New Hampshire Street, Orlando, Florida 32804 from a company owned by Everett W. Petry and James R. Davis for an annual rent during the initial term based on an independent determination of the fair market rent for such facility.

     Following the Mergers, Universal will lease its facility at 2354 E. Minor Street, Stockton, California 95205 from Terry V. Short and his spouse. Mr. Short will continue as an officer of Universal upon consummation of the Offering. The lease provides for a total annual rent of $54,000 during the initial term.

     Immediately prior to the Mergers, Drive Line will transfer its facilities at 5290 Hiatus Road, Sunrise, Florida 33351 and 410 E. Jackson, Marshfield, Missouri 65706 to James R. Davis and Joseph P. Akra, who will lease back the Sunrise, Florida facility to Drive Line. The Marshfield, Missouri facility is not material to Drive Line's business. Mr. Davis and Mr. Akra will continue as officers of Drive Line upon consummation of the Offering. The annual rent for the initial term of the Sunrise, Florida lease will be based on an independent determination of the fair market rent for such facility.

     The Company has adopted a policy that, whenever possible, it will not own any real estate. Accordingly, in connection with future acquisitions, the Company may require the distribution of real property owned by acquired companies to its stockholders and the leaseback of such property at fair market value.

OTHER TRANSACTIONS

     Amparts buys parts from and sells parts to KICI, KIC Worldwide, Inc. and KIC Holdings, Inc. ("KIC Holdings") (collectively, the "KIC Companies").
Until December 31, 1997, Rodolfo A. Duemichen, who will become a director of the Company upon consummation of this Offering, was a shareholder of one of the KIC Companies, KIC Holdings. For the year ended December 31, 1995, Amparts purchased a total of $410,000 of parts from the KIC Companies, sold a total of $83,000 of parts to the KIC Companies and had accounts receivable from the KIC Companies of $42,000 and accounts payable to the KIC Companies of $38,000. For the year ended December 31, 1996, Amparts purchased a total of $646,000 of parts from the KIC Companies, sold a total of $126,000 of parts to the KIC Companies and had accounts receivable from the KIC Companies of $44,000 and accounts payable to the KIC Companies of $28,000. For the year ended December 31, 1997, Amparts purchased a total of $430,000 of parts from the KIC Companies, sold a total of $85,000 of parts to the KIC Companies and had accounts receivable from the KIC Companies of $328,000 and accounts payable to the KIC Companies of $49,000. Mr. Duemichen sold all of his interest in KIC Holdings on December 31, 1997.

     Additionally, Amparts has an agreement with KICI whereby KICI is permitted to allocate to and charge Amparts for certain administrative expenses incurred by KICI on Amparts' behalf. These administrative expenses include office rent paid by KICI on Amparts' behalf, warehouse charges related to Amparts' products shipped through KICI's facilities and direct personnel costs incurred by KICI on Amparts' behalf. Total amounts charged to Amparts by KICI for these administrative expenses were approximately $293,000, $343,000 and $299,000 for the years ended December 31, 1995, 1996 and 1997, respectively. Similarly, Amparts has agreed to provide KICI with certain parts assembly, sales and administrative support services and product sourcing for a period, subject to renewal, ending December 31, 1998. In addition, with respect to the sale of trailer axles, hubs and drums, KICI and Amparts have agreed not to compete within certain geographical territories for a period ending no later than April 30, 2003.

     As of March 1998, Drive Line owed $1,053,659 to James R. Davis, who will become an owner of more than 5% of the Common Stock owner of the Company upon consummation of this Offering, payable on demand, including interest at the rate of 10.0%. The Company intends to pay this obligation at the closing of the Offering.

     Plaza has a consulting services agreement with Louis J. Boggeman, Sr., the father of Louis J. Boggeman, Jr., who will become a director and Chief Operating Officer of the Company upon consummation of this Offering. This consulting services agreement provides compensation of one-half of Mr. Boggeman's then current salary. An additional agreement provides for monthly payments of $5,000 to Mrs. Boggeman, Louis J. Boggeman, Jr.'s mother, upon the death of Louis J. Boggeman, Sr. The monthly payment is adjusted annually by the percentage increase in the consumer price index over the base index of March 1990.

     Additionally, Plaza is a party to a buying group through which Plaza made $4.0 million of inventory purchases. Louis J. Boggeman, Jr. is currently serving a three-year term that expires in November 2000 on the board of directors of the buying group.

     During fiscal years 1995, 1996 and 1997, approximately $136,000, $176,000 and $750,000 or approximately 1.5%, 1.6% and 6.3%, respectively, of Perfection's sales were made to UPCO Manufacturing, Inc. ("UPCO"), a company of which Maura
L. Berney, who will become a director of the Company upon consummation of this Offering, was a shareholder. For the years ended September 30, 1995, 1996 and 1997, approximately $29,000, $42,000 and $196,000, respectively, included in trade accounts receivable was due from UPCO. Ms. Berney sold all of her interest in UPCO on February 27, 1998.

     On May 1, 1994, Cook Brothers agreed to pay an annuity of $1,908.33 per month to Ruth Cook, the mother of Henry B. Cook, Jr. Cook Brothers is obligated under a note held by Janet Cook, the former wife of Henry B. Cook, Jr., which bears interest at 10% and requires monthly payments of $2,750 until January 14, 2009.

     On April 22, 1996, Mr. Cook executed a note that is held by Cook Brothers in the principal amount of $149,237 with monthly payments of $1,491.67 until the principal of the note is repaid. This note represented prior undocumented amounts loaned to Mr. Cook since 1981. On April 15, 1998, this note was refinanced and consolidated into a note executed by Mr. Cook and held by Cook Brothers in the principal amount of $261,893. This note bears no interest and is due June 30, 2003. The principal amount reflects loans made by Cook Brothers and its affiliate, NEC Leasing, Inc., a company of which Mr. Cook is a shareholder, to Mr. Cook at various times from 1981 to March 31, 1998.

     At various times from June 30, 1989 through December 31, 1997, Cook Brothers loaned an aggregate of $324,282 to Heavy Duty Diesel, Inc., a company of which Mr. Cook is a stockholder. As of March 31, 1998, the outstanding balance of this loan was $324,282. This loan bears no interest, is unsecured and has no stated maturity date.

     Cook Brothers is a party to a buying group through which Cook Brothers made $4.5 million of inventory purchases. Henry B. Cook, Jr. is currently serving a three year term that expires on April 23, 1999 on the board of directors of the buying group.

     TCC is the guarantor of approximately $1,000,000 of indebtedness incurred on August 29, 1997 for the purchase of the properties at 3275 Dodd Road, Eagan, Minnesota and 4700 North 124th Street, Wauwatosa, Wisconsin 53213 by Peter D. Lund, who is the President of TCC and who will become a director of the Company upon consummation of this Offering. Mr. Lund and the Company intend to seek the termination of this guaranty shortly after the closing of this Offering. These properties will be leased by TCC from Mr. Lund after the consummation of this Offering.

     TCC is a party to a buying group through which TCC made approximately $1.2 million of inventory purchases. Peter D. Lund, who will become a director of the Company upon consummation of this Offering, is currently serving a three year term that expires on April 23, 1998 on the board of directors of the buying group.

COMPANY POLICY

     Any future transactions with directors, officers, employees or affiliates of the Company are anticipated to be minimal and must be approved in advance by a majority of disinterested members of the Board of Directors.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information regarding the beneficial ownership of the Common Stock, after giving effect to the Mergers and this Offering, by (i) each person known to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each Company director and person who has consented to be named as a director ("named directors"); (iii) each executive officer and person who has consented to be named as an executive officer ("named executive officers"); and (iv) all executive officers, named executive officers, directors and named directors as a group. All persons listed have an address c/o the Company's principal executive offices and have sole voting and investment power with respect to their shares unless otherwise indicated.

                                           SHARES BENEFICIALLY
                                           OWNED AFTER OFFERING
                                           --------------------
                                            NUMBER      PERCENT
                                           --------     -------
Notre Capital Ventures II, L.L.C........   2,162,388      12.7%
John R. Oren(1).........................   2,172,388      12.8
Peter D. Lund...........................   1,000,009       5.9
James R. Davis(2).......................    918,163        5.4
Louis J. Boggeman, Jr.(3)...............    606,099        3.6
Everett W. Petry(4).....................    500,000        2.9
Thomas A. Work(5).......................    469,362        2.8
Rodolfo A. Duemichen....................    320,858        1.9
Henry B. Cook, Jr.......................    280,357        1.7
J. David Gooch..........................    275,329        1.6
T. Michael Young(6).....................    259,091        1.5
Maura L. Berney(7)......................    155,726       *
Hugh H.N. McConnell, Jr.................    100,000       *
Ronald G. Short.........................     91,192       *
Paul E. Pryzant.........................     75,000       *
Daniel P. Bucaro........................     75,000       *
Wayne S. Rachlen........................     50,000       *
Marlise C. Skinner......................     50,000       *
Louie A. Hamilton.......................     50,000       *
Lawrence K. King(8)(9)..................     24,545       *
I.T. Corley(9)..........................     20,000       *
All executive officers, directors and
  named directors as a group (19
  persons)..............................   6,518,054      38.3

------------

 * Less than 1%.

(1) Includes 10,000 shares of Common Stock issuable upon the exercise of options granted under the Directors' Plan and 2,162,388 shares of Common Stock issued to Notre. Mr. Oren is a Managing Director of Notre.

(2) Includes 145,930 shares of Common Stock issued to a trust of which Mr. Davis' wife is the trustee and beneficiary for which Mr. Davis claims beneficial ownership.

(3) Includes 269,732 shares of Common Stock held in custody by Mr. Boggeman for the benefit of his minor children.

(4) Includes 250,000 shares of Common Stock issued to a trust of which Mr. Petry's wife is the trustee and beneficiary for which Mr. Petry claims beneficial ownership.

(5) Includes 334,947 shares of Common Stock issuable on the exercise of warrants to purchase Common Stock having an exercise price of $8.42 per share.

(6) Includes 9,091 shares of Common Stock issuable on conversion of a convertible note issued by Notre which is convertible into Common Stock of the Company owned by Notre.

(7) Includes 25,157 shares of Common Stock held in escrow as to which Ms. Berney claims beneficial ownership.

(8) Includes 4,545 shares of Common Stock issuable on conversion of a convertible note issued by Notre which is convertible into Common Stock of the Company owned by Notre.

(9) Includes 10,000 shares of Common Stock issuable upon the exercise of options granted under the Directors' Plan.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The authorized capital stock of the Company consists of 107,000,000 shares of capital stock, consisting of 100,000,000 shares of Common Stock, 2,000,000 shares of Restricted Common Stock and 5,000,000 shares of Preferred Stock ("Preferred Stock"). Upon completion of the Mergers and this Offering, the Company will have outstanding 16,262,611 shares of Common Stock, including 1,912,388 shares of Restricted Common Stock and no shares of Preferred Stock. The following discussion is qualified in its entirety by reference to the Restated Certificate of Incorporation of Transportation Components, which is included as an exhibit to the Registration Statement of which this Prospectus is a part.

COMMON STOCK AND RESTRICTED COMMON STOCK

     The holders of Common Stock are each entitled to one vote for each share held on all matters to which they are entitled to vote, including the election of directors. The holders of Restricted Common Stock, voting together as a single class, are entitled to elect one member of the Company's Board of Directors and to 0.75 of one vote for each share held on all other matters on which they are entitled to vote. Holders of Restricted Common Stock are not entitled to vote on the election of any other directors. Upon consummation of this Offering, the Board of Directors will be classified into three classes as nearly equal in number as possible, with the term of each class expiring on a staggered basis. The classification of the Board of Directors may make it more difficult to change the composition of the Board of Directors and thereby may discourage or make more difficult an attempt by a person or group to obtain control of the Company. Cumulative voting for the election of directors is not permitted. Any director, or the entire Board of Directors, may be removed at any time, with cause, by a majority of the aggregate number of votes which may be cast by the holders of outstanding shares of Common Stock and Restricted Common Stock entitled to vote for the election of directors, provided, however, that only the holders of the Restricted Common Stock may remove the director such holders are entitled to elect.

     Subject to the rights of any then outstanding shares of Preferred Stock, holders of Common Stock and Restricted Common Stock are entitled to participate pro rata in such dividends as may be declared in the discretion of the Board of Directors out of funds legally available therefor. Holders of Common Stock and Restricted Common Stock are entitled to share ratably in the net assets of the Company upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any Preferred Stock then outstanding. Holders of Common Stock and holders of Restricted Common Stock have no preemptive rights to purchase shares of stock of the Company. Shares of Common Stock are not subject to any redemption provisions and are not convertible into any other securities of the Company. Shares of Restricted Common Stock are not subject to any redemption provisions but are convertible into Common Stock, on the occurrence of certain events. All outstanding shares of Common Stock and Restricted Common Stock are, and the shares of Common Stock to be issued pursuant to this Offering and the Mergers will be upon payment therefor, fully paid and non-assessable.

     Each share of Restricted Common Stock will automatically convert to Common Stock on a share-for-share basis (i) in the event of a disposition of such share of Restricted Common Stock by the holder thereof (other than a distribution which is a distribution by a holder to its partners or beneficial owners, or a transfer to a related party of such holder (as defined in Sections 267, 707, 318 and/or 4946 of the Internal Revenue Code of 1986, as amended)), (ii) in the event any person acquires beneficial ownership of 15% or more of the outstanding shares of Common Stock, or (iii) in the event any person offers to acquire 15% or more of the total number of outstanding shares of Common Stock. After June 30, 1999, the Board of Directors may elect to convert any outstanding shares of Restricted Common Stock into shares of Common Stock in the event 80% or more of the originally outstanding shares of Restricted Common Stock have been previously converted into shares of Common Stock.

     The Company has prepared and submitted applications to The New York Stock Exchange ("NYSE") for listing of its Common Stock under the symbol "TUI."
The Restricted Common Stock will not be listed on any exchange.

PREFERRED STOCK

     The Preferred Stock may be issued from time to time by the Board of Directors in one or more series. Subject to the provisions of the Company's Certificate of Incorporation and limitations prescribed by law, the Board of Directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the Preferred Stock, in each case without any further action or vote by the stockholders. The Company has no current plans to issue any shares of Preferred Stock.

     One of the effects of undesignated Preferred Stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of the Company's management. The issuance of shares of the Preferred Stock pursuant to the Board of Directors' authority described above may adversely affect the rights of the holders of Common Stock. For example, Preferred Stock issued by the Company may rank prior to the Common Stock and Restricted Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of Preferred Stock may discourage bids for the Common Stock or may otherwise adversely affect the market price of the Common Stock.

STATUTORY BUSINESS COMBINATION PROVISION

     The Company is subject to Section 203 of the DGCL which, with certain exceptions, prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and officers and
(b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (iii) on or after such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least
66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. An "interested stockholder" is defined as any person that is (a) the owner of 15% or more of the outstanding voting stock of the corporation or
(b) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BYLAWS

     Pursuant to the Company's Certificate of Incorporation and as permitted by Delaware law, directors of the Company are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or any transaction in which a director has derived an improper personal benefit.

     Additionally, the Certificate of Incorporation of the Company provides that directors and officers of the Company shall be, and at the discretion of the Board of Directors non-officer employees and agents may be, indemnified by the Company to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities actually and reasonably incurred in connection with service for or on behalf of the Company and further permits the advancing of expenses incurred in defense of claims.

     The Certificate of Incorporation also provides that any action required or permitted to be taken by the stockholders of the Company at an annual or special meeting of stockholders must be effected at a duly called meeting and may not be taken or effected by a written consent of stockholders in lieu thereof. The Company's Bylaws provide that a special meeting of stockholders may be called only by the Chief Executive Officer, by a majority of the Board of Directors or by a majority of the Executive Committee of the Board of Directors. The Bylaws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at that special meeting. To amend or repeal the Company's Bylaws, an amendment or repeal thereof must first be approved by the Board of Directors or by the affirmative vote of the holders of at least 66 2/3% of the total votes eligible to be cast by holders of voting stock with respect to such amendment or repeal.

     The Company's Bylaws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors or a committee thereof, of candidates for election as directors (the "Nomination Procedure") and with regard to other matters to be brought by stockholders before an annual meeting of stockholders of the Company (the "Business Procedure"). The Nomination Procedure requires that a stockholder give prior written notice, in proper form, of a planned nomination for the Board of Directors to the Secretary of the Company. The requirements as to the form and timing of that notice are specified in the Company's Bylaws. If the Chairman of the Board of Directors determines that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director. Under the Business Procedure, a stockholder seeking to have any business conducted at an annual meeting must give prior written notice, in proper form, to the Secretary of the Company. The requirements as to the form and timing of that notice are specified in the Company's Bylaws. If the Chairman of the Board of Directors determines that the other business was not properly brought before such meeting in accordance with the Business Procedure, such business will not be conducted at such meeting.

     Although the Company's Bylaws do not give the Board of Directors any power to approve or disapprove stockholder nominations for the election of directors or of any other business desired by stockholders to be conducted at an annual or any other meeting, the Company's Bylaws (i) may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular meeting if the proper procedures are not followed or (ii) may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company, even if the conduct of such solicitation or such attempt might be beneficial to the Company and its stockholders.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the Common Stock is American Stock Transfer & Trust Company, 46 Wall Street, New York, New York 10005.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon consummation of the Mergers and completion of this Offering, the Company will have outstanding 16,262,611 shares of Common Stock. The 5,500,000 shares sold in this Offering (plus any additional shares sold upon exercise of the Underwriters' over-allotment option) will be freely tradeable without restriction unless acquired by affiliates of the Company. None of the remaining outstanding shares of Common Stock or Restricted Common Stock have been registered under the Securities Act, which means that they may be resold publicly only upon registration under the Securities Act or in compliance with an exemption from the registration requirements of the Securities Act, including the exemption provided by Rule 144 thereunder.

     In general, under Rule 144, if a period of at least one year has elapsed between the later of the date on which restricted securities were acquired from the Company or the date on which they were acquired from an affiliate, the holder of such restricted securities (including an affiliate) is entitled to sell a number of shares within any three-month period that does not exceed the greater of (i) one percent of the then outstanding shares of the Common Stock (approximately 162,626 shares upon completion of this Offering) or (ii) the average weekly reported volume of trading of the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements pertaining to the manner of such sales, notices of such sales and the availability of current public information concerning the Company. Affiliates may sell shares not constituting restricted securities in accordance with the foregoing volume limitations and other requirements but without regard to the one year holding period. Under Rule 144(k), if a period of at least two years has elapsed between the later of the date on which restricted securities were acquired from the Company and the date on which they were acquired from an affiliate, a holder of such restricted securities who is not an affiliate at the time of the sale and who has not been an affiliate for at least three months prior to the sale is entitled to sell the shares immediately without regard to the volume limitations and other conditions described above.

     The Company and its officers, directors and certain stockholders who beneficially own 10,829,031 shares in the aggregate have agreed not to sell or otherwise dispose of any shares of Common Stock for a period of 180 days after the date of this Prospectus without the prior written consent of Bear, Stearns & Co. Inc. except that the Company may issue Common Stock in connection with acquisitions or in connection with the Plan and the Directors' Plan (the "Plans") or upon conversion of shares of the Restricted Common Stock. See "Underwriting." In addition, all of the stockholders of the Founding
Companies, certain other stockholders and the Company's officers and directors have agreed with the Company that they will not sell any of their shares for a period of two years after the closing of this Offering.

     Within 90 days after the consummation of this Offering, the Company intends to register up to 10,000,000 shares of its Common Stock under the Securities Act for use by the Company in connection with future acquisitions. Upon such registration, these shares will generally be freely tradeable after their issuance. In some instances, however, the Company may contractually restrict the sale of shares issued in connection with future acquisitions.

     Prior to this Offering, there has been no public market for the Common Stock, and no prediction can be made as to the effect, if any, that the sale of shares or the availability of shares for sale will have on the market price for the Common Stock prevailing from time to time. Nevertheless, sales, or the availability for sale of, substantial amounts of the Common Stock in the public market could adversely affect prevailing market prices and the future ability of the Company to raise equity capital and complete any additional acquisitions for Common Stock.

                                  UNDERWRITING

     Subject to the terms and conditions of the Underwriting Agreement, the underwriters named below (the "Underwriters"), through their representatives, Bear, Stearns & Co. Inc., BT Alex. Brown Incorporated and Sanders Morris Mundy Inc. (together, the "Representatives"), have severally agreed to purchase from the Company the following respective number of shares of Common Stock at the initial public offering price less the underwriting discounts and commissions set forth on the cover page of this Prospectus:

                                           NUMBER OF
              UNDERWRITERS                  SHARES
----------------------------------------  -----------
Bear, Stearns & Co. Inc.................
BT Alex. Brown Incorporated.............
Sanders Morris Mundy Inc................
                                          -----------

     Total..............................    5,500,000
                                          ===========

     The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will purchase all of the shares of Common Stock offered hereby if any of such shares are purchased.

     The Company has been advised by the Representatives that the Underwriters propose to offer the shares of Common Stock to the public at the initial public offering price set forth on the cover page of this Prospectus and to certain
dealers at such price less a concession not in excess of $    per share. The
Underwriters may allow, and such dealers may re-allow, a concession not in
excess of $    per share to certain other dealers. After commencement of the initial public offering, the offering price and other selling terms may be changed by the Representatives.

     The Company has granted the Underwriters an option, exercisable not later than 30 days after the date of this Prospectus, to purchase up to 825,000 additional shares of Common Stock at the initial public offering price less the underwriting discounts and commissions set forth on the cover page of this Prospectus. To the extent that the Underwriters exercise such option, each of the Underwriters will have a firm commitment to purchase approximately the same percentage thereof that the number of shares of Common Stock to be purchased by it in the above table bears to 5,500,000, and the Company will be obligated, pursuant to the option, to sell such shares to the Underwriters. The Underwriters may exercise such option only to cover over-allotments made in connection with the sale of the Common Stock offered hereby. If purchased, the Underwriters will offer such additional shares on the same terms as those on which the 5,500,000 shares are being offered.

     The Underwriting Agreement contains covenants of indemnity and contribution between the Underwriters and the Company regarding certain liabilities, including liabilities under the Securities Act.

     To facilitate the Offering of the Common Stock, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the Common Stock. Specifically, the Underwriters may over-allot shares of the Common Stock in connection with this Offering, thereby creating a short position in the Underwriters' syndicate account. Additionally, to cover such over-allotments or to stabilize the market price of the Common Stock, the Underwriters may bid for, and purchase, shares of the Common Stock in the open market. Any of these activities may maintain the market price of the Common Stock at a level above that which might otherwise prevail in the open market. The Underwriters are not required to engage in these activities, and, if commenced, any such activities may be discontinued at any time. The Representatives, on behalf of the Underwriters, also may reclaim selling concessions allowed to an Underwriter or dealer, if the syndicate repurchases shares distributed by that Underwriter or dealer.

     The Company has agreed that it will not sell or offer any shares of Common Stock or options, rights or warrants to acquire any Common Stock for a period of 180 days after the date of this Prospectus without the prior written consent of Bear, Stearns & Co. Inc., except for shares issued (i) in connection with acquisitions, (ii) pursuant to the exercise of options granted under the Plans, and (iii) upon conversion of shares of Restricted Common Stock. Further, the Company's directors, officers and certain stockholders who beneficially own 10,829,031 shares in the aggregate have agreed not to directly or indirectly sell or offer for sale or otherwise dispose of any Common Stock for a period of 180 days after the date of this Prospectus without the prior written consent of Bear, Stearns & Co. Inc.

     The Representatives have advised the Company that the Underwriters do not intend to confirm sales to any account over which they exercise discretionary authority.

     Certain principals of Sanders Morris Mundy Inc., one of the Representatives, are investors in Notre. In March 1998, two of those principals purchased notes from Notre which are convertible into shares of Common Stock upon consummation of this Offering. The shares of Common Stock issuable on conversion of such note beneficially owned by those principals represent less than 1% of the Common Stock to be outstanding after the consummation of this Offering.

     Prior to this Offering, there has been no public market for the Common Stock. Consequently, the initial public offering price for the Common Stock will be determined by negotiations between the Company and the Representatives. Among the factors considered in such negotiations were prevailing market conditions, the results of operations of the Founding Companies in recent periods, the market capitalization and stages of development of other companies which the Company and the Representatives believed to be comparable to the Company, estimates of the business potential of the Company, the present state of the Company's development and other factors deemed relevant by the Company and the Representatives.

                                 LEGAL MATTERS

     The validity of the Common Stock offered hereby will be passed on for the Company by Bracewell & Patterson, L.L.P., Houston, Texas. Certain members of Bracewell & Patterson, L.L.P. are investors in Notre and own in the aggregate an approximate 2% interest in Notre. Certain legal matters related to this Offering will be passed on for the Underwriters by Piper & Marbury L.L.P., Baltimore, Maryland.

                                    EXPERTS

     The financial statements of TCC, Gear & Wheel, Amparts, Cook Brothers, Plaza, Perfection and Drive Line included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     The financial statements of Carter included elsewhere in the Prospectus have been audited by Ernst & Young LLP, independent auditors, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                             ADDITIONAL INFORMATION

     The Company has filed with the SEC a Registration Statement (which term shall encompass any and all amendments thereto) on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus, which is part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the SEC. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is hereby made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. For further information with respect to the Company, reference is hereby made to the Registration Statement and such exhibits and schedules filed as a part thereof, which may be inspected, without charge, at the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The SEC maintains a web site that contains reports, proxy and information statements regarding registrants that file electronically with the SEC. The address of this web site is (http://www.sec.gov). Copies of all or any portion of the Registration Statement may be obtained from the Public Reference Section of the SEC, upon payment of the prescribed fees.

                         INDEX TO FINANCIAL STATEMENTS

                                        PAGE
                                        -----
UNAUDITED PRO FORMA COMBINED
  FINANCIAL STATEMENTS
     Basis of Presentation...........     F-3
     Unaudited Pro Forma Combined
      Balance Sheet as of December
      31, 1997.......................     F-4
     Unaudited Pro Forma Combined
      Statement of Operations for the
      Year Ended December 31, 1997...     F-5
     Notes to Unaudited Pro Forma
      Combined Financial
      Statements.....................     F-6
HISTORICAL FINANCIAL STATEMENTS
  TRANSPORTATION COMPONENTS, INC.
     Report of Independent Public
      Accountants....................    F-11
     Balance Sheet...................    F-12
     Statement of Operations.........    F-13
     Statement of Stockholders'
      Equity.........................    F-14
     Statement of Cash Flows.........    F-15
     Notes to Financial Statements...    F-16
  CHARLES W. CARTER CO. -- LOS
  ANGELES
     Report of Independent
      Auditors.......................    F-19
     Consolidated Balance Sheets.....    F-20
     Consolidated Statements of
      Operations.....................    F-21
     Consolidated Statements of
      Stockholders' Equity...........    F-22
     Consolidated Statements of Cash
      Flows..........................    F-23
     Notes to Consolidated Financial
      Statements.....................    F-24
  TRANSPORTATION COMPONENTS GROUP
     (TCC)
     Report of Independent Public
      Accountants....................    F-32
     Combined Balance Sheets.........    F-33
     Combined Statements of
      Operations.....................    F-34
     Combined Statements of
      Shareholders' Equity...........    F-35
     Combined Statements of Cash
      Flows..........................    F-36
     Notes to Combined Financial
      Statements.....................    F-37
  GEAR & WHEEL GROUP
     Report of Independent Public
      Accountants....................    F-44
     Combined Balance Sheets.........    F-45
     Combined Statements of
      Operations.....................    F-46
     Combined Statements of
      Shareholders' Equity...........    F-47
     Combined Statements of Cash
      Flows..........................    F-48
     Notes to Combined Financial
      Statements.....................    F-49

  AMPARTS GROUP
     Report of Independent Public
      Accountants....................    F-55
     Combined Balance Sheets.........    F-56
     Combined Statements of
      Operations.....................    F-57
     Combined Statements of
      Shareholders' Equity...........    F-58
     Combined Statements of Cash
      Flows..........................    F-59
     Notes to Combined Financial
      Statements.....................    F-60

                                        PAGE
                                        -----
  THE COOK BROTHERS COMPANIES, INC.
     Report of Independent Public
      Accountants....................    F-67
     Consolidated Balance Sheets.....    F-68
     Consolidated Statements of
      Operations.....................    F-69
     Consolidated Statements of
      Stockholders' Equity...........    F-70
     Consolidated Statements of Cash
      Flows..........................    F-71
     Notes to Consolidated Financial
      Statements.....................    F-72

  PLAZA AUTOMOTIVE, INC.
     Report of Independent Public
      Accountants....................    F-80
     Consolidated Balance Sheet......    F-81
     Consolidated Statement of
      Operations.....................    F-82
     Consolidated Statement of
      Shareholders' Equity...........    F-83
     Consolidated Statement of Cash
      Flows..........................    F-84
     Notes to Consolidated Financial
      Statements.....................    F-85

  PERFECTION GROUP
     Report of Independent Public
      Accountants....................    F-92
     Consolidated Balance Sheets.....    F-93
     Consolidated Statements of
      Operations.....................    F-94
     Consolidated Statements of
      Shareholders' Equity...........    F-95
     Consolidated Statements of Cash
      Flows..........................    F-96
     Notes to Consolidated Financial
      Statements.....................    F-97

  DRIVE LINE, INC.
     Report of Independent Public
      Accountants....................   F-103
     Balance Sheets..................   F-104
     Statements of Operations........   F-105
     Statements of Shareholders'
      Equity.........................   F-106
     Statements of Cash Flows........   F-107
     Notes to Financial Statements...   F-108

             TRANSPORTATION COMPONENTS, INC. AND FOUNDING COMPANIES
               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                             BASIS OF PRESENTATION

     The following unaudited pro forma combined financial statements give effect to the mergers by Transportation Components, Inc. (TransCom USA or the Company), of substantially all of the outstanding capital stock of Charles W. Carter
Co. -- Los Angeles (Carter), Transportation Components Group (TCC), The Cook Brothers Companies, Inc. (Cook Brothers), Gear & Wheel Group (Gear & Wheel), Amparts International, Inc. (Amparts), Plaza Automotive, Inc. (Plaza), Perfection Group (Perfection), Drive Line, Inc. (Drive Line), and Universal Fleet Supply, Inc. (Universal), (together, the Founding Companies). TransCom USA and the Founding Companies are hereinafter referred to as the Company. These mergers (the Mergers) will occur simultaneously with the closing of TransCom USA's initial public offering (the Offering) and will be accounted for using the purchase method of accounting. TransCom USA has been identified as the accounting acquiror in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 97 which states that the combining company which receives the largest portion of voting rights in the combined corporation is presumed to be the acquiror for accounting purposes. The unaudited pro forma combined financial statements also give effect to the issuance of common stock in connection with the Offering and as partial consideration for the acquisitions to the sellers of the Founding Companies. These pro forma statements are based on the historical financial statements of the Founding Companies included elsewhere in this Prospectus and the estimates and assumptions set forth below and in the notes to the unaudited pro forma combined financial statements.

     The unaudited pro forma combined balance sheet gives effect to the Mergers and the Offering as if they had occurred on December 31, 1997. The unaudited pro forma combined statement of operations give effect to these transactions as if they had occurred on January 1, 1997.

     TransCom USA has preliminarily analyzed the benefits that it expects to be realized from reductions in salaries, bonuses and certain benefits to the owners. To the extent the owners of the Founding Companies have agreed prospectively to reductions in salary, bonuses and benefits, these reductions have been reflected in the unaudited pro forma combined statement of operations. Additionally, reductions in interest expense as the result of the planned repayment of a portion of the Founding Companies' existing debt have been reflected in the unaudited pro forma combined statement of operations. With respect to other potential benefits, TransCom USA has not and cannot quantify these benefits until completion of the combination of the Founding Companies. It is anticipated that these benefits will be offset by costs related to TransCom USA's new corporate management and by the costs associated with being a public company. However, because these costs cannot be accurately quantified at this time, they have not been included in the pro forma financial information of TransCom USA.

     The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The unaudited pro forma combined financial data presented herein do not purport to represent what the Company's financial position or results of operations would have actually been had such events occurred at the beginning of the periods presented, as assumed, or to project the Company's financial position or results of operations for any future period or the future results of the Founding Companies. The unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this Prospectus. Also see "Risk Factors" included elsewhere herein.

             TRANSPORTATION COMPONENTS, INC. AND FOUNDING COMPANIES
        UNAUDITED PRO FORMA COMBINED BALANCE SHEET -- DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                        TRANSCOM                          GEAR &                 COOK
                                          USA       CARTER       TCC       WHEEL     AMPARTS    BROTHERS   PLAZA     UNIVERSAL
                                        --------    -------    -------    -------    -------    -------    ------    ---------
               ASSETS
CURRENT ASSETS:
   Cash and cash equivalents.........   $     5     $    14    $   590    $  406     $  165     $   483    $  238     $   165
   Accounts receivable, net..........     --          3,883      3,107     3,737      2,576       3,492     2,491       1,639
   Receivable(s) from related
     parties.........................     --             99         49      --          328         357      --            72
   Notes receivable, current.........     --          --         --         --         --         1,129      --         --
   Inventories.......................     --         10,516      4,122     7,353      5,575       9,380     3,584       2,329
   Prepaid expenses and other........     --            105        398      --           93         573        72          18
   Deferred tax asset................     --            345        184      --         --           128      --           116
                                        --------    -------    -------    -------    -------    -------    ------    ---------
       Total current assets..........         5      14,962      8,450    11,496      8,737      15,542     6,385       4,339
PROPERTY AND EQUIPMENT, net..........     --            809        993       878        375       2,822     1,433         462
NOTES RECEIVABLE, net................     --          --         --         --         --         2,130      --         --
DEFERRED TAX ASSET...................     --          --         --         --          293       --          202       --
OTHER ASSETS.........................       337         651        154        63         38          19       432          42
GOODWILL.............................     --          --         --         --         --         --         --         --
                                        --------    -------    -------    -------    -------    -------    ------    ---------
       Total assets..................   $   342     $16,422    $ 9,597    $12,437    $9,443     $20,513    $8,452     $ 4,843
                                        ========    =======    =======    =======    =======    =======    ======    =========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable and accrued
     expenses........................   $   316     $ 5,394    $ 4,297    $2,278     $3,316     $ 4,452    $2,172     $ 1,984
   Payable(s) to related parties.....     --             89          4       531         49          29       183           3
   Line(s) of credit.................     --          4,507      1,781     2,189      1,576       --        1,200       1,050
   Current maturities of long-term
     debt............................     --            144        110       203       --         1,569        67         108
   Deferred tax liability............     --          --         --          727        792       --           99       --
   Other current liabilities.........     --            124      --         --         --         --         --         --
   Payable to Founding Companies'
     stockholders....................     --          --         --         --         --         --         --         --
                                        --------    -------    -------    -------    -------    -------    ------    ---------
       Total current liabilities.....       316      10,258      6,192     5,928      5,733       6,050     3,721       3,145
LONG-TERM DEBT, net..................     --          1,543        410       677       --        11,401       223          88
PAYABLE TO RELATED PARTY.............     --          --             5       381       --           300       793       --
DEFERRED TAX LIABILITY...............     --          --           355       333       --           327      --            12
                                        --------    -------    -------    -------    -------    -------    ------    ---------
       Total liabilities.............       316      11,801      6,962     7,319      5,733      18,078     4,737       3,245
COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST IN CONSOLIDATED
 SUBSIDIARY..........................     --          --         --         --         --         --         --         --
STOCKHOLDERS' EQUITY:
   Preferred stock...................     --          --           717      --         --         --         --         --
   Common stock......................        26         265         40         8        713         424        11          10
   Additional paid-in capital........     3,562         201                   13       --         --         --         --
   Retained earnings.................    (3,562 )     5,276      1,878     5,172      2,997       2,863     3,704       1,588
   Deferred compensation.............     --         (1,121)                           --                               --
   Treasury stock, at cost...........     --          --         --          (75 )     --          (852)     --         --
                                        --------    -------    -------    -------    -------    -------    ------    ---------
       Total stockholders' equity....        26       4,621      2,635     5,118      3,710       2,435     3,715       1,598
                                        --------    -------    -------    -------    -------    -------    ------    ---------
       Total liabilities and
        stockholders' equity.........   $   342     $16,422    $ 9,597    $12,437    $9,443     $20,513    $8,452     $ 4,843
                                        ========    =======    =======    =======    =======    =======    ======    =========

                                                                               PRO FORMA                  POST MERGER
                                       PERFECTION    DRIVE LINE     TOTAL     ADJUSTMENTS    PRO FORMA    ADJUSTMENTS
                                       ----------    ----------    -------    -----------    ---------    ------------
               ASSETS
CURRENT ASSETS:
   Cash and cash equivalents.........    $   43        $   61      $ 2,170      $  (684)     $  1,486       $ --
   Accounts receivable, net..........     1,966           586       23,477       --            23,477         --
   Receivable(s) from related
     parties.........................       239           593        1,737         (593)        1,144         --
   Notes receivable, current.........     --            --           1,129       --             1,129         --
   Inventories.......................     2,590         1,855       47,304        4,082        51,386         --
   Prepaid expenses and other........        12         --           1,271       --             1,271         --
   Deferred tax asset................       101         --             874          144         1,018         --
                                       ----------    ----------    -------    -----------    ---------    ------------
       Total current assets..........     4,951         3,095       77,962        2,949        80,911         --
PROPERTY AND EQUIPMENT, net..........     1,571         1,564       10,907         (946)        9,961         (1,519)
NOTES RECEIVABLE, net................     --            --           2,130       --             2,130         --
DEFERRED TAX ASSET...................        51         --             546           18           564         --
OTHER ASSETS.........................         1         --           1,737         (495)        1,242           (337)
GOODWILL.............................     --            --           --          65,809        65,809         --
                                       ----------    ----------    -------    -----------    ---------    ------------
       Total assets..................    $6,574        $4,659      $93,282      $67,335      $160,617       $ (1,856)
                                       ==========    ==========    =======    ===========    =========    ============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable and accrued
     expenses........................    $2,749        $  360      $27,318      $   (98)     $ 27,220       $   (316)
   Payable(s) to related parties.....     --            1,414        2,302         (212)        2,090         (2,007)
   Line(s) of credit.................     --            1,000       13,303       --            13,303         (5,427)
   Current maturities of long-term
     debt............................       363            65        2,629         (113)        2,516         (2,078)
   Deferred tax liability............     --            --           1,618        2,269         3,887         --
   Other current liabilities.........     --            --             124       --               124         --
   Payable to Founding Companies'
     stockholders....................     --            --           --          21,048        21,048        (21,048)
                                       ----------    ----------    -------    -----------    ---------    ------------
       Total current liabilities.....     3,112         2,839       47,294       22,894        70,188        (30,876)
LONG-TERM DEBT, net..................     2,416         1,173       17,931        4,299        22,230        (22,230)
PAYABLE TO RELATED PARTY.............     --            --           1,479         (381)        1,098            (15)
DEFERRED TAX LIABILITY...............     --            --           1,027          106         1,133         --
                                       ----------    ----------    -------    -----------    ---------    ------------
       Total liabilities.............     5,528         4,012       67,731       26,918        94,649        (53,121)
COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST IN CONSOLIDATED
 SUBSIDIARY..........................       142         --             142         (142)        --            --
STOCKHOLDERS' EQUITY:
   Preferred stock...................     --            --             717         (717)        --            --
   Common stock......................        10         --           1,507       (1,406)          101             55
   Additional paid-in capital........       606            37        4,419       65,010        69,429         51,210
   Retained earnings.................       429           610       20,955      (24,517)       (3,562 )       --
   Deferred compensation.............     --            --          (1,121)       1,121         --            --
   Treasury stock, at cost...........      (141)        --          (1,068)       1,068         --            --
                                       ----------    ----------    -------    -----------    ---------    ------------
       Total stockholders' equity....       904           647       25,409       40,559        65,968         51,265
                                       ----------    ----------    -------    -----------    ---------    ------------
       Total liabilities and
        stockholders' equity.........    $6,574        $4,659      $93,282      $67,335      $160,617       $ (1,856)
                                       ==========    ==========    =======    ===========    =========    ============

                                       AS ADJUSTED
                                       -----------
               ASSETS
CURRENT ASSETS:
   Cash and cash equivalents.........   $   1,486
   Accounts receivable, net..........      23,477
   Receivable(s) from related
     parties.........................       1,144
   Notes receivable, current.........       1,129
   Inventories.......................      51,386
   Prepaid expenses and other........       1,271
   Deferred tax asset................       1,018
                                       -----------
       Total current assets..........      80,911
PROPERTY AND EQUIPMENT, net..........       8,442
NOTES RECEIVABLE, net................       2,130
DEFERRED TAX ASSET...................         564
OTHER ASSETS.........................         905
GOODWILL.............................      65,809
                                       -----------
       Total assets..................   $ 158,761
                                       ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable and accrued
     expenses........................   $  26,904
   Payable(s) to related parties.....          83
   Line(s) of credit.................       7,876
   Current maturities of long-term
     debt............................         438
   Deferred tax liability............       3,887
   Other current liabilities.........         124
   Payable to Founding Companies'
     stockholders....................      --
                                       -----------
       Total current liabilities.....      39,312
LONG-TERM DEBT, net..................      --
PAYABLE TO RELATED PARTY.............       1,083
DEFERRED TAX LIABILITY...............       1,133
                                       -----------
       Total liabilities.............      41,528
COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST IN CONSOLIDATED
 SUBSIDIARY..........................      --
STOCKHOLDERS' EQUITY:
   Preferred stock...................      --
   Common stock......................         156
   Additional paid-in capital........     120,639
   Retained earnings.................      (3,562)
   Deferred compensation.............      --
   Treasury stock, at cost...........      --
                                       -----------
       Total stockholders' equity....     117,233
                                       -----------
       Total liabilities and
        stockholders' equity.........   $ 158,761
                                       ===========

  See accompanying notes to unaudited pro forma combined financial statements.

             TRANSPORTATION COMPONENTS, INC. AND FOUNDING COMPANIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                         TRANSCOM                           GEAR &                    COOK
                                           USA      CARTER       TCC        WHEEL       AMPARTS     BROTHERS      PLAZA
                                         --------   -------   ---------    --------     -------     --------     --------
REVENUES.............................    $ --       $37,528   $  33,001    $ 22,944     $22,687     $22,225      $ 20,721
COST OF SALES........................      --        25,460      23,619      16,217     17,240       14,999        14,937
                                         --------   -------   ---------    --------     -------     --------     --------
 Gross profit........................      --        12,068       9,382       6,727      5,447        7,226         5,784
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES............................      3,562     10,836       8,063       5,735      2,857        5,524         4,763
                                         --------   -------   ---------    --------     -------     --------     --------
 Income from operations..............     (3,562 )    1,232       1,319         992      2,590        1,702         1,021
OTHER INCOME (EXPENSE):
 Interest expense....................      --          (384)       (222)       (210)      (115 )     (1,182 )        (119)
 Other income (expense), net.........      --           (57)         57          69       (126 )        101            88
MINORITY INTEREST IN INCOME OF
 CONSOLIDATED SUBSIDIARY.............      --         --         --           --          --          --            --
                                         --------   -------   ---------    --------     -------     --------     --------
INCOME BEFORE INCOME TAXES...........     (3,562 )      791       1,154         851      2,349          621           990
PROVISION FOR INCOME TAXES...........      --           154         419         437        292          259           396
                                         --------   -------   ---------    --------     -------     --------     --------
NET INCOME...........................    $(3,562 )  $   637   $     735    $    414     $2,057      $   362      $    594
                                         ========   =======   =========    ========     =======     ========     ========
NET INCOME PER SHARE.....................................................................................................
SHARES USED IN COMPUTING PRO FORMA NET INCOME PER SHARE(1)...............................................................

                                                                       DRIVE                   PRO FORMA
                                       UNIVERSAL      PERFECTION       LINE        TOTAL      ADJUSTMENTS      PRO FORMA
                                       ----------     ----------     ---------   ---------    ------------     ----------
REVENUES.............................   $ 14,716       $ 14,657       $ 5,997    $ 194,476      $ 13,112       $ 207,588
COST OF SALES........................     10,083         11,322         3,385      137,262        10,899         148,161
                                       ----------     ----------     ---------   ---------    ------------     ----------
 Gross profit........................      4,633          3,335         2,612       57,214         2,213          59,427
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES............................      4,005          2,531         1,530       49,406        (3,754)         45,652
                                       ----------     ----------     ---------   ---------    ------------     ----------
 Income from operations..............        628            804         1,082        7,808         5,967          13,775
OTHER INCOME (EXPENSE):
 Interest expense....................       (115)          (269)         (191)      (2,807)        2,267            (540 )
 Other income (expense), net.........          3         --                47          182            25             207
MINORITY INTEREST IN INCOME OF
 CONSOLIDATED SUBSIDIARY.............     --                (33)        --             (33)           33          --
                                       ----------     ----------     ---------   ---------    ------------     ----------
INCOME BEFORE INCOME TAXES...........        516            502           938        5,150         8,292          13,442
PROVISION FOR INCOME TAXES...........        158            200         --           2,315         3,654           5,969
                                       ----------     ----------     ---------   ---------    ------------     ----------
NET INCOME...........................   $    358       $    302       $   938    $   2,835      $  4,638       $   7,473
                                       ==========     ==========     =========   =========    ============     ==========
NET INCOME PER SHARE.................                                                                          $    0.46
                                                                                                               ==========
SHARES USED IN COMPUTING PRO FORMA NE                                                                          16,262,611
                                                                                                               ==========

(1) Includes (i) 2,162,388 shares issued to Notre Capital Ventures II, L.L.C.
    (ii) 1,106,829 shares issued to management, directors and consultants of TransCom USA, (iii) 7,493,394 shares issued to owners of the Founding Companies and (iv) 5,500,000 shares sold in the Offering. Basic and diluted income per share are the same for the year ended December 31, 1997.

  See accompanying notes to unaudited pro forma combined financial statements.

             TRANSPORTATION COMPONENTS, INC. AND FOUNDING COMPANIES
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  GENERAL:

     TransCom USA was formed to become a leading national, value-added independent distributor of replacement parts and supplies for commerical trucks and trailers and other types of specialized heavy duty vehicles and equipment. TransCom USA conducted no operations prior to the Offering and will acquire the Founding Companies simultaneously with the consummation of the Offering.

     The historical financial statements represent the financial position and results of operations of the Founding Companies and were derived from the respective Founding Companies' financial statements . The periods included in these financial statements for the individual Founding Companies are as of and for the year ended December 31, 1997. The historical financial statements included elsewhere herein have been included in accordance with Securities and Exchange Commmission Staff Accounting Bulletin No. 80.

2.  ACQUISITION OF FOUNDING COMPANIES:

     Concurrently with and as a condition to the closing of the Offering, TransCom USA will acquire all of the outstanding capital stock of the Founding Companies. The Mergers were accounted for using the purchase method of accounting with TransCom USA being treated as the accounting acquiror. The following table sets forth the consideration to be paid (a) in cash and (b) in shares of the Company's Common Stock to the stockholders of each of the Founding Companies. For purposes of computing the estimated purchase price for accounting purposes, the value of the shares has been determined using an estimated fair value of $8.80 per share, which represents a discount of twenty percent from the assumed initial public offering price due to restrictions on the sale and transferability of the shares issued. The estimated purchase price for the acquisitions is based upon preliminary estimates and is subject to certain purchase price adjustments at and following closing. Adjustments to the purchase price will be based upon the actual Offering Price.

                                                        COMMON STOCK
                                                   ----------------------
                                                                VALUE OF
                                         CASH       SHARES       SHARES
                                       ---------   ---------    ---------
                                             (DOLLARS IN THOUSANDS)
Carter...............................  $  --         871,006     $  7,665
TCC..................................     --       1,042,909        9,177
Gear & Wheel.........................      4,475     793,163        6,980
Amparts..............................      6,465     881,574        7,758
Cook Brothers........................     --         933,207        8,212
Plaza................................      4,269     864,411        7,607
Universal............................      1,650     476,364        4,192
Perfection...........................      4,189     380,760        3,351
Drive Line...........................     --       1,250,000       11,000
                                       ---------   ---------    ---------
     Total...........................  $  21,048   7,493,394     $ 65,942
                                       =========   =========    =========

3.  UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS:

     (a)   Records the S Corporation Distributions of $5.4 million.

     (b) Records the distribution of certain real estate and nonoperating assets and liabilities in connection with the Mergers. In addition, reflects the reduction for certain operating assets and liabilities which were not acquired in the Mergers.

             TRANSPORTATION COMPONENTS, INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     (c) Records the purchase of the Founding Companies for a total purchase price of $87.0 million. The entry includes the liability of $21.0 million for the cash portion of the consideration paid to the stockholders of the Founding Companies in connection with the Mergers and the issuance of 7.5 million shares of Common Stock to the Founding Companies resulting in the creation of $65.8 million of goodwill after allocating the purchase price to the aggregate assets
acquired and liabilities assumed as shown below.                 ASSETS
Cash and cash equivalents...............  $   1,481
Accounts receivable, net................     23,477
Receivables from related parties........      1,144
Notes receivable, current...............      1,129
Inventories.............................     51,386
Prepaid expenses and other..............      1,271
Deferred tax asset......................      1,018
                                          ---------
     Total current assets...............     80,906

Property and equipment, net.............      9,961
Notes receivable, net...................      2,130
Deferred tax assets.....................        564
Other assets............................        905
                                          ---------
     Total assets.......................  $  94,466
                                          =========

              LIABILITIES
Accounts payable and accrued expenses...  $  26,904
Payables to related parties.............      2,090
Lines of credit.........................     13,303
Current maturities of long-term debt....      2,516
Deferred income taxes...................      3,887
Other current liabilities...............        124
                                          ---------
     Total current liabilities..........     48,824

Long-term debt, net.....................     22,230
Payable to related party................      1,098
Deferred tax liabilities................      1,133
                                          ---------
     Total liabilities..................  $  73,285
                                          =========

     (d) Records the net deferred income tax liability attributable to the balance sheet adjustments and temporary differences between the financial reporting and tax bases of assets and liabilities held in the S Corporations.

     (e) Records the cash proceeds from the issuance of 5,500,000 shares of Common Stock, net of estimated offering costs (based on an assumed initial public offering price of $11.00 per share). Offering costs primarily consist of underwriting discounts and commissions, accounting fees, legal fees and printing expenses.

     (f) Records the cash portion of the consideration to be paid to the stockholders of the Founding Companies in connection with the Mergers and the repayment of a considerable portion of the Founding Companies existing debt.

     (g) Records the cash proceeds from the sale of four facilities to a stockholder of Plaza.

             TRANSPORTATION COMPONENTS, INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The following tables summarize the unaudited pro forma combined balance sheet adjustments:

                                                                                     PRO FORMA
                                          (A)        (B)        (C)        (D)      ADJUSTMENTS
                                       ---------  ---------  ---------  ---------   ------------
Cash and cash equivalents............  $    (684) $  --      $  --      $  --         $   (684)
Receivables from related parties.....     --         --           (593)    --             (593)
Inventories..........................     --         --          4,082     --            4,082
Deferred tax asset...................     --         --         --            144          144
                                       ---------  ---------  ---------  ---------   ------------
         Total current assets........       (684)    --          3,489        144        2,949
Property and equipment, net..........     --         (1,724)       778     --             (946)
Deferred tax asset...................     --         --         --             18           18
Other assets.........................     --           (495)    --         --             (495)
Goodwill.............................     --         --         65,809     --           65,809
                                       ---------  ---------  ---------  ---------   ------------
         Total assets................  $    (684) $  (2,219) $  70,076  $     162     $ 67,335
                                       =========  =========  =========  =========   ============
Accounts payable and accrued
  expenses...........................  $  --      $  --      $     (98) $  --         $    (98)
Payables to related parties..........     --         --           (212)    --             (212)
Current maturities of long-term
  debt...............................     --           (113)               --             (113)
Deferred tax liability...............     --         --          1,077      1,192        2,269
Payable to Founding Companies
  stockholders.......................     --         --         21,048     --           21,048
                                       ---------  ---------  ---------  ---------   ------------
         Total current liabilities...     --           (113)    21,815      1,192       22,894
Long-term debt, net..................      4,753     (1,171)       717     --            4,299
Payable to related party.............     --         --           (381)    --             (381)
Deferred tax liability...............     --         --         --            106          106
                                       ---------  ---------  ---------  ---------   ------------
         Total liabilities...........      4,753     (1,284)    22,151      1,298       26,918
Minority interest in consolidated
  subsidiary.........................     --         --           (142)    --             (142)
Stockholders' equity:
    Preferred stock..................     --         --           (717)    --             (717)
    Common stock.....................     --         --         (1,406)    --           (1,406)
    Additional paid-in capital.......     --         --         65,010     --           65,010
    Retained earnings................     (5,437)      (935)   (17,009)    (1,136)     (24,517)
    Deferred compensation............     --         --          1,121     --            1,121
    Treasury stock, at cost..........     --         --          1,068     --            1,068
                                       ---------  ---------  ---------  ---------   ------------
         Total stockholders'
           equity....................     (5,437)      (935)    48,067     (1,136)      40,559
                                       ---------  ---------  ---------  ---------   ------------
         Total liabilities and
           stockholders' equity......  $    (684) $  (2,219) $  70,076  $     162     $ 67,335
                                       =========  =========  =========  =========   ============

             TRANSPORTATION COMPONENTS, INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                                                                          POST MERGER
                                          (E)        (F)        (G)       ADJUSTMENTS
                                       ---------  ---------  ---------   -------------
Cash and cash equivalents............  $  51,286  $ (52,805)     1,519     $ --
Property and equipment, net..........     --         --         (1,519)       (1,519)
Other assets.........................       (337)    --         --              (337)
                                       ---------  ---------  ---------   -------------
         Total assets................     50,949    (52,805)    --            (1,856)
                                       =========  =========  =========   =============
Accounts payable and accrued
expenses.............................       (316)    --         --              (316)
Payable(s) to related parties........     --         (2,007)    --            (2,007)
Lines of credit......................     --         (5,427)    --            (5,427)
Current maturities of long-term
  debt...............................     --         (2,078)    --            (2,078)
Payable to Founding Companies'
stockholders.........................     --        (21,048)    --           (21,048)
                                       ---------  ---------  ---------   -------------
         Total current liabilities...       (316)   (30,560)    --           (30,876)
Long-term debt, net..................     --        (22,230)    --           (22,230)
Payable to related party.............     --            (15)    --               (15)
                                       ---------  ---------  ---------   -------------
         Total liabilities...........       (316)   (52,805)    --           (53,121)
Stockholders' equity:
    Common stock.....................         55     --         --                55
    Additional paid-in capital.......     51,210     --         --            51,210
                                       ---------  ---------  ---------   -------------
         Total stockholders'
         equity......................     51,265     --         --            51,265
                                       ---------  ---------  ---------   -------------
         Total liabilities and
         stockholders' equity........  $  50,949  $ (52,805) $  --         $  (1,856)
                                       =========  =========  =========   =============

4.  UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS ADJUSTMENTS:

  YEAR ENDED DECEMBER 31, 1997

     (a) Reflects the pre-acquisition results of operations for two parts distribution businesses and one truck dealership acquired by certain Founding Companies.

     (b) Reflects the reduction in operations for the distribution of certain assets and liabilities which will not be acquired in the Mergers, the reduction in cost of sales on a FIFO basis for certain Founding Companies which have historically accounted for inventory on a LIFO basis and the elimination of minority interests.

     (c) Reflects the $3.5 million reduction in salaries, bonuses and benefits to the owners of the Founding Companies to which they agreed in connection with the mergers and the reversal of the $3.5 million non-cash compensation charge related to the issuance of 432,329 shares of Common Stock to management and directors of and consultants to the Company offset by a charge for the recurring portion of salary expenses of management.

     (d) Reflects the amortization of goodwill to be recorded as a result of the Mergers over a 40-year estimated life.

     (e) Reflects the reduction in interest expense of $2.4 million due to the planned repayment of existing debt in connection with the Mergers.

     (f) Reflects the incremental provision for federal and state income taxes relating to the statement of operations adjustments and to reflect income taxes on S corporation income as if these entities had been taxable as C corporations during the periods presented.

             TRANSPORTATION COMPONENTS, INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The following table summarizes the unaudited pro forma combined statements of operations adjustments:

                                                                                                           PRO FORMA
                                          (A)        (B)        (C)        (D)        (E)        (F)      ADJUSTMENTS
                                       ---------  ---------  ---------  ---------  ---------  ---------   -----------
Revenues.............................  $  13,112  $  --      $  --      $  --      $  --      $  --         $13,112
Cost of sales........................     10,950        (51)    --         --         --         --          10,899
                                       ---------  ---------  ---------  ---------  ---------  ---------   -----------
Gross profit.........................      2,162         51     --         --         --         --           2,213
Selling, general and
  administrative.....................      1,657        (36)    (7,020)     1,645     --         --          (3,754)
                                       ---------  ---------  ---------  ---------  ---------  ---------   -----------
Income from operations...............        505         87      7,020     (1,645)    --         --           5,967
Other income (expense)
    Interest expense.................       (186)        85     --         --          2,368     --           2,267
    Other income (expense), net......         25     --         --         --         --         --              25
Minority interest in income of
  consolidated subsidiary............     --             33     --         --         --         --              33
                                       ---------  ---------  ---------  ---------  ---------  ---------   -----------
Income before income taxes...........        344        205      7,020     (1,645)     2,368     --           8,292
Provision for income taxes...........     --         --         --         --         --          3,654       3,654
                                       ---------  ---------  ---------  ---------  ---------  ---------   -----------
Net income...........................  $     344  $     205  $   7,020  $  (1,645) $   2,368  $  (3,654)    $ 4,638
                                       =========  =========  =========  =========  =========  =========   ===========

                                      F-10

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Transportation Components Inc.:

     We have audited the accompanying balance sheet of Transportation Components, Inc., as of December 31, 1997, and the related statements of operations, stockholders' equity and cash flows for the period from inception (October 9, 1997) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Transportation Components, Inc., as of December 31, 1997, and for the period from inception (October 9, 1997) to December 31, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
March 15, 1998

                        TRANSPORTATION COMPONENTS, INC.
                                 BALANCE SHEET
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                        DECEMBER 31,
                                            1997
                                        ------------
               ASSETS
CASH.................................     $      5
DEFERRED OFFERING COSTS..............          337
                                        ------------
          Total assets...............     $    342
                                        ============
LIABILITIES AND STOCKHOLDERS' EQUITY
ACCRUED LIABILITIES..................     $    316
STOCKHOLDERS' EQUITY:
     Preferred stock, $.01 par value,
      5,000,000 shares authorized,
      none issued....................       --
     Common Stock, $.01 par value,
      102,000,000 shares authorized,
      2,594,717 shares issued and
      outstanding....................           26
     Additional paid-in capital......        3,562
     Retained deficit................       (3,562)
                                        ------------
          Total stockholders'
        equity.......................           26
                                        ------------
          Total liabilities and
        stockholders' equity.........     $    342
                                        ============

   The accompanying notes are an integral part of these financial statements.

                        TRANSPORTATION COMPONENTS, INC.
                            STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                                 PERIOD
                                             FROM INCEPTION
                                            (OCTOBER 9, 1997)
                                                   TO
                                            DECEMBER 31, 1997
                                           -------------------
REVENUES................................        -$-
COMPENSATION EXPENSE RELATING TO
  ISSUANCE OF COMMON STOCK TO MANAGEMENT
  AND CONSULTANTS.......................           3,562
                                           -------------------
LOSS BEFORE INCOME TAXES................          (3,562)
INCOME TAX BENEFIT......................        --
                                           -------------------
NET LOSS................................         $(3,562)
                                           ===================

   The accompanying notes are an integral part of these financial statements.

                        TRANSPORTATION COMPONENTS, INC.
                       STATEMENT OF STOCKHOLDERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                           COMMON STOCK        ADDITIONAL                    TOTAL
                                        -------------------     PAID-IN      RETAINED    STOCKHOLDERS'
                                         SHARES      AMOUNT     CAPITAL      DEFICIT        EQUITY
                                        ---------    ------    ----------    --------    -------------
INITIAL CAPITALIZATION BY NOTRE
  (October 9, 1997)..................     108,119    $   1       $--         $  --          $     1
     Issuance of shares to Notre.....   2,054,269       21        --            --               21
     Issuance of management,
       consultant and director
       shares........................     432,329        4        3,562         --            3,566
     Net loss........................      --         --          --           (3,562)       (3,562)
                                        ---------    ------    ----------    --------    -------------
BALANCE, December 31, 1997...........   2,594,717    $  26       $3,562      $ (3,562)      $    26
                                        =========    ======    ==========    ========    =============

   The accompanying notes are an integral part of these financial statements.

                        TRANSPORTATION COMPONENTS, INC.
                            STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                             PERIOD
                                         FROM INCEPTION
                                          (OCTOBER 9,
                                             1997)
                                        TO DECEMBER 31,
                                              1997
                                        ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss........................       $ (3,562)
     Adjustments to reconcile net
      loss to net cash provided by
      operating activities --
       Compensation expense related
        to issuance of common stock
        to management and
        consultants..................          3,562
       Changes in assets and
        liabilities --
          Increase in deferred
            offering costs...........           (337)
          Increase in accrued
            liabilities..............            337
                                        ----------------
               Net cash provided by
                operating
                activities...........        --
                                        ----------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Issuance of stock...............              5
                                        ----------------
               Net cash provided by
                financing
                activities...........              5
                                        ----------------
NET INCREASE.........................              5
CASH, beginning of period............        --
                                        ----------------
CASH, end of period..................       $      5
                                        ================

   The accompanying notes are an integral part of these financial statements.

                        TRANSPORTATION COMPONENTS, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Transportation Components, Inc. (TransCom USA or the Company), a Delaware corporation, was founded in October 1997 to become a leading national provider of truck parts and service to the transportation industry. TransCom USA intends to acquire nine businesses (the Mergers), complete an initial public offering of its common stock (the Offering) and, subsequent to the Offering, continue to acquire, through merger or purchase, similar companies to expand its national operations.

     TransCom USA has not conducted any operations, and all activities to date have related to the Offering and the Mergers. All expenditures to date have been funded by the majority stockholder, Notre Capital Ventures II, L.L.C. (Notre), on behalf of the Company. Notre has committed to fund the organization expenses and Offering costs. Costs of approximately $0.3 million have been incurred by Notre in connection with the Offering as of December 31, 1997. TransCom USA has treated these costs as deferred offering costs. TransCom USA is dependent upon the Offering to execute the pending Mergers. There is no assurance that the pending Mergers discussed below will be completed or that TransCom USA will be able to generate future operating revenues.

     The Company has an absence of a combined operating history, and TransCom USA's future success is dependent upon a number of factors which include, among others, the ability to integrate operations and computer systems, reliance on the identification and integration of satisfactory acquisition candidates, reliance on acquisition financing, the ability to manage growth and attract and retain qualified management and personnel, reliance of continued demand for replacement parts and of product availability, the ability to mitigate international business risk and economic and seasonal business fluctuations, as well as the need for additional capital.

2.  STOCKHOLDERS' EQUITY:

  COMMON STOCK AND PREFERRED STOCK

     TransCom USA effected a 108.1194-for-one stock dividend in April 1998, for each share of common stock of the Company (Common Stock) then outstanding. In addition, the Company increased the number of authorized shares of Common Stock to 100,000,000 and authorized 5,000,000 shares of $.01 par value preferred stock. The effects of the Common Stock dividend have been retroactively reflected on the balance sheet and in the accompanying notes.

     In connection with the organization and initial capitalization of TransCom USA, the Company issued 108,119 shares of common stock at $.01 per share (Common Stock) to Notre. Notre incurred $20,535 of expenses on behalf of the Company for which the Company issued 2,054,269 shares to Notre in March 1998.

     In November 1997, the Company issued a total of 432,329 shares of Common Stock to management and directors of and consultants to the Company at a price of $.01 per share. As a result, the Company recorded a nonrecurring, noncash compensation charge of $3.5 million, representing the difference between the amount paid for the shares and an estimated fair value of the shares on the date of sale as if the Founding Companies were combined. During the first quarter of 1998, the Company issued an additional 674,500 shares to management of the Company at a price of $.01 per share. As a result, the Company recorded a nonrecurring, noncash compensation charge of $5.4 million, representing the difference between the amount paid for the shares and an estimated fair value of the shares on the date of sale as if the Founding Companies were combined.

  RESTRICTED VOTING COMMON STOCK

     In April 1998, the Company authorized 2,000,000 shares of $.01 par value restricted voting common stock (Restricted Common Stock) and the primary stockholder exchanged 1,912,388 shares of Common Stock for an equal number of shares of Restricted Common Stock. The holders of Restricted Common

                        TRANSPORTATION COMPONENTS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
Stock are entitled to elect one member of the Company's board of directors and to 0.75 of one vote for each share on all other matters on which they are entitled to vote. Holders of Restricted Common Stock are not entitled to vote on the election of any other directors.

     Each share of Restricted Common Stock will automatically convert to Common Stock on a share-for-share basis (a) in the event of a disposition of such share of Restricted Common Stock by the holder thereof (other than a distribution which is a distribution by a holder to its partners or beneficial owners or a transfer to a related party of such holder (as defined in Sections 267, 707, 318 and/or 4946 of the Internal Revenue Code of 1986, as amended)), (b) in the event any person acquires beneficial ownership of 15 percent or more of the total number of outstanding shares of Common Stock of the Company, (c) in the event any person offers to acquire 15 percent or more of the total number of outstanding shares of Common Stock of the Company, (d) in the event the holder of Restricted Common Stock elects to convert it into Common Stock at any time after the second anniversary of the consummation of the Company's Offering, (e) on the third anniversary of the date of the consummation of the Company's Offering or (f) in the event a majority of the aggregate number of votes which may be cast by the holders of outstanding shares of Common Stock and Restricted Common Stock entitled to vote approve such conversion. After June 30, 2000, the board of directors may elect to convert any remaining shares of Restricted Common Stock into shares of Common Stock in the event 80 percent or more of the originally outstanding shares of Restricted Common Stock have been previously converted into shares of Common Stock.

  LONG-TERM INCENTIVE PLAN

     In March 1998, the Company's stockholders approved the Company's 1998 Long-Term Incentive Plan (the Plan), which provides for the granting or awarding of incentive or nonqualified stock options, stock appreciation rights, restricted or deferred stock, dividend equivalents and other incentive awards to directors, officers and key employees of and consultants to the Company. The number of shares authorized and reserved for issuance under the Plan is the greater of 2,500,000 shares or 15 percent of the aggregate number of shares of Common Stock outstanding at the date of grant. The terms of the option awards will be established by the compensation committee of the Company's board of directors. The Company intends to file a registration statement registering the issuance of shares upon exercise of options granted under this Plan. The Company expects to grant nonqualified stock options to purchase a total of 800,000 shares of Common Stock to employees of the Company at the initial public offering price upon consummation of the Offering. In addition, the Company expects to grant options to purchase a total of 970,465 shares of Common Stock to certain employees of the Founding Companies at the initial public offering price per share. These options will vest at the rate of 20 percent per year, commencing on the first anniversary of the Offering, and will expire at the earlier of ten years from the date of grant or three months following termination of employment.

  NONEMPLOYEE DIRECTORS' STOCK PLAN

     In March 1998, the Company's stockholders approved the 1998 Non-employee Directors' Stock Plan (the "Directors' Plan"), which provides for the granting of stock options to nonemployee directors of the Company. The number of shares authorized and reserved for issuance under the Directors' Plan is 250,000 shares. The Directors' Plan provides for the automatic grant of options to purchase 10,000 shares to each nonemployee director serving at the commencement of the Offering.

     Each nonemployee director will be granted options to purchase an additional 10,000 shares at the time of the initial election. In addition, each director will be automatically granted options to purchase 5,000 shares at each annual meeting of the stockholders thereafter at which such director is re-elected or remains a director, unless such annual meeting is held within three months of such person's initial election as a director. All options will be exercised at the fair market value at the date of grant and are immediately vested upon grant.

                        TRANSPORTATION COMPONENTS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Options will be granted to each of two future and one current member of the board of directors to purchase 10,000 shares of Common Stock at the initial public offering price per share effective upon the consummation of the Offering. These options will expire the earlier of ten years from the date of grant or one year after termination of service as a director.

     The Directors' Plan allows nonemployee directors to elect to receive shares (deferred shares) at future settlement dates in lieu of cash. The number of deferred shares will have an aggregate fair market value equal to the fees payable to the directors.

     Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation," allows entities to choose between a new fair value-based method of accounting for employee stock options or similar equity instruments and the current intrinsic value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25. The Company will provide pro forma disclosure of net income and earnings per share, as applicable, in the notes to future consolidated financial statements.

3.  NEW ACCOUNTING PRONOUNCEMENTS:

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which requires that a public business enterprise report financial and descriptive information about its reportable operating segments. SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997. The Company will adopt SFAS No. 131 in the year ended December 31, 1998.

4.  EVENTS SUBSEQUENT TO THE DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS:

     Wholly owned subsidiaries of TransCom USA have signed definitive agreements to acquire by merger or share exchange nine companies (the Founding Companies) to be effective contemporaneously with the Offering. The companies to be acquired are Charles W. Carter Co. -- Los Angeles; Transportation Components Co. and its affiliates L.L.L., Inc. and MSL, Inc.; Gear & Wheel, Inc. and its affiliates Try One, Inc. and Ocala Truck Parts, Inc.; Amparts International, Inc., and its affiliates Amparts, Inc. and Proveedor Mayorista al Refaccionario S.A. de C.V.; The Cook Brothers Companies, Inc. and Subsidiary, Plaza Automotive, Inc. and Subsidiary, Perfection TPE, Inc. and Subsidiary, Universal Fleet Supply, Inc., and Drive Line, Inc. TransCom USA will acquire the Founding Companies for cash and 7.5 million shares of Common Stock.

     In April 1998, TransCom USA filed a registration statement on Form S-1 for the sale of 5,500,000 shares of its Common Stock. An investment in shares of Common Stock offered by this Prospectus involves a high degree of risk as discussed in Note 1. For a more thorough discussion of risk factors, see "Risk Factors" included elsewhere in this Prospectus.

     TransCom USA intends to seek a credit facility of at least $75.0 million, which would be available upon consummation of the Offering. The credit facility will be used to fund acquisitions and working capital requirements. It is anticipated that the credit facility will be subject to various loan convenants including: (i) maintenance of certain financial ratios, (ii) restrictions on additional indebtedness and (iii) restrictions on liens, guarantees, advances and dividends. The credit facility is expected to be subject to customary drawing conditions and will be available only upon consummation of this Offering.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Charles W. Carter Co. -- Los Angeles

     We have audited the accompanying consolidated balance sheets of Charles W. Carter Co. -- Los Angeles as of December 31, 1997, March 31, 1997 and March 29, 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for the nine months ended December 31, 1997 and years ended March 31, 1997 and March 29, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Charles W. Carter Co. -- Los Angeles at December 31, 1997, March 31, 1997 and March 29, 1996, and the consolidated results of their operations and their cash flows for the nine months ended December 31, 1997 and years ended March 31, 1997 and March 29, 1996, in conformity with generally accepted accounting principles.

                                                         ERNST & YOUNG LLP

Los Angeles, California
March 16, 1998

                      CHARLES W. CARTER CO. -- LOS ANGELES
                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                        MARCH 29,    MARCH 31,    DECEMBER 31,
                                          1996         1997           1997
                                        ---------    ---------    ------------
               ASSETS
CURRENT ASSETS:
     Cash............................    $    36      $   215       $     14
     Accounts receivable, net........      3,841        3,836          3,883
     Receivables from related
       parties.......................         13           18             99
     Inventories.....................      8,133        9,005         10,516
     Prepaid expenses and other......         97           93            105
     Deferred tax assets.............         74          172            345
                                        ---------    ---------    ------------
               Total current
                  assets.............     12,194       13,339         14,962
PROPERTY AND EQUIPMENT, net..........        919          807            809
OTHER ASSETS.........................        708          637            651
                                        ---------    ---------    ------------
               Total assets..........    $13,821      $14,783       $ 16,422
                                        =========    =========    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
       expenses......................    $ 3,811      $ 4,767       $  5,394
     Payable to related parties......         80           85             89
     Line of credit..................      3,738        3,332          4,507
     Other current liabilities.......          5          211            124
     Current maturities of long-term
       debt..........................        305          246            144
                                        ---------    ---------    ------------
               Total current
                  liabilities........      7,939        8,641         10,258
LONG-TERM DEBT, net..................      2,230        1,983          1,543
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Common stock, $10 par value,
       100,000 shares authorized,
       26,450 shares issued and
       outstanding...................        265          265            265
     Deferred Compensation...........     (1,320)      (1,211)        (1,121)
     Additional paid-in capital......        176          187            201
     Retained earnings...............      4,531        4,918          5,276
                                        ---------    ---------    ------------
               Total stockholders'
                  equity.............      3,652        4,159          4,621
                                        ---------    ---------    ------------
               Total liabilities and
                  stockholders'
                  equity.............    $13,821      $14,783       $ 16,422
                                        =========    =========    ============

                See notes to consolidated financial statements.

                      CHARLES W. CARTER CO. -- LOS ANGELES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                            YEAR ENDED             NINE MONTHS
                                    --------------------------        ENDED
                                     MARCH 29,      MARCH 31,     DECEMBER 31,
                                       1996           1997            1997
                                    -----------    -----------    -------------
REVENUES.........................     $35,824        $35,437         $28,610
COST OF SALES....................      24,554         24,014          19,405
                                    -----------    -----------    -------------
     Gross profit................      11,270         11,423           9,205
SELLING AND ADMINISTRATIVE
  EXPENSES.......................      10,710         10,378           8,429
                                    -----------    -----------    -------------
     Income from operations......         560          1,045             776
OTHER INCOME (EXPENSE):
     Interest expense............        (706)          (487)           (409)
     Other income, net...........         290             87             145
                                    -----------    -----------    -------------
INCOME BEFORE INCOME TAXES.......         144            645             512
PROVISION FOR INCOME TAXES.......          75            258             154
                                    -----------    -----------    -------------
NET INCOME.......................     $    69        $   387         $   358
                                    ===========    ===========    =============

                See notes to consolidated financial statements.

                      CHARLES W. CARTER CO. -- LOS ANGELES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                       ADDITIONAL
                                           CAPITAL    UNEARNED ESOP     PAID-IN      RETAINED
                                            STOCK        SHARES         CAPITAL      EARNINGS     TOTAL
                                           -------    -------------    ----------    ---------    ------
Balance, March 31, 1995.................    $ 265        $(1,400)        $  169       $ 4,462     $3,496
    Deferred compensation...............     --               80              7         --            87
    Net income..........................     --           --              --               69         69
                                           -------    -------------    ----------    ---------    ------
Balance, March 29, 1996.................      265         (1,320)           176         4,531      3,652
    Deferred compensation...............     --              109             11         --           120
    Net income..........................     --           --              --              387        387
                                           -------    -------------    ----------    ---------    ------
Balance, March 31, 1997.................      265         (1,211)           187         4,918      4,159
    Deferred compensation...............     --               90             14         --           104
    Net income..........................     --           --              --              358        358
                                           -------    -------------    ----------    ---------    ------
Balance, December 31, 1997..............    $ 265        $(1,121)        $  201       $ 5,276     $4,621
                                           =======    =============    ==========    =========    ======

                See notes to consolidated financial statements.

                      CHARLES W. CARTER CO. -- LOS ANGELES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                              YEAR ENDED          NINE MONTHS
                                        ----------------------       ENDED
                                        MARCH 29,    MARCH 31,    DECEMBER 31,
                                          1996         1997           1997
                                        ---------    ---------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................    $    69      $   387       $    358
  Adjustments to reconcile net income
     to net cash provided by (used
     in) operating activities --
     Depreciation and amortization...        281          268            187
     (Gain) Loss on sale of assets...         (8)           7             (8)
     Deferred compensation...........         87          120            104
     Undistributed (income) loss of
       joint venture.................        (62)          48            (95)
     Deferred income tax provision
       (benefit).....................         26          (98)          (173)
     Changes in assets and
       liabilities --
       Accounts receivable, net......        905            5            (47)
       Income taxes payable..........         49          206            (87)
       Inventories...................        375         (872)        (1,511)
       Prepaid expenses and other....        115            4            (12)
       Other assets..................        (22)          23              2
       Accounts payable and accrued
          expenses...................       (187)         956            627
                                        ---------    ---------    ------------
Net cash provided by (used in)
  operating activities...............      1,628        1,054           (655)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and
equipment............................       (378)        (164)          (189)
Proceeds from sale of property and
equipment............................         26            1              8
                                        ---------    ---------    ------------
Net cash used in investing
activities...........................       (352)        (163)          (181)
CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings (payments) on line of
  credit.............................       (673)        (406)         1,175
Net payments on long-term debt.......       (626)        (306)          (542)
Net borrowings from (payments to)
  related parties....................         31        --                 2
                                        ---------    ---------    ------------
Net cash provided by (used in)
  financing activities...............     (1,268)        (712)           635
                                        ---------    ---------    ------------
NET INCREASE (DECREASE) IN CASH......          8          179           (201)
CASH, BEGINNING OF PERIOD............         28           36            215
                                        ---------    ---------    ------------
CASH, END OF PERIOD..................    $    36      $   215       $     14
                                        =========    =========    ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
Cash paid during the period for --
     Interest........................    $   593      $   420       $    393
     Income taxes....................    $ --         $   150       $    414

                See notes to consolidated financial statements.

                      CHARLES W. CARTER CO. -- LOS ANGELES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

1.  BUSINESS AND ORGANIZATION

     Charles W. Carter Co. -- Los Angeles (the Company) and its wholly owned subsidiaries Charles W. Carter Co. -- Hawaii, Inc. and Charles W. Carter
Co. -- Arizona, Inc. (a California corporation) headquartered in Placentia, California, was founded in 1929 and serves customers principally in California, Hawaii, Nevada and Arizona. The Company primarily distributes commercial vehicle and auto parts.

     The Company and its stockholders intend to enter into a definitive agreement with Transportation Components, Inc., dba TransCom USA, pursuant to which all outstanding shares of the Company's common stock will be exchanged for shares of TransCom USA's common stock concurrently with the consummation of an initial public offering of the common stock by TransCom USA.

2.  DESCRIPTION OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF PRESENTATION

     The consolidated financial statements include the accounts and the results of operations of the Company. All significant intercompany balances and transactions have been eliminated in consolidation.

     During the fiscal year ended March 31, 1997, the Company changed the fiscal year end from the Friday nearest the end of March to March 31. In the accompanying consolidated financial statements, the fiscal years ended 1997 and 1996 are 52 weeks.

  INVENTORIES

     Inventories consist primarily of purchased parts stated at the lower of cost or market, utilizing the last-in, first-out (LIFO) method.

     If the first-in, first-out (FIFO) method of inventory accounting had been used by the Company, the effect would have been to decrease net income by approximately $3,000 for the nine months ended December 31, 1997, increase net income by approximately $12,000 for the year ended March 31, 1997 and decrease net income by approximately $27,000 for the year ended March 29, 1996.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated on the double-declining balance method, except for automobiles and trucks which are computed on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated life of the asset.

     Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

  REVENUE RECOGNITION

     The Company recognizes revenue from part sales when products are shipped.

  INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Account Standards (SFAS) No. 109, "Accounting for Income Taxes."
Under SFAS 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts to be realized. The

                      CHARLES W. CARTER CO. -- LOS ANGELES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

provision for income taxes is the tax payable for the period and the change during the period in deferred tax assets and liabilities.

  INVESTMENT

     During fiscal year 1988, the Company entered into a joint venture to own and operate several automotive parts retail outlets. The investment in joint venture is accounted for under the equity method. Sales to the joint venture were approximately $1,129,000, $1,481,000 and $1,424,000 for the nine months ended December 31, 1997 and the years ended March 31, 1997 and March 29, 1996, respectively. As of December 31, 1997, March 31, 1997 and March 29, 1996, the Company had a receivable of approximately $252,000, $240,000 and $274,000, respectively, related to such sales.

  FINANCIAL INSTRUMENTS

     The Company's financial instruments consist of cash, accounts receivable, accounts payable and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

  CONCENTRATION OF CREDIT RISK

     The Company sells automotive and heavy duty truck parts to jobber retail stores, auto and truck repair shops, trucking companies and other customers with large internal trucking fleets. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains allowances for potential credit losses and such losses have been within management's expectations.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions in determining the reported amounts in the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  RECLASSIFICATIONS

     Certain amounts in fiscal 1996 and 1997 have been reclassified to conform with the December 1997 presentation.

  NEW ACCOUNTING PRONOUNCEMENT

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which requires that a public business enterprise report financial and descriptive information about its reportable operating segments. The Company will adopt SFAS No. 131 in 1998.

                      CHARLES W. CARTER CO. -- LOS ANGELES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (in thousands):

                                          ESTIMATED
                                        USEFUL LIVES    MARCH 29,    MARCH 31,    DECEMBER 31,
                                          IN YEARS        1996         1997           1997
                                        -------------   ---------    ---------    ------------
Automobiles and vehicles.............         5         $    577      $   583        $  625
Machinery and equipment..............       7-10             490          493           516
Office furniture and equipment.......       7-10             658          684           702
Shelving, bins and racks.............       7-10             647          652           662
Leasehold improvements...............       3-10           1,109        1,125         1,151
                                                        ---------    ---------    ------------
          Total......................                      3,481        3,537         3,656
Less -- Accumulated depreciation and
  amortization.......................                      2,562        2,730         2,847
                                                        ---------    ---------    ------------
Property and equipment, net..........                   $    919      $   807        $  809
                                                        =========    =========    ============

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consist of the following (in thousands):

                                        MARCH 29,    MARCH 31,    DECEMBER 31,
                                          1996         1997           1997
                                        ---------    ---------    ------------
Accounts receivable, trade...........    $ 3,962      $ 3,955        $4,006
Less -- Allowance for doubtful
accounts.............................       (121)        (119)         (123)
                                        ---------    ---------    ------------
                                         $ 3,841      $ 3,836        $3,883
                                        =========    =========    ============

     Activity in the Company's allowance for doubtful accounts consist of the following (in thousands):

                                        MARCH 29,    MARCH 31,    DECEMBER 31,
                                          1996         1997           1997
                                        ---------    ---------    ------------
Balance at beginning of period.......       119          121            119
Additions charged to costs and
  expenses...........................       123           61             61
Less: Deductions for uncollectible
  receivables written off............      (123)         (63)           (57)
Bad debt recoveries..................         2        --            --
                                        ---------    ---------    ------------
                                            121          119            123
                                        =========    =========    ============

Inventories consist of the following
(in thousands):

                                        MARCH 29,    MARCH 31,    DECEMBER 31,
                                          1996         1997           1997
                                        ---------    ---------    ------------
Inventory under the first-in,
first-out (FIFO) method..............    $10,821      $11,712       $ 13,213
Less -- LIFO reserve.................     (2,688)      (2,707)        (2,697)
                                        ---------    ---------    ------------
                                         $ 8,133      $ 9,005       $ 10,516
                                        =========    =========    ============

                      CHARLES W. CARTER CO. -- LOS ANGELES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Other assets consist of the following (in thousands):

                                        MARCH 29,    MARCH 31,    DECEMBER 31,
                                          1996         1997           1997
                                        ---------    ---------    ------------
Notes receivable due on demand from
  officers and stockholders..........     $  79        $  79         $--
Investment in joint venture..........       542          494            589
Other................................        87           64             62
                                        ---------    ---------    ------------
                                          $ 708        $ 637         $  651
                                        =========    =========    ============

     Accounts payable and accrued expenses consist of the following (in thousands):

                                        MARCH 29,    MARCH 31,    DECEMBER 31,
                                          1996         1997           1997
                                        ---------    ---------    ------------
Accounts payable, trade..............    $ 3,174      $ 3,861        $4,357
Accrued compensation and benefits....        485          688           908
Other accrued expenses...............        152          218           129
                                        ---------    ---------    ------------
                                         $ 3,811      $ 4,767        $5,394
                                        =========    =========    ============

5.  LINE OF CREDIT AND LONG-TERM DEBT

  LINE OF CREDIT

     Prior to November 3, 1997, the Company had a total secured credit facility (Bank Credit Facility) with a maximum borrowing capacity of $6,550,000 consisting of a $6,000,000 revolving bank line of credit and a $550,000 term loan (Term Loan), payable in 60 monthly principal installments commencing February 1996. Aggregate advances on this line of credit was limited to a percentage of eligible receivables and inventories. Interest was charged at the bank's prime lending rate plus 1%. This line of credit was due to expire January 15, 1998.

     On November 3, 1997, the Company replaced the Bank Credit Facility with one $6,000,000 revolving bank loan (Line of Credit) with the previous lender. Advances are not limited under this new Line of Credit. Interest is charged at either the bank's prime lending rate (8.50% at December 31, 1997) or LIBOR plus 2.25% (8.25% at December 31, 1997). As of December 31, 1997, the Company had unused borrowings of $1,493,000.

     The borrowings under the Line of Credit are collateralized under a Security Agreement, with all accounts receivable and inventories and certain other assets. The Line of Credit requires the Company to maintain certain financial ratios and earnings levels and also contains restrictive covenants including limitations on payments of cash dividends, reacquisition of shares, additional indebtedness and investments. At December 31, 1997, the Company was in compliance with the covenants. The Line of Credit expires October 1, 1999.

                      CHARLES W. CARTER CO. -- LOS ANGELES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  LONG-TERM DEBT

     Long-term debt consists of the following (in thousands):

                                        MARCH 29,     MARCH 31,     DECEMBER 31,
                                           1996          1997           1997
                                        ----------    ----------    ------------
Secured notes payable to former
  stockholders.......................     $1,362        $1,294         $ 1,226
Secured note payable to bank (Term
  Loan), due in monthly principal
  installments through 2001, with
  interest payable at the bank's
  prime lending rate plus 1%.........        532           421          --
Unsecured note payable, due in
  monthly installments through 2005
  at 8.00% interest..................        418           386             360
Unsecured notes payable, due in
  monthly installments through 2000
  at 7.75% interest..................        162           128             101
Unsecured notes payable to former
  stockholders, due in annual
  principal installments through July
  1996, with interest payable at the
  bank's prime lending rate plus
  1/4%...............................         61         --             --
                                        ----------    ----------    ------------
                                           2,535         2,229           1,687
Less -- Current maturities...........        305           246             144
                                        ----------    ----------    ------------
                                          $2,230        $1,983         $ 1,543
                                        ==========    ==========    ============

     The aggregate maturities of long-term debt as of December 31, 1997, are as follows (in thousands):

1998.................................  $     144
1999.................................        150
2000.................................        132
2001.................................        149
2002.................................        153
Thereafter...........................        959
                                       ---------
                                       $   1,687
                                       =========

     The notes to the secured noteholders consist of two notes: one with five equal annual principal installments commencing in 1997 with interest payable at 80% of the prime rate (the interest rate charged will never exceed 14% or be less than 8%); the second with 10 equal annual principal installments commencing in 2002 with interest payable at 8%. These notes are subordinated to the Line of Credit and are considered effective tangible net worth for purposes of the Line of Credit covenant calculations.

6.  INCOME TAXES:

     The components of the Company's provision for income taxes are as follows (in thousands):

                                         YEAR ENDED             NINE MONTHS
                                  -------------------------        ENDED
                                   MARCH 29,     MARCH 31,     DECEMBER 31,
                                     1996           1997           1997
                                  -----------    ----------    -------------
Current:
     Federal...................      $  50         $  201          $ 100
     State.....................         25             57             54
                                  -----------    ----------    -------------
                                     $  75         $  258          $ 154
                                  ===========    ==========    =============

     The Company recorded deferred tax assets of $125,000 at April 1, 1994, representing the tax benefit of future federal and state tax deductions, net of a valuation allowance of $304,000. At December 31, 1997,

                      CHARLES W. CARTER CO. -- LOS ANGELES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
March 31, 1997 and March 29, 1996, the Company decreased the valuation allowance to $162,000, $283,000 and $216,000, respectively, based on a reasonably certain assessment that there will be sufficient taxable income as may be required to utilize the tax benefit related to the balance of the asset.

     The significant items giving rise to the deferred tax assets and liabilities are as follows (in thousands):

                                          MARCH 29,    MARCH 31,    DECEMBER 31,
                                            1996         1997           1997
                                          ---------    ---------    ------------
                                                      (IN THOUSANDS)
Deferred tax liabilities --
     ESOP compensation..................   $    58      $ --           $--
     Prepaid insurance premium and
       fees.............................        25           28            30
     Tax over book depreciation.........        17            8             3
     Equity in net income of joint
       venture..........................         6        --           --
                                          ---------    ---------    ------------
Total deferred tax liabilities..........       106           36            33
                                          ---------    ---------    ------------
Deferred tax assets --
     Excess of tax basis over financial
       statement basis of inventory.....       206          228           259
     Reserve for obsolete inventory.....        69           79            79
     Vacation accrual...................        59           59            59
     Bad debts, not yet deductible for
       tax purposes.....................        49           49            50
     ESOP compensation..................     --              47            56
     Equity in net income of joint
       venture..........................     --              14            10
     Deferred income on sales to joint
       venture..........................        12           12            11
     Other..............................         1            3            16
                                          ---------    ---------    ------------
Gross total deferred tax assets.........       396          491           540
Valuation allowance for deferred tax
  assets................................      (216)        (283)         (162)
                                          ---------    ---------    ------------
Total net deferred tax assets...........       180          208           378
                                          ---------    ---------    ------------
Net deferred tax assets.................   $    74      $   172        $  345
                                          =========    =========    ============

     The principal differences between the federal statutory rate of 34% and the Company's effective tax rate are due to changes in valuation reserve, utilization of tax credits and state taxes.

     The Company has different legal entities operating in various states. In certain cases, for purposes of computing state income tax liabilities, operating income is not allowed to be offset with operating losses of other legal entities within the consolidated group.

7.  COMMITMENTS AND CONTINGENCIES:

     The Company conducts its operations from leased facilities which include warehouses and office space. The Company also leases certain office equipment. All leases are classified as operating leases.

     Several of the leases contain contingent rental clauses that require periodic adjustments to the minimum rentals based on changes in the Consumer Price Index, property taxes, master lease rentals, fair market value or combinations thereof. The Company is responsible for maintaining insurance coverage and the related expense for all leased property.

                      CHARLES W. CARTER CO. -- LOS ANGELES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Future minimum rental payments required under operating leases that have remaining noncancelable lease terms in excess of one year at December 31, 1997, are as follows (in thousands):

1998.................................  $     906
1999.................................        823
2000.................................        563
2001.................................        480
2002.................................        427
Thereafter...........................      1,385
                                       ---------
                                       $   4,584
                                       =========

     Total gross rent expense for the nine months ended December 31, 1997 and the years ended March 31, 1997 and March 29, 1996 was $835,000, $1,079,000 and
$934,000, respectively, with sub-lease income on certain items amounting to $112,000, $158,000 and $114,000, respectively.

  LITIGATION

     At certain times, the Company is involved in legal actions arising in the oridinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including business auto liability, general liability, workers' compensation, excess liability, commercial property and an umbrella policy. The Company has not incurred significant claims or losses on any of these insurance policies.

8.  EMPLOYEE STOCK OWNERSHIP PLAN:

     Effective April 2, 1994, the Company established an Employee Stock Ownership Plan. In May 1994, the ESOP purchased 20,130 shares of Company stock for approximately $1,500,000. The ESOP borrowed the funds for the purchase from the Company, which obtained additional borrowings from its existing lender. The ESOP will repay the amount borrowed with accrued interest over 15 years.

     The ESOP is a qualified retirement plan with contributions invested primarily or exclusively in the stock of the Company. In general, employees of the Company whose employment is not governed by a collective bargaining agreement, who have been employed at least one year on the effective date, are eligible to participate, provided they have worked the required minimum hours.

     Shares of the Company's stock will be released to the participants annually on a pro rata basis as the loan between the Company and the ESOP is paid. In general, the number of shares allocated to each participant's account is equal to the ratio of his compensation to the compensation of all participants in the plan. Until allocated to participants' accounts, the shares will be maintained in the ESOP as unallocated shares. At December 31, 1997, there were 15,097 unallocated shares of Company's common stock in the ESOP. An independent stock valuation to determine fair value of such shares is pending.

     The Company recognized ESOP compensation expense of $104,000, $120,000 and $87,000 during the nine months ended December 31, 1997 and the years ended March 31, 1997 and March 29, 1996, respectively. The amounts were based on the number of shares released to participants' accounts multiplied by the estimated fair market value of the shares.

9.  STOCK OPTION PLAN:

     During fiscal year 1996, the Company established a Stock Option Plan (Plan) designed to attract, retain and reward persons providing services to the Company and motivate such persons to contribute to the

                      CHARLES W. CARTER CO. -- LOS ANGELES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) growth and profits of the Company. The Plan provides for the granting of options for the purchase of up to 100,000 shares of the Company's stock. Under the terms of the Plan, options may be granted at the market value of common stock on the date of the grant and may be exercised within ten years after the date of grant. Options vest over periods of up to five years.

     The shares outstanding at December 31, 1997 and March 31,1997 and March 29, 1996 were 10,000, 10,000 and 8,778, respectively, with a weighted average exercise price of $60.58, $60.58 and $57.99, respectively. A total of 1,222 and 8,778 shares were granted in the years ended March 31, 1997 and March 29, 1996, respectively, at a weighted average exercise price of $79.17 and $57.99, respectively. No options were granted in the nine months ended December 31, 1997. No options were exercised, forfeited or expired during periods.

     As of December 31, 1997, 9,022 shares were exercisable with a weighted average exercise price of $58.56 and 63,550 were available for future grant. Exercise prices on the options range from $79.17 to $57.99. The weighted average remaining contractual life of the outstanding stock options was 7.4 years at December 31, 1997.

     If the Company recognized employee stock option-related compensation expense in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123) and used the Minimum
Value option valuation model for determining the weighted average fair value of options granted after December 31, 1994, its net income would have been as follows:

                                              YEAR ENDED            NINE MONTHS
                                        -----------------------        ENDED
                                        MARCH 29      MARCH 31      DECEMBER 31
                                          1996          1997            1997
                                        ---------     ---------     ------------
Net income...........................     $  69         $ 387          $  358
Pro forma stock compensation
expense..............................       (95)           (4)             (3)
                                        ---------     ---------     ------------
Pro forma net income (loss)..........     $ (26)        $ 383          $  355
                                        =========     =========     ============

     In computing the impact of SFAS 123, a weighted average fair value of $24.76 for the year ended March 31, 1997 grants and $18.13 for the year ended March 29, 1996 grants was estimated at the date of the grant using the Minimum Value option pricing model with the following assumptions for both the years ended March 31, 1997 and March 29, 1996; risk-free interest rate of approximately 6.25%, a weighted-average expected life of options of 6 years and no assumed dividend yield.

     For the purposes of determining SFAS 123 pro forma compensation expense, the weighted average fair value of the options is amortized over the vesting period. The pro forma effect on net income will not be representative of future years' impact on net income because future years' expense will grow due to the added layers of amortization for succeeding grants.

10. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In April 1998, the Company and its stockholders entered into a definitive agreement with a wholly owned subsidiary of TransCom USA, providing for the merger of the Company with the subsidiary of TransCom USA (the Merger).

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Transportation Components Group:

     We have audited the accompanying combined balance sheets of Transportation Components Group (the Group) (all Minnesota Corporations), as defined in Note 1 to the combined financial statements, as of September 30, 1996 and 1997, and the related combined statements of operations, shareholders' equity and cash flows for each of the three years in the period ended September 30, 1997. These combined financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Group as of September 30, 1996 and 1997, and the results of their combined operations and their combined cash flows for each of the three years in the period ended September 30, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
March 15, 1998

                        TRANSPORTATION COMPONENTS GROUP
                            COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)

                                          SEPTEMBER 30,
                                       --------------------    DECEMBER 31,
                                         1996       1997           1997
                                       ---------  ---------    -------------
                                                                (UNAUDITED)
               ASSETS
CURRENT ASSETS:
     Cash............................  $     399  $     624       $   590
     Accounts receivable, net........      2,998      3,526         3,107
     Receivables from related
       parties.......................         40         49            49
     Inventories.....................      3,629      3,961         4,122
     Prepaid expenses and other......        498        432           398
     Deferred tax asset..............        219        191           184
                                       ---------  ---------    -------------
          Total current assets.......      7,783      8,783         8,450
PROPERTY AND EQUIPMENT, net..........        952      1,012           993
OTHER ASSETS.........................        190        154           154
                                       ---------  ---------    -------------
          Total assets...............  $   8,925  $   9,949       $ 9,597
                                       =========  =========    =============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
       expenses......................  $   4,126  $   4,717       $ 4,297
     Payable to related party........        119          5             4
     Lines of credit.................      1,870      1,782         1,781
     Current maturities of long-term
       debt..........................         87        109           110
                                       ---------  ---------    -------------
          Total current
             liabilities.............      6,202      6,613         6,192
LONG-TERM DEBT, net..................        454        445           410
PAYABLE TO RELATED PARTY.............         10          5             5
DEFERRED TAX LIABILITY...............        332        356           355
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Preferred stock.................        717        717           717
     Common stock....................         40         40            40
     Retained earnings...............      1,170      1,773         1,878
                                       ---------  ---------    -------------
          Total shareholders'
             equity..................      1,927      2,530         2,635
                                       ---------  ---------    -------------
          Total liabilities and
             shareholders' equity....  $   8,925  $   9,949       $ 9,597
                                       =========  =========    =============

    The accompanying notes are an integral part of these combined financial statements.

                        TRANSPORTATION COMPONENTS GROUP
                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                            THREE MONTHS
                                                 YEAR ENDED                    ENDED
                                                SEPTEMBER 30,               DECEMBER 31,
                                       -------------------------------  --------------------
                                         1995       1996       1997       1996       1997
                                       ---------  ---------  ---------  ---------  ---------
                                                                            (UNAUDITED)
REVENUES.............................  $  28,147  $  29,876  $  32,274  $   7,160  $   7,887
COST OF SALES........................     20,460     21,677     23,331      5,293      5,581
                                       ---------  ---------  ---------  ---------  ---------
     Gross profit....................      7,687      8,199      8,943      1,867      2,306
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................      6,994      7,560      7,746      1,681      1,998
                                       ---------  ---------  ---------  ---------  ---------
     Income from operations..........        693        639      1,197        186        308
OTHER INCOME (EXPENSE):
     Interest expense................       (235)      (232)      (225)       (70)       (67)
     Other income (expense), net.....         (6)        59        101         76         32
                                       ---------  ---------  ---------  ---------  ---------
INCOME BEFORE INCOME TAXES...........        452        466      1,073        192        273
PROVISION FOR INCOME TAXES...........        243        315        405        102        116
                                       ---------  ---------  ---------  ---------  ---------
NET INCOME...........................  $     209  $     151  $     668  $      90  $     157
                                       =========  =========  =========  =========  =========

    The accompanying notes are an integral part of these combined financial statements.

                        TRANSPORTATION COMPONENTS GROUP
                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                                  TOTAL
                                        PREFERRED     COMMON     RETAINED     SHAREHOLDERS'
                                          STOCK        STOCK     EARNINGS         EQUITY
                                        ----------    -------    ---------    --------------
BALANCE, September 30, 1994..........     $  717       $  40      $ 1,244         $2,001
     Net income......................      --           --            209            209
     Preferred stock dividends.......      --           --            (65)           (65)
     Distributions (L.L.L., Inc.)....      --           --           (166)          (166)
                                        ----------    -------    ---------    --------------
BALANCE, September 30, 1995..........        717          40        1,222          1,979
     Net income......................      --           --            151            151
     Acquisition of minority
       interest......................      --           --           (138)          (138)
     Preferred stock dividends.......      --           --            (65)           (65)
                                        ----------    -------    ---------    --------------
BALANCE, September 30, 1996..........        717          40        1,170          1,927
     Net income......................      --           --            668            668
     Preferred stock dividends.......      --           --            (65)           (65)
                                        ----------    -------    ---------    --------------
BALANCE, September 30, 1997..........        717          40        1,773          2,530
     Net income (unaudited)..........      --           --            157            157
     Preferred stock dividends
       (unaudited)...................      --           --            (16)           (16)
     Distributions (L.L.L., Inc.)
       (unaudited)...................      --           --            (36)           (36)
                                        ----------    -------    ---------    --------------
BALANCE, December 31, 1997
  (unaudited)........................     $  717       $  40      $ 1,878         $2,635
                                        ==========    =======    =========    ==============

    The accompanying notes are an integral part of these combined financial statements.

                        TRANSPORTATION COMPONENTS GROUP
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                           THREE MONTHS
                                                 YEAR ENDED                    ENDED
                                                SEPTEMBER 30,               DECEMBER 31,
                                       -------------------------------  --------------------
                                         1995       1996       1997       1996       1997
                                       ---------  ---------  ---------  ---------  ---------
                                                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income......................  $     209  $     151  $     668  $      90  $     157
     Adjustments to reconcile net
       income to net cash provided by
       (used in) operating
       activities --
          Depreciation and
             amortization............        299        280        227         77         45
          (Gain) loss on sale of
             assets..................          4         (6)       (36)    --             (1)
          Deferred income tax
             provision (benefit).....        182         64         52         10          6
          Changes in assets and
             liabilities --
             Accounts receivable,
               net...................       (133)      (473)      (528)       327        419
             Receivables from related
               parties...............         33         26         (9)        (9)    --
             Inventories.............        139        515       (332)        51       (161)
             Prepaid expenses and
               other.................         82       (203)        66       (448)        34
             Other assets............        183         (1)        36          9     --
             Accounts payable and
               accrued expenses......       (108)      (450)       591       (156)      (420)
                                       ---------  ---------  ---------  ---------  ---------
          Net cash provided by (used
             in) operating
             activities..............        890        (97)       735        (49)        79
                                       ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Acquisition of minority
       interest, net of cash paid....     --           (126)    --         --         --
     Proceeds from sale of property
       and equipment.................          4          7         60     --             10
     Purchases of property and
       equipment.....................       (156)       (73)      (311)      (134)       (35)
                                       ---------  ---------  ---------  ---------  ---------
          Net cash used in investing
             activities..............       (152)      (192)      (251)      (134)       (25)
                                       ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from long-term debt....        208        457        333        170     --
     Payments on long-term debt......       (346)      (141)      (527)      (281)       (36)
     Preferred stock dividends and
       distributions (L.L.L.,
       Inc.).........................       (231)       (65)       (65)       (16)       (52)
                                       ---------  ---------  ---------  ---------  ---------
          Net cash provided by (used
             in) financing
             activities..............       (369)       251       (259)      (127)       (88)
                                       ---------  ---------  ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH......        369        (38)       225       (310)       (34)
CASH, beginning of period............         68        437        399        399        624
                                       ---------  ---------  ---------  ---------  ---------
CASH, end of period..................  $     437  $     399  $     624  $      89  $     590
                                       =========  =========  =========  =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid during the year for --
          Interest...................  $     232  $     230  $     221  $      55  $      63
          Income taxes...............        281        320        333         83     --

    The accompanying notes are an integral part of these combined financial statements.

                        TRANSPORTATION COMPONENTS GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Transportation Components Group includes the financial statements of the following group of companies under common control and ownership (collectively, TCC or the Group): Transportation Components Co. and its wholly and partially owned subsidiaries; L.L.L., Inc.; and MSL, Inc. (all Minnesota Corporations). The Group, headquartered in St. Paul, Minnesota, was founded in 1946 and serves customers principally in Wisconsin, Minnesota, North Dakota, South Dakota and Iowa. TCC primarily distributes commercial vehicle parts, performs installation and maintenance services and relines brake shoes.

     The Group's owners intend to enter into a definitive agreement with Transportation Components, Inc., dba TransCom USA, pursuant to which all outstanding shares of the Group's common stock will be exchanged for cash and shares of TransCom USA's common stock concurrently with the consummation of an initial public offering of the common stock by TransCom USA.

  ACQUISITION

     Effective January 2, 1998, the Group acquired certain inventory, equipment and other rights of Heartland Truck and Trailer Center, Inc. (HTTC), for $431,000, which included $50,000 for consulting services to be provided for a term of 18 months after the acquisition.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The combined financial statements include the accounts and the results of operations of the Group for all periods during which the companies were under common control. All significant intercompany balances and transactions have been eliminated in combination.

  INTERIM FINANCIAL INFORMATION

     The interim combined financial statements as of December 31, 1997, and for the three months ended December 31, 1996 and 1997, are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the combined interim financial statements have been included.

  INVENTORIES

     Inventories consist primarily of purchased parts stated at the lower of cost or market, utilizing the first-in, first-out (FIFO) method.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated life of the asset.

     Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

                        TRANSPORTATION COMPONENTS GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  SHAREHOLDERS' EQUITY

     The equity structure of the Group was as follows at September 30, 1996 and 1997, and
December 31, 1997 (unaudited):

                                      AUTHORIZED     SHARES ISSUED
                                        SHARES      AND OUTSTANDING    PAR VALUE
                                      ----------    ----------------   ---------
Preferred stock, nonvoting, 99%
  cumulative dividends --
     Transportation Components Co....   12,500            7,171         $   100
Common stock --
     Transportation Components Co....   12,500            3,768         $    10
     L.L.L., Inc.....................    2,500              120         $    10
     MSL, Inc........................    2,500              200          No par

  REVENUE RECOGNITION

     The Group recognizes revenue from part sales when products are shipped. Service revenues are recognized when repairs are completed.

  INCOME TAXES

     Transportation Components Co. accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts to be realized. The provision for income taxes is the tax payable for the year and the change during the year in deferred tax assets and liabilities.

     L.L.L., Inc., and MSL, Inc., have elected S Corporation status as defined by the Internal Revenue Code, whereby L.L.L., Inc., and MSL, Inc., are not subject to federal taxation. Under S Corporation status, the shareholders report their shares of the companies' taxable earnings or losses in their personal tax returns. Accordingly, no provision was made for income taxes related to L.L.L., Inc., and MSL, Inc., in the accompanying financial statements. L.L.L., Inc., and MSL, Inc., will terminate their S Corporation status concurrently with the effective date of this offering.

  FINANCIAL INSTRUMENTS

     The Group's financial instruments consist of cash, accounts receivable, accounts payable and debt. The Group believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

  CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Group to a concentration of credit risk consist primarily of cash deposits and accounts receivable. The Group maintains cash balances at financial institutions which may at times be in excess of federally insured levels. The Group has not incurred losses related to these balances to date.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                        TRANSPORTATION COMPONENTS GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which requires that a public business enterprise report financial and descriptive information about its reportable operating segments. The Group will adopt SFAS No. 131 in 1998.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (in thousands):

                                         ESTIMATED        SEPTEMBER 30,
                                        USEFUL LIVES   --------------------
                                          IN YEARS       1996       1997
                                        ------------   ---------  ---------
Land.................................      --          $     137  $     137
Buildings............................         40           1,062      1,062
Vehicles.............................          5             496        550
Machinery and equipment..............        3-5             529        620
Office furniture and equipment.......        3-5             609        540
Leasehold improvements...............         10             296        306
                                                       ---------  ---------
     Total...........................                      3,129      3,215
Less -- Accumulated depreciation and
  amortization.......................                     (2,177)    (2,203)
                                                       ---------  ---------
     Property and equipment, net.....                  $     952  $   1,012
                                                       =========  =========

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consist of the following (in thousands):

                                          SEPTEMBER 30,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Accounts receivable, trade...........  $   3,041  $   3,546
Purchase Rebates.....................        115        153
Less -- Allowance for doubtful
  accounts...........................       (158)      (173)
                                       ---------  ---------
                                       $   2,998  $   3,526
                                       =========  =========

     Activity in the Group's allowance for doubtful accounts consists of the following (in thousands):

                                                   SEPTEMBER 30,
                                          -------------------------------
                                            1995       1996       1997
                                          ---------  ---------  ---------
Balance at beginning of year............  $     133  $     139  $     158
Additions charged to costs and
  expenses..............................          6         33         43
Less -- Deductions for uncollectible
  receivables...........................     --            (14)       (28)
                                          ---------  ---------  ---------
                                          $     139  $     158  $     173
                                          =========  =========  =========

     Accounts payable and accrued expenses consist of the following (in thousands):

                                          SEPTEMBER 30,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Accounts payable, trade..............  $   3,340  $   4,071
Accrued compensation and benefits....        346        348
Other accrued expenses...............        440        298
                                       ---------  ---------
                                       $   4,126  $   4,717
                                       =========  =========

                        TRANSPORTATION COMPONENTS GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

5.  LINES OF CREDIT AND LONG-TERM DEBT:

  LINES OF CREDIT

     The Group has three lines of credit which provide for borrowings up to $2.4 million or the borrowing base, as defined, whichever is less, with a financial institution that are secured by accounts receivable, inventory, equipment and general intangibles. These agreements are guaranteed jointly and severally by the shareholders of the Group. Interest on two of the lines of credit accrues at the financial institution's prime rate, which was 8.5 percent at September 30, 1997. Interest on the other line of credit accrues at the financial institution's prime rate plus .75 percent, which was 9.25 percent at September 30, 1997. Two of the lines of credit are due on demand, while one line of credit expires on June 1, 1998. As of September 30, 1997, outstanding balances totaled $1.8 million for the three lines of credit.

  LONG-TERM DEBT

     Long-term debt consists of the following (in thousands):

                                          SEPTEMBER 30,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Notes payable to financial
  institutions in total monthly
  installments of $2,275 including
  interest ranging from 8.5% to 10%,
  secured by accounts receivable,
  inventory, equipment, general
  intangibles and personal property
  of a shareholder of the Group,
  guaranteed by shareholders of the
  Group with final payments due
  between June 1998, and May 1999....  $      58  $      36
Note payables to financial
  institutions in total monthly
  installments of $7,187 including
  interest ranging from 8.5% to
  9.97%, secured by a mortgage on
  real estate of the Group,
  guaranteed by a shareholder of the
  Group with final payment due in
  August 2002........................        223        220
Notes payable to a financial
  institution in total monthly
  installments of $1,682 including
  interest ranging from 2.0% to
  10.0%, secured by a mortgage on
  real estate of the Group,
  subordinated to long-term debt held
  by another financial institution
  with final payment due in February
  2011...............................        165        159
Notes payable to an automobile
  financing institution in total
  monthly installments of $7,650
  including interest ranging from
  7.0% to 10.5%, secured by vehicles
  with final payments due between
  November 1997 and June 2002........         95        139
                                       ---------  ---------
               Total.................        541        554
Less -- Current maturities...........        (87)      (109)
                                       ---------  ---------
                                       $     454  $     445
                                       =========  =========

     One of the Company's line of credit agreements contains requirements regarding certain financial covenants and restrictions. According to the note agreements, if a shareholder of the Group defaults on personal loan agreements with the same financial institution, the Group's loan agreements would also be in default. The Group was in compliance with all provisions of its loan agreements at September 30, 1997.

                        TRANSPORTATION COMPONENTS GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The aggregate maturities of long-term debt as of September 30, 1997, are as follows (in thousands):

1998.................................  $     109
1999.................................         88
2000.................................         82
2001.................................         83
2002.................................         73
Thereafter...........................        119
                                       ---------
                                       $     554
                                       =========

6.  INCOME TAXES:

     The components of the Group's provision for income taxes are as follows (in thousands):

                                                SEPTEMBER 30,
                                       -------------------------------
                                         1995       1996       1997
                                       ---------  ---------  ---------
Federal --
     Current.........................  $      --  $     192  $     271
     Deferred........................        186         49         40
                                       ---------  ---------  ---------
                                             186        241        311
                                       ---------  ---------  ---------
State --
     Current.........................         61         59         82
     Deferred........................         (4)        15         12
                                       ---------  ---------  ---------
                                              57         74         94
                                       ---------  ---------  ---------
               Total provision.......  $     243  $     315  $     405
                                       =========  =========  =========

     The provision for income taxes differs from an amount computed at the statutory rate as follows (in thousands):

                                                SEPTEMBER 30,
                                       -------------------------------
                                         1995       1996       1997
                                       ---------  ---------  ---------
Federal income tax at statutory
  rates..............................  $     117  $     120  $     324
State income taxes...................         37         48         61
Effect of S Corporation losses.......         88        147         32
Other................................          1     --            (12)
                                       ---------  ---------  ---------
                                       $     243  $     315  $     405
                                       =========  =========  =========

                        TRANSPORTATION COMPONENTS GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The significant items giving rise to the deferred tax assets and liabilities are as follows (in thousands):

                                          SEPTEMBER 30,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Deferred tax assets --
     Accrued expenses................  $      54  $      59
     Allowance for doubtful
     accounts........................         67         73
     Inventory.......................        370        400
     Other...........................         67         73
                                       ---------  ---------
               Total deferred tax
                  assets.............        558        605
                                       ---------  ---------
Deferred tax liabilities --
     Bases differences in property
      and equipment..................        143        168
     State taxes.....................          7          3
     Other...........................        521        599
                                       ---------  ---------
               Total deferred tax
                  liabilities........        671        770
                                       ---------  ---------
               Net deferred tax
                  liability..........  $     113  $     165
                                       =========  =========

7.  RELATED-PARTY TRANSACTIONS:

     The Group leases facilities under operating leases from certain entities owned by shareholders of the Group. Rent expense on the leases totaled approximately $513,000, $515,000 and $515,000 for the years ended September 30, 1995, 1996 and 1997, respectively.

     The Group is a party to a buying Group through which the Group made approximately $1.2 million of inventory purchases. A shareholder is currently serving a three year term that expires April 1998 on the board of directors of the buying group.

8.  COMMITMENTS AND CONTINGENCIES:

  OPERATING LEASES

     The Group leases various facilities, equipment and vehicles under noncancelable operating lease agreements, including leases with related parties. These leases expire on various dates through 2007. The lease agreements are subject to renewal under essentially the same terms and conditions as the original leases.

     Future minimum lease payments for noncancelable operating leases including leases with related parties are as follows (in thousands):

Year ending September 30 --
1998.................................  $     598
1999.................................        641
2000.................................        641
2001.................................        655
2002.................................        660
Thereafter...........................      3,565
                                       ---------
                                       $   6,760
                                       =========

     Total rent expense under all operating leases, including operating leases with related parties, was approximately $633,000, $679,000 and $598,000 for the years ended September 30, 1995, 1996 and 1997, respectively.

  STOCK TRANSFER AND REDEMPTION AGREEMENT

     Under the terms of a stock transfer and redemption agreement executed in December 1994, if a shareholder desires to dispose of his shares of common stock (Offered Shares), the Group has the exclusive

                        TRANSPORTATION COMPONENTS GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

right to purchase the Offered Shares within 30 days from the shareholder. If the Group does not elect to purchase the Offered Shares, the remaining shareholders have ten days to purchase the portion of the Offered Shares not purchased by the Group.

  GUARANTY

     The group is contingently liable as guarantor of certain indebtedness of its principal shareholder.

  LITIGATION

     At certain times, the Group is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Group's financial position or results of operations.

  INSURANCE

     The Group carries a broad range of insurance coverage, including business auto liability, general liability, workers' compensation, excess liability, commercial property and an umbrella policy. The Group has not incurred significant claims or losses on any of these insurance policies.

  SELF-INSURANCE

     The Group self-insures for actual losses below deductible amounts resulting from medical claims. The Group has purchased employer's excess indemnification and employee stop-loss insurance to mitigate potential losses to the Group. Historically, the Group has not incurred any significant losses on employee medical insurance claims and management believes the Group's reserves are sufficient to cover the Group's liabilities for claims incurred.

  EMPLOYEE 401(K) RETIREMENT PLAN

     The Group participates in a 401(k) profit-sharing plan (the Plan) with related companies which covers eligible employees at least 21 years of age who have completed at least one year of service. The Plan allows for employee contributions through salary deductions of up to 15 percent of total compensation, subject to the statutory limits. Employer matching contributions totaled approximately $14,000, $22,000 and $25,000 for the years ended September 30, 1995, 1996 and 1997, respectively.

9. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In April 1998, TCC issued a subordinated promissory note in the amount of $717,000 in redemption of all of its outstanding preferred stock. The note bears interest at the annual rate of 9 percent and is payable in quarterly installments through April 1, 2013. The note is subordinated to all other indebtedness of TCC existing at April 1, 1998.

     In April 1998, the Group and its shareholders entered into a definitive agreement with a wholly owned subsidiary of TransCom USA, providing for the merger of the Group with the subsidiary of TransCom USA (the Merger). Approximately $28,000 of property and equipment and $135,000 of other assets, which are included in the balance sheet at December 31, 1997, will be distributed to the shareholders. Had these distributions been made at December 31, 1997 the effect on the Group's balance sheet would have been to decrease shareholder's equity by approximately $163,000. Prior to the Merger, Transportation Components will make a cash distribution of approximately $150,000 which represents the estimated S Corporation accumulated adjustment account. Transportation Components anticipates funding this distribution through cash on hand and borrowings from existing sources. Had these distributions been made at December 31, 1997 the effect on Transportation Component's balance sheet would have been to increase liabilities by approximately $90,000 and decrease stockholder's equity by appproximately $150,000.

     Concurrently with the Merger, the Group will enter into an agreement with the shareholders to lease certain facilities used in the Group's operations for negotiated amounts and terms.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Gear & Wheel Group:

     We have audited the accompanying combined balance sheets of Gear & Wheel Group (the Group) (all Florida Corporations), as defined in Note 1 to the combined financial statements, as of June 30, 1996 and 1997, and the related combined statements of operations, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Group as of June 30, 1996 and 1997, and the results of their combined operations and their combined cash flows for the two years then ended, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
March 15, 1998

                               GEAR & WHEEL GROUP
                            COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)

                                             JUNE 30,
                                       --------------------   DECEMBER 31,
                                         1996       1997          1997
                                       ---------  ---------   ------------
                                                               (UNAUDITED)
               ASSETS
CURRENT ASSETS:
     Cash............................  $     316  $     503     $    406
     Accounts receivable, net........      2,841      3,174        3,737
     Inventories.....................      6,281      7,361        7,353
     Prepaid expenses and other......     --             15       --
                                       ---------  ---------   ------------
               Total current
                  assets.............      9,438     11,053       11,496
PROPERTY AND EQUIPMENT, net..........        383        472          878
OTHER ASSETS.........................         31         63           63
                                       ---------  ---------   ------------
               Total assets..........  $   9,852  $  11,588     $ 12,437
                                       =========  =========   ============

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
       expenses......................  $   2,040  $   2,362     $  2,278
     Payables to related party.......         91        381          531
     Lines of credit.................      1,953      1,868        2,189
     Current maturities of long-term
       debt..........................        125        161          203
     Deferred tax liability..........        695        748          727
     Other current liabilities.......         78         47       --
                                       ---------  ---------   ------------
               Total current
                  liabilities........      4,982      5,567        5,928
LONG-TERM DEBT, net..................         29        425          677
PAYABLE TO RELATED PARTY.............        231        320          381
DEFERRED TAX LIABILITY...............        327        332          333
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common stock....................          8          8            8
     Additional paid-in capital......         13         13           13
     Retained earnings...............      4,337      4,998        5,172
     Treasury stock..................        (75)       (75)         (75)
                                       ---------  ---------   ------------
               Total shareholders'
                  equity.............      4,283      4,944        5,118
                                       ---------  ---------   ------------
               Total liabilities and
                  shareholders'
                  equity.............  $   9,852  $  11,588     $ 12,437
                                       =========  =========   ============

    The accompanying notes are an integral part of these combined financial statements.

                               GEAR & WHEEL GROUP
                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                SIX MONTHS
                                          YEAR ENDED              ENDED
                                           JUNE 30,            DECEMBER 31,
                                     --------------------  --------------------
                                       1996       1997       1996       1997
                                     ---------  ---------  ---------  ---------
                                                               (UNAUDITED)
REVENUES............................ $  20,710  $  21,475  $  10,342  $  11,811
COST OF SALES.......................    14,499     15,019      7,273      8,471
                                     ---------  ---------  ---------  ---------
               Gross profit.........     6,211      6,456      3,069      3,340
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES..........................     5,001      5,096      2,232      2,871
                                     ---------  ---------  ---------  ---------
               Income from
                  operations........     1,210      1,360        837        469
OTHER INCOME (EXPENSE):
     Interest expense...............      (195)      (177)       (84)      (117)
     Other income, net..............        20         28         13         54
                                     ---------  ---------  ---------  ---------
INCOME BEFORE INCOME TAXES..........     1,035      1,211        766        406
PROVISION FOR INCOME TAXES..........       346        407        202        232
                                     ---------  ---------  ---------  ---------
NET INCOME.......................... $     689  $     804  $     564  $     174
                                     =========  =========  =========  =========

    The accompanying notes are an integral part of these combined financial statements.

                               GEAR & WHEEL GROUP
                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                              TOTAL
                                        COMMON    RETAINED    TREASURY    SHAREHOLDERS'
                                        STOCK     EARNINGS     STOCK          EQUITY
                                        ------    --------    --------    --------------
BALANCE, June 30, 1995...............    $ 21      $3,648      $  (75)        $3,594
     Net income......................    --           689       --               689
                                        ------    --------    --------    --------------
BALANCE, June 30, 1996...............      21       4,337         (75)         4,283
     Net income......................    --           804       --               804
     Distributions...................    --          (143)      --              (143)
                                        ------    --------    --------    --------------
BALANCE, June 30, 1997...............      21       4,998         (75)         4,944
     Net income (unaudited)..........    --           174       --               174
                                        ------    --------    --------    --------------
BALANCE, December 31, 1997
  (unaudited)........................    $ 21      $5,172      $  (75)        $5,118
                                        ======    ========    ========    ==============

    The accompanying notes are an integral part of these combined financial statements.

                               GEAR & WHEEL GROUP
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                  SIX MONTHS
                                            YEAR ENDED              ENDED
                                             JUNE 30,            DECEMBER 31,
                                       --------------------  -------------------
                                         1996       1997       1996       1997
                                       ---------  ---------  ---------  --------
                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................  $   689  $     804  $     564  $     174
  Adjustments to reconcile net income
     to net cash provided by (used
     in) operating activities --
     Depreciation and amortization...      197        172         86         69
     Deferred income tax provision
       (benefit).....................       13         58         13        (20)
     Changes in assets and
       liabilities --
       Accounts receivable, net......      229       (279)      (147)      (563)
       Inventories...................     (921)      (722)      (272)         8
       Prepaid expenses and other....       44        (15)        (2)        15
       Other assets..................   --            (32)    --         --
       Accounts payable and accrued
          expenses...................     (190)       322         23        (84)
       Other current liabilities.....       78        (31)       (78)       (47)
                                       -------  ---------  ---------  ---------
          Net cash provided by (used
             in) operating
             activities..............      139        277        187       (448)
                                       -------  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and
     equipment.......................     (156)      (243)      (135)      (475)
                                       -------  ---------  ---------  ---------
          Net cash used in investing
             activities..............     (156)      (243)      (135)      (475)
                                       -------  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings (repayments) on line
     of credit.......................      163        (85)      (133)       321
  Net proceeds from long-term debt...       (3)         2        (81)       294
  Net proceeds from related party
     borrowings......................       53        379     --            211
  Distributions to shareholder.......   --           (143)    --         --
                                       -------  ---------  ---------  ---------
          Net cash provided by (used
             in) financing
             activities..............      213        153       (214)       826
                                       -------  ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH......      196        187       (162)       (97)
CASH, beginning of period............      120        316        316        503
                                       -------  ---------  ---------  ---------
CASH, end of period..................  $   316  $     503  $     154  $     406
                                       =======  =========  =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid during the period for --
     Interest........................  $   227  $     196  $     115  $     163
     Income taxes....................      268        380        216        180
  Assets acquired by incurring notes
     payable.........................   --            430     --         --

    The accompanying notes are an integral part of these combined financial statements.

                               GEAR & WHEEL GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Gear & Wheel Group includes the financial statements of the following group of companies under common control and ownership (collectively, the Group): Gear & Wheel, Inc.; Try One, Inc.; and Ocala Truck Parts, Inc. (all Florida Corporations). The Group, headquartered in Orlando, Florida, was founded in 1981 and serves customers principally in Florida. The Group primarily distributes commercial vehicle parts and remanufactures brakes, clutches, drive-train components and turbochargers.

     The Group and its shareholders intend to enter into a definitive agreement with Transportation Components, Inc., dba TransCom USA, pursuant to which all outstanding shares of the Group's common stock will be exchanged for cash and shares of TransCom USA's common stock concurrently with the consummation of an initial public offering of the common stock by TransCom USA.

     In May 1997, the Group purchased certain accounts receivable, inventory and equipment of Ocala Truck Parts, Inc. for approximately $430,000. The assets and results of operations since the purchase are included in the accompanying combined balance sheets as of June 30, 1997 and December 31, 1997 (unaudited), and the related combined statements of operations for the periods then ended. The purchase was financed through incurring a note payable equal in amount to the estimated fair value of the acquired assets at the date of purchase.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The combined financial statements include the accounts and the results of operations of the Group for all periods during which the companies were under common control. All significant intercompany balances and transactions have been eliminated in combination.

  INTERIM FINANCIAL INFORMATION

     The interim combined financial statements as of December 31, 1997, and for the six months ended December 31, 1996 and 1997, are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the combined interim financial statements have been included.

  INVENTORIES

     Inventories consist primarily of purchased parts stated at the lower of cost or market, utilizing the first-in, first-out (FIFO) method.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated life of the asset.

     Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

                               GEAR & WHEEL GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  SHAREHOLDERS' EQUITY

     The equity structure of the Group is as follows at June 30, 1996 and 1997, and December 31, 1997 (unaudited):

                                                          SHARES
                                      AUTHORIZED        ISSUED AND        PAR
                                        SHARES         OUTSTANDING       VALUE
                                      -----------      ------------      ------
Common stock --
     Gear & Wheel, Inc.............      20,000           18,125         $ .375
     Try One, Inc..................       1,000            1,000         $ .375
     Ocala Truck Parts, Inc........       1,000            1,000         $ 1.00

     In addition, Gear & Wheel, Inc. held 1,875 shares of treasury stock at a cost of $75,000 at June 30, 1996 and 1997, and December 31, 1997 (unaudited).

  REVENUE RECOGNITION

     The Group recognizes revenue from part sales when products are shipped. Service revenues are recognized when repairs are completed.

  INCOME TAXES

     Gear & Wheel, Inc. accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income
Taxes." Under SFAS No. 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts to be realized. The provision for income taxes is the tax payable for the year and the change during the year in deferred tax assets and liabilities.

     Try One, Inc. and Ocala Truck Parts, Inc. have elected S Corporation status as defined by the Internal Revenue Code, whereby Try One, Inc. and Ocala Truck Parts, Inc. are not subject to federal taxation. Under S Corporation status, the shareholders report their shares of the companies' taxable earnings or losses in their personal tax returns. Accordingly, no provision was made for income taxes related to Try One, Inc. and Ocala Truck Parts, Inc. in the accompanying financial statements. Try One, Inc. and Ocala Truck Parts, Inc. will terminate their S Corporation status concurrently with the effective date of this offering.

  FINANCIAL INSTRUMENTS

     The Group's financial instruments consist of cash, accounts receivable, accounts payable and debt. The Group believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

  CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Group to a concentration of credit risk consist primarily of cash deposits and accounts receivable. The Group maintains cash balances at financial institutions which may at times be in excess of federally insured levels. The Group has not incurred losses related to these balances to date.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the

                               GEAR & WHEEL GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED) reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which requires that a public business enterprise report financial and descriptive information about its reportable operating segments. The Group will adopt SFAS No. 131 in 1998.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (in thousands):

                                         ESTIMATED           JUNE 30,
                                        USEFUL LIVES   --------------------
                                          IN YEARS       1996       1997
                                        ------------   ---------  ---------
Vehicles.............................         5        $     434  $     510
Machinery and equipment..............         7              760        838
Office furniture and equipment.......         7              539        585
Leasehold improvements...............         7              144        209
                                                       ---------  ---------
     Total...........................                      1,877      2,142
Less -- Accumulated depreciation and
  amortization.......................                     (1,494)    (1,670)
                                                       ---------  ---------
     Property and equipment, net.....                  $     383  $     472
                                                       =========  =========

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consist of the following (in thousands):

                                             JUNE 30,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Accounts receivable, trade...........  $   2,379  $   2,642
Purchase rebates.....................        590        663
Due from employees...................          9         11
Less -- Allowance for doubtful
  accounts...........................       (137)      (142)
                                       ---------  ---------
                                       $   2,841  $   3,174
                                       =========  =========

     Activity in the Group's allowance for doubtful accounts consists of the following (in thousands):

                                             JUNE 30,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Balance at beginning of year.........  $     123  $     137
Additions charged to costs and
  expenses...........................         73         27
Less -- Deductions for uncollectible
  receivables written off............        (59)       (22)
                                       ---------  ---------
                                       $     137  $     142
                                       =========  =========

                               GEAR & WHEEL GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Accounts payable and accrued expenses consist of the following (in thousands):

                                             JUNE 30,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Accounts payable, trade..............  $   1,674  $   1,962
Accrued compensation and benefits....        204        249
Other accrued expenses...............        162        151
                                       ---------  ---------
                                       $   2,040  $   2,362
                                       =========  =========

5.  LINES OF CREDIT AND LONG-TERM DEBT:

  LINES OF CREDIT

     The Group has three lines of credit which provide for borrowings up to $2.3 million with financial institutions that are secured by accounts receivable, inventory, equipment and general intangibles. These agreements are guaranteed jointly and severally by the shareholders of the Group. Interest on the lines of credit accrues at the financial institutions prime rates, which were 8.25 percent at June 30, 1997. The lines of credit expired on December 31, 1997, and were subsequently renewed for another year by the Group. There was approximately $1.9 million outstanding under the agreements at June 30, 1997.

  LONG-TERM DEBT

     Long-term debt consists of the following (in thousands):

                                             JUNE 30,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Note payable to the former owner of
  Ocala Truck Parts, Inc., in total
  monthly installments of $7,170,
  including interest of 8.5%, secured
  by accounts receivable, inventory
  and equipment, guaranteed by
  shareholders of the Group with
  final payment due in June 2002.....  $  --      $     430
Various notes payable to financial
  institutions, in total monthly
  installments of $31,555 including
  interest ranging from 8.25% to
  9.0%, secured by accounts
  receivable and certain property and
  equipment, guaranteed by the
  shareholders of the Group with
  final payments due between December
  1996 and August 2001...............        154        156
                                       ---------  ---------
     Total...........................        154        586
Less -- Current maturities...........       (125)      (161)
                                       ---------  ---------
                                       $      29  $     425
                                       =========  =========

     Certain of the Group's loan agreements contain requirements regarding working capital and financial ratios. The Group was in compliance with all provisions of its loan agreements at June 30, 1997.

     The aggregate maturities of long-term debt as of June 30, 1997, are as follows (in thousands):

1998.................................  $     161
1999.................................        144
2000.................................        109
2001.................................         86
2002.................................         86
                                       ---------
                                       $     586
                                       =========

                               GEAR & WHEEL GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

6.  INCOME TAXES:

     The components of the provision for income taxes are as follows (in thousands):

                                             JUNE 30,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Federal --
     Current.........................  $     286  $     299
     Deferred........................         11         50
                                       ---------  ---------
                                             297        349
                                       ---------  ---------
State --
     Current.........................         47         50
     Deferred........................          2          8
                                       ---------  ---------
                                              49         58
                                       ---------  ---------
          Total provision............  $     346  $     407
                                       =========  =========

     The provision for income taxes differs from an amount computed at the statutory rate as follows
(in thousands):

                                             JUNE 30,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Federal income tax at statutory
  rates..............................  $     298  $     347
State income taxes...................         32         38
Nondeductible expenses...............         16         22
                                       ---------  ---------
                                       $     346  $     407
                                       =========  =========

     The significant items giving rise to the deferred tax assets and liabilities are as follows (in thousands):

                                             JUNE 30,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Deferred tax assets --
     Accrued expenses                  $      42  $      42
                                       ---------  ---------
          Total deferred tax
             assets..................         42         42
                                       ---------  ---------
Deferred tax liabilities --
     Bases differences in property
      and equipment..................         11         18
     Inventory.......................      1,053      1,104
                                       ---------  ---------
          Total deferred tax
             liabilities.............      1,064      1,122
                                       ---------  ---------
          Net deferred tax
             liability...............  $   1,022  $   1,080
                                       =========  =========

7.  RELATED-PARTY TRANSACTIONS:

     The Group leases a facility under an operating lease from an entity owned by shareholders of the Group. Rent expense on the lease totaled approximately $67,000 and $143,000 for the years ended June 30, 1996 and 1997, respectively.

     The Group has a note payable to a related-party with interest of 10 percent, of approximately $91,000, $381,000 and $381,000 at June 30, 1996 and 1997 and December 31, 1997, respectively.

     The Group also has a note payable to a shareholder of the Group with interest of 10 percent, of approximately $231,000 and $320,000 at June 30, 1996 and 1997, respectively.

8.  COMMITMENTS AND CONTINGENCIES:

  OPERATING LEASES

     The Group leases various facilities, equipment and vehicles under noncancelable operating lease agreements, including leases with related parties. These leases expire on various dates through 2007. The

                               GEAR & WHEEL GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED) lease agreements are subject to renewal under essentially the same terms and conditions as the original leases.

     Future minimum lease payments for noncancelable operating leases including leases with related parties are as follows (in thousands):

Year ending June 30 --
     1998............................  $     492
     1999............................        442
     2000............................        388
     2001............................        314
     Thereafter......................      1,500
                                       ---------
                                       $   3,136
                                       =========

     Total rent expense under all operating leases, including operating leases with related parties, was approximately $336,000 and $382,000 for the years ended June 30, 1996 and 1997, respectively.

  LITIGATION

     At certain times, the Group is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Group's financial position or results of operations.

  INSURANCE

     The Group carries a broad range of insurance coverage, including business auto liability, general liability, workers' compensation, excess liability, commercial property and an umbrella policy. The Group has not incurred significant claims or losses on any of these insurance policies.

  EMPLOYEE 401(K) RETIREMENT PLAN

     The Group participates in a 401(k) profit-sharing plan (the Plan) with related companies which covers eligible employees at least 21 years of age who have completed at least one year of service. The Plan allows for employee contributions through salary deductions of up to 15 percent of total compensation, subject to the statutory limits. Employer matching contributions totaled approximately $49,000 and $48,000 for the years ended June 30, 1996 and 1997, respectively.

9. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In April 1998, the Group and its shareholders entered into a definitive agreement with a wholly owned subsidiary of TransCom USA, providing for the merger of the Group with the subsidiary of TransCom USA (the Merger). Property and equipment of approximately $4,000, which is included in the balance sheet at December 31, 1997, will be distributed to the shareholders. Had these distributions been made at December 31, 1997, the effect on the Company's balance sheet would have been to decrease Shareholders' equity by approximately $4,000. Prior to the Merger, Gear & Wheel Group will make a cash distribution of approximately $895,000 which represents the estimated S Corporation accumulated adjustment account. Gear & Wheel Group anticipates funding this distribution through cash on hand and borrowings from existing sources. Had these distributions been made at December 31, 1997 the effect on Gear & Wheel Group's balance sheet would have been to increase liabilities by $785,000 and decrease stockholder's equity by approximately $895,000.

     Concurrently with the Merger, the Group will enter into an agreement with the shareholders to lease certain facilities used in the Group's operations for negotiated amounts and terms.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Amparts Group:

     We have audited the accompanying combined balance sheets of Amparts Group, as defined in Note 1 to the combined financial statements, as of December 31, 1996 and 1997, and the related combined statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These combined financial statements are the responsibility of Amparts Group's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Amparts Group as of December 31, 1996 and 1997, and the results of their combined operations and their combined cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
March 15, 1998

                                 AMPARTS GROUP
                            COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)

                                           DECEMBER 31,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
               ASSETS
CURRENT ASSETS:
     Cash............................  $   1,105  $     165
     Accounts receivable, net........      1,425      2,576
     Receivables from related
      parties........................         44        328
     Inventories.....................      3,369      5,575
     Prepaid expenses and other......         41         93
                                       ---------  ---------
          Total current assets.......      5,984      8,737
PROPERTY AND EQUIPMENT, net..........        184        375
DEFERRED TAX ASSET...................        309        293
OTHER ASSETS.........................         38         38
                                       ---------  ---------
          Total assets...............  $   6,515  $   9,443
                                       =========  =========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
      expenses.......................  $   2,563  $   3,316
     Payables to related parties.....         28         49
     Line of credit..................      1,640      1,576
     Deferred tax liability..........        302        792
                                       ---------  ---------
          Total current
            liabilities..............      4,533      5,733
SHAREHOLDERS' EQUITY:
     Common stock....................        713        713
     Retained earnings...............      1,269      2,997
                                       ---------  ---------
          Total shareholders' equity       1,982      3,710
                                       ---------  ---------
          Total liabilities and
            shareholders' equity.....  $   6,515  $   9,443
                                       =========  =========

    The accompanying notes are an integral part of these combined financial statements.

                                 AMPARTS GROUP
                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                           YEAR ENDED DECEMBER 31,
                                       -------------------------------
                                         1995       1996       1997
                                       ---------  ---------  ---------
REVENUES.............................  $  10,528  $  14,806  $  22,687
COST OF SALES........................      7,709     11,278     17,240
                                       ---------  ---------  ---------
          Gross profit...............      2,819      3,528      5,447
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................      1,779      2,326      2,857
                                       ---------  ---------  ---------
          Income from operations.....      1,040      1,202      2,590
OTHER EXPENSE:
     Interest expense................         99         97        115
     Other expense, net..............        298         51        126
                                       ---------  ---------  ---------
INCOME BEFORE INCOME TAXES...........        643      1,054      2,349
PROVISION FOR INCOME TAXES...........        132        247        292
                                       ---------  ---------  ---------
NET INCOME...........................  $     511  $     807  $   2,057
                                       =========  =========  =========

    The accompanying notes are an integral part of these combined financial statements.

                                 AMPARTS GROUP
                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                    TOTAL
                                        COMMON     RETAINED     SHAREHOLDERS'
                                         STOCK     EARNINGS        EQUITY
                                        -------    ---------    -------------
BALANCE, December 31, 1994...........    $ 713      $   741        $ 1,454
     Net income......................     --            511            511
     Dividends.......................     --           (147)          (147)
                                        -------    ---------    -------------
BALANCE, December 31, 1995...........      713        1,105          1,818
     Net income......................     --            807            807
     Dividends.......................     --           (643)          (643)
                                        -------    ---------    -------------
BALANCE, December 31, 1996...........      713        1,269          1,982
     Net income......................     --          2,057          2,057
     Dividends.......................     --           (329)          (329)
                                        -------    ---------    -------------
BALANCE, December 31, 1997...........    $ 713      $ 2,997        $ 3,710
                                        =======    =========    =============

    The accompanying notes are an integral part of these combined financial statements.

                                 AMPARTS GROUP
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                 YEAR ENDED
                                                DECEMBER 31,
                                       -------------------------------
                                         1995       1996       1997
                                       ---------  ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................  $     511  $     807  $   2,057
  Adjustments to reconcile net income
     to net cash provided by (used
     in) operating activities --
     Deferred income tax provision
       (benefit).....................       (234)        82        506
     Depreciation and amortization...         51         61         83
     Changes in assets and
       liabilities --
       Accounts receivable, net......        617       (230)    (1,151)
       Receivables from related
          parties....................        (42)        (2)      (284)
       Inventories...................        368     (1,753)    (2,206)
       Prepaid expenses and other....       (147)        92        (52)
       Accounts payable and accrued
          expenses...................       (830)     1,726        753
       Payables to related parties...         38        (10)        21
                                       ---------  ---------  ---------
          Net cash provided by (used
             in) operating
             activities..............        332        773       (273)
                                       ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and
     equipment.......................        (35)       (98)      (274)
                                       ---------  ---------  ---------
          Net cash used in investing
             activities..............        (35)       (98)      (274)
                                       ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings (repayments) on line
     of credit.......................          7        730        (64)
  Payment of dividends...............       (147)      (643)      (329)
                                       ---------  ---------  ---------
          Net cash provided by (used
             in) financing
             activities..............       (140)        87       (393)
                                       ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH......        157        762       (940)
CASH, beginning of year..............        186        343      1,105
                                       ---------  ---------  ---------
CASH, end of year....................  $     343  $   1,105  $     165
                                       =========  =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid during the year for --
     Interest........................  $      90  $      82  $      98
     Income taxes....................          1          3          5

    The accompanying notes are an integral part of these combined financial statements.

                                 AMPARTS GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Amparts Group (the Group) consists of Amparts International, Inc., a Texas corporation, headquartered in Laredo, Texas, was founded in 1990 and, together with its affiliates Amparts, Inc., and Proveedor Mayorista al Refaccionario S.A. de C.V. (Promare) (collectively, Amparts), serves customers principally in Mexico and countries in South and Central America, Southeast Asia and the Pacific Rim from its locations in Washington, Texas and Florida. Amparts primarily exports commercial vehicle parts.

     The Group and its shareholders intend to enter into a definitive agreement with Transportation Components, Inc., dba TransCom USA, pursuant to which all outstanding shares of the Group's common stock will be exchanged for cash and shares of TransCom USA's common stock concurrently with the consummation of an initial public offering of common stock by TransCom USA (the Offering).

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The combined financial statements include the accounts and the results of operations of the Group for all periods during which the companies were under common control. All significant intercompany balances and transactions have been eliminated in combination.

  INVENTORIES

     Inventories consist primarily of purchased parts stated at the lower of cost or market, utilizing the first-in, first-out (FIFO) method.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated life of the asset.

     Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

  SHAREHOLDERS' EQUITY

     The equity structure of the Group was as follows at each December 31, 1996 and 1997:

                                                        SHARES
                                        AUTHORIZED    ISSUED AND
                                          SHARES      OUTSTANDING    PAR VALUE
                                        ----------    -----------    ---------
Common Stock --
     Amparts International, Inc. ....         420           420       $ 1,000
     Amparts, Inc. ..................       3,000         3,000       $     1
     Promare
          Series A...................     750,000       750,000       $   .32
          Series B...................     150,000       150,000       $   .32

  REVENUE RECOGNITION

The Group recognizes revenue when products are shipped.

  INCOME TAXES

     Amparts International, Inc. has elected S Corporation status as defined by the Internal Revenue Code, whereby Amparts International, Inc. is not subject to federal taxation. Under S Corporation status, the shareholders report their shares of taxable earnings or losses in their personal tax returns. Accordingly, no

                                 AMPARTS GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

provision was made for income taxes related to Amparts International, Inc. in the accompanying historical financial statements. Amparts International, Inc. will terminate its S Corporation status concurrently with the effective date of this Offering.

     Amparts, Inc., is qualified as an interest-charge Domestic International Sales Corporation (DISC) under Internal Revenue Code provisions. Under these provisions, taxable income distributed to the shareholders is subject to tax in their respective individual income tax returns. The shareholders may defer paying taxes on undistributed taxable income attributable to a maximum of $10 million of qualified export gross receipts per year for each year Amparts Inc., is a qualified interest-charge DISC. Such deferral requires the shareholders to pay an interest charge computed on the deferred tax liability on the accumulated and undistributed DISC income. Taxable income attributable to sales greater than $10 million is reportable on the federal income tax returns of Amparts, Inc.'s shareholders.

     Promare accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts to be realized. The provision for income taxes is the tax payable for the year and the change during the year in deferred tax assets and liabilities.

  FOREIGN CURRENCY TRANSLATION

     In accordance with SFAS No. 52, "Foreign Currency Translation," the U.S. dollar has been determined to be the functional currency for Promare. Therefore, assets and liabilities of Promare's operations are translated into U.S. dollars at the current exchange rate in effect at the balance sheet date, and revenues and expenses are translated at the average exchange rate for the period. Gains and losses from transactions in foreign currencies are reported in other expense, net. These gains (losses) were approximately $150,000, $(36,000) and $(169,000) for the years ended December 31, 1995, 1996 and 1997, respectively.

  FOREIGN EXCHANGE CONTRACTS

     The Group occasionally enters into foreign exchange contracts only as a hedge against certain existing economic exposures and not for speculative or trading purposes. These contracts reduce exposure to currency movements affecting existing assets and liabilities denominated in foreign currencies, such exposure resulting primarily from trade receivables and payables and intercompany transactions. Gains (losses) from these transactions were approximately $41,000, $(7,000) and $(50,000) for the years ended December 31, 1995, 1996 and 1997, respectively, and are included in other expense, net.

  FINANCIAL INSTRUMENTS

     The Group's financial instruments consist of cash, accounts receivable, accounts payable and a line of credit. The Group believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

  CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Group to a concentration of credit risk consist primarily of cash deposits and accounts receivable. The Group maintains cash balances at financial institutions which may at times be in excess of federally insured levels. The Group has not incurred losses related to these balances to date. Concentrations of credit risk with respect to trade accounts receivable are limited due to the large number of customers and their dispersion across many geographic areas. However,

                                 AMPARTS GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

a significant amount of trade receivables are with transportation companies in several countries. Although the Group does not currently foresee a credit risk associated with these receivables, repayment is dependent upon the financial stability of those countries' national economies. The Group performs periodic credit evaluations of its customers and generally does not require collateral. The Group monitors its exposure for credit losses and maintains an allowance for anticipated losses.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  NEW ACCOUNTING PRONOUNCEMENT

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which requires that a public business enterprise report financial and descriptive information about its reportable operating segments. The Group will adopt SFAS No. 131 in 1998.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (in thousands):

                                         ESTIMATED         DECEMBER 31,
                                        USEFUL LIVES   --------------------
                                          IN YEARS       1996       1997
                                        ------------   ---------  ---------
Vehicles.............................          5       $     121  $     155
Machinery and equipment..............          5               9         76
Office furniture and equipment.......          5             264        273
Leasehold improvements...............         10              51        139
                                                       ---------  ---------
     Total...........................                        445        643
Less -- Accumulated depreciation and
  amortization.......................                       (261)      (268)
                                                       ---------  ---------
     Property and equipment, net.....                  $     184  $     375
                                                       =========  =========

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consist of the following (in thousands):

                                           DECEMBER 31,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Accounts receivable, trade...........  $   1,716  $   2,815
Less -- Allowance for doubtful
  accounts...........................       (291)      (239)
                                       ---------  ---------
                                       $   1,425  $   2,576
                                       =========  =========

                                 AMPARTS GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Activity in the Company's allowance for doubtful accounts consists of the following (in thousands):

                                                DECEMBER 31,
                                       -------------------------------
                                         1995       1996       1997
                                       ---------  ---------  ---------
Balance at beginning of year.........  $     319  $     236  $     291
Additions charged to costs and
  expenses...........................         33         23     --
Less:  Deductions for uncollectible
  receivables written off............       (116)       (18)       (52)
Bad debt recoveries..................     --             50     --
                                       ---------  ---------  ---------
                                       $     236  $     291  $     239
                                       =========  =========  =========

     Accounts payable and accrued expenses consist of the following (in thousands):

                                           DECEMBER 31,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Accounts payable, trade..............  $   1,469  $   2,442
Accrued compensation and benefits....        252        357
Other accrued expenses...............        842        517
                                       ---------  ---------
                                       $   2,563  $   3,316
                                       =========  =========

5.  LINE OF CREDIT:

     The Group has $5 million available under a line of credit agreement with a financial institution, subject to certain maximum borrowing restrictions based on outstanding accounts receivable and inventory balances. This line of credit is secured by accounts receivable, inventory, equipment and intangibles. The agreement is guaranteed jointly and severally by the shareholders of the Group and affiliates. In 1997, a LIBOR-based borrowing component was added to the line of credit, allowing the Group to borrow at LIBOR plus 2.25 percent, conditional upon $1 million in minimum borrowings and $500,000 borrowing increments. The LIBOR-based rate at December 31, 1997, upon which the Group was charged interest, was 8.16 percent. The line of credit expires on June 30, 1998. There was approximately $1.6 million outstanding under the agreement at December 31, 1997.

     The Group's line of credit agreement contains requirements regarding working capital and certain financial ratios. The Group was in compliance with the provisions of its loan agreements at December 31, 1997.

6.  INCOME TAXES:

     The components of the provision for income taxes are as follows (in thousands):

                                                DECEMBER 31,
                                       -------------------------------
                                         1995       1996       1997
                                       ---------  ---------  ---------
Federal --
     Current.........................  $     365  $     163  $    (219)
     Deferred........................       (234)        82        506
                                       ---------  ---------  ---------
                                             131        245        287
                                       ---------  ---------  ---------
State --
     Current.........................          1          2          5
     Deferred........................         --         --         --
                                       ---------  ---------  ---------
                                               1          2          5
                                       ---------  ---------  ---------
               Total provision.......  $     132  $     247  $     292
                                       =========  =========  =========

                                 AMPARTS GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The provision for income taxes differs from an amount computed at the statutory rate as follows (in thousands):

                                                DECEMBER 31,
                                       -------------------------------
                                         1995       1996       1997
                                       ---------  ---------  ---------
Federal income tax at statutory
  rates..............................  $     225  $     369  $     822
State income taxes...................          1          2          5
Nondeductible expenses...............        119         43         (6)
S Corporation and DISC income........       (213)      (167)      (529)
                                       ---------  ---------  ---------
                                       $     132  $     247  $     292
                                       =========  =========  =========

     The significant items giving rise to the deferred tax assets and liabilities are as follows (in thousands):

                                           DECEMBER 31,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Deferred tax assets --
     Allowance for doubtful
      accounts.......................  $      10  $      12
     Other revenues and deductions...        129        181
     Inflationary revaluation........        185        130
     Net operating losses............        317        301
                                       ---------  ---------
               Total deferred tax
                   assets............        641        624
                                       ---------  ---------
Deferred tax liabilities --
     Inventory.......................       (626)    (1,127)
     Bases differences in property
      and equipment..................         (8)        (8)
     Intangibles and leases..........         --         12
                                       ---------  ---------
               Total deferred tax
                   liabilities.......       (634)    (1,123)
                                       ---------  ---------
               Net deferred tax asset
                   (liability).......  $       7  $    (499)
                                       =========  =========

7.  RELATED-PARTY TRANSACTIONS:

     The Group had the following transactions with KIC International, Inc.
(KICI), KIC Worldwide, Inc. and KIC Holdings, Inc., affiliates of the Group through common shareholders (in thousands):

                                         1995       1996       1997
                                       ---------  ---------  ---------
Sales................................  $      83  $     126  $      85
Purchases............................        410        646        430
Year-end accounts receivable.........         42         44        328
Year-end accounts payable............         38         28         49

     The Group has an agreement with KICI whereby KICI is permitted to allocate to and charge the Group for certain administrative expenses incurred by KICI on the Group's behalf. These administrative expenses include office rent paid by KICI on the Group's behalf, warehouse charges related to the Group's products shipped through KICI's facilities and direct personnel costs incurred by KICI on the Group's behalf. Total amounts charged to the Group by KICI for these administrative expenses were approximately $293,000, $343,000 and $299,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

                                 AMPARTS GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

8.  COMMITMENTS AND CONTINGENCIES:

  OPERATING LEASES

     The Group leases various facilities, equipment and vehicles under noncancelable operating lease agreements, including leases with related parties. These leases expire on various dates through 2000. The lease agreements are subject to renewal under essentially the same terms and conditions as the original leases.

     Future minimum lease payments for noncancelable operating leases are as follows (in thousands):

Year ending December 31 --
     1998............................  $      70
     1999............................         66
     2000 and thereafter.............         40
                                       ---------
                                       $     176
                                       =========

     Total rent expense under all operating leases, including operating leases with related parties, was approximately $108,000, $112,000 and $143,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

  RESTRICTED STOCK AGREEMENT

     The Group and its shareholders entered into a restricted stock agreement whereby the shareholders agreed not to sell, assign, transfer, encumber, pledge or in any other way dispose of their shares of stock without allowing the shareholders the right of first refusal to purchase stock at the time of an offer to sell by another shareholder.

  LITIGATION

     At certain times, the Group is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Group's financial position or results of operations.

  INSURANCE

     The Group carries a broad range of insurance coverage, including business auto liability, general liability, workers' compensation, excess liability, commercial property and an umbrella policy. The Group has not incurred significant claims or losses on any of these insurance policies.

  EMPLOYEE PROFIT-SHARING PLAN

     Amparts participates in KICI's 401(k) profit-sharing plan (the Plan) which covers eligible employees at least 21 years of age who have completed at least one year of service. The Plan includes a salary reduction arrangement and a cash or deferred arrangement. Each Plan year, the employer can make discretionary contributions to the Plan. The Plan allows for employee contributions through salary deductions of up to 15 percent of total compensation, subject to the statutory limits. There were no employer matching contributions for the years ended December 31, 1995 or 1996. Employer matching contributions were approximately $20,000 in 1997.

     In 1997, Promare began offering its employees a profit-sharing plan whereby the employees may contribute a portion of their salaries. In accordance with Mexican law, Promare is required to match the employees' contribution up to 13 percent of their salaries. Employer contributions under this plan were approximately $6,000 during 1997.

                                 AMPARTS GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

9. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In April 1998, the Group and its shareholders entered into a definitive agreement with a wholly owned subsidiary of TransCom USA, providing for the merger of the Group with the subsidiary of TransCom USA (the Merger). Approximately $33,000 of other assets, which are included in the balance sheet at December 31, 1997, will be distributed to the shareholders. Had these distributions been made at December 31, 1997 the effect on the Group's balance sheet would have been to decrease shareholder's equity by approximately $33,000. Prior to the merger, Amparts International, Inc. and Amparts, Inc. will make a series of cash distributions of approximately $4.0 million which represents Amparts International, Inc. and Amparts, Inc.'s estimated S Corporation accumulated adjustment account and accumulated income of the interest -- charge Domestic International Sales Corporation. Amparts International, Inc. and Amparts, Inc. anticipates funding this distribution through cash on hand and borrowings from existing sources. Had these distributions been made at December 31, 1997 the effect on Amparts' balance sheet would have been to increase liabilities by approximately $3.6 million and decrease stockholders' equity by approximately $4.0 million.

     Concurrently with the Merger, the Group will enter into an agreement with KICI to lease land, equipment and buildings used in the Group's operations for negotiated amounts and terms.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To The Cook Brothers Companies, Inc. and Subsidiary:

     We have audited the accompanying consolidated balance sheets of The Cook Brothers Companies, Inc. and Subsidiary (the Company) (New York Corporations), as of June 30, 1996 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Cook Brothers Companies, Inc. and Subsidiary, as of June 30, 1996 and 1997, and the results of their consolidated operations and their consolidated cash flows for the years then ended, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
March 15, 1998

                THE COOK BROTHERS COMPANIES, INC. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                             JUNE 30,
                                       --------------------   DECEMBER 31,
                                         1996       1997          1997
                                       ---------  ---------   -------------
                                                               (UNAUDITED)
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $     506  $     572      $   483
     Accounts receivable, net........      2,560      2,599        3,492
     Receivables from related
       parties, current..............        320         25          357
     Notes receivable, current.......      1,136      1,043        1,129
     Inventories.....................      8,097      8,405        9,380
     Prepaid expenses and other......        414        431          573
     Deferred tax asset..............     --             51          128
                                       ---------  ---------   -------------
          Total current assets.......     13,033     13,126       15,542
PROPERTY AND EQUIPMENT, net..........      2,410      2,602        2,822
NOTES RECEIVABLE, net................      2,630      2,004        2,130
RECEIVABLES FROM RELATED PARTIES,
  net................................         62         21           19
                                       ---------  ---------   -------------
          Total assets...............  $  18,135  $  17,753      $20,513
                                       =========  =========   =============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
       expenses......................  $   2,758  $   2,154      $ 4,452
     Payables to related parties.....         39         41           29
     Current maturities of long-term
       debt and floor plan payable...      2,582      2,247        1,569
     Deferred tax liability..........         16     --           --
                                       ---------  ---------   -------------
          Total current
             liabilities.............      5,395      4,442        6,050
LONG-TERM DEBT, net..................      9,976     10,461       11,401
PAYABLE TO RELATED PARTY.............        325        281          300
DEFERRED TAX LIABILITY...............        333        327          327
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Common stock, no stated par
       value, 5,000 shares
       authorized, 2,351 shares
       issued and 1,000
       outstanding...................        424        424          424
     Retained earnings...............      2,534      2,670        2,863
     Treasury stock, 1,351 shares, at
       cost..........................       (852)      (852)        (852)
                                       ---------  ---------   -------------
          Total stockholders'
             equity..................      2,106      2,242        2,435
                                       ---------  ---------   -------------
          Total liabilities and
             stockholders' equity....  $  18,135  $  17,753      $20,513
                                       =========  =========   =============

  The accompanying notes are an integral part of these consolidated financial statements.

                THE COOK BROTHERS COMPANIES, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                SIX MONTHS
                                          YEAR ENDED              ENDED
                                           JUNE 30,            DECEMBER 31,
                                     --------------------  --------------------
                                       1996       1997       1996       1997
                                     ---------  ---------  ---------  ---------
                                                               (UNAUDITED)
REVENUES............................ $  22,327  $  21,204  $  10,668  $  11,689
COST OF SALES.......................    15,885     14,473      7,540      8,066
                                     ---------  ---------  ---------  ---------
          Gross profit..............     6,442      6,731      3,128      3,623
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES..........................     5,454      5,449      2,672      2,747
                                     ---------  ---------  ---------  ---------
          Income from operations....       988      1,282        456        876
OTHER INCOME (EXPENSE):
     Interest expense...............    (1,117)    (1,143)      (560)      (599)
     Other income, net..............       276         99         54         56
                                     ---------  ---------  ---------  ---------
INCOME (LOSS) BEFORE INCOME TAXES...       147        238        (50)       333
PROVISION (BENEFIT) FOR INCOME
  TAXES.............................        84        102        (17)       140
                                     ---------  ---------  ---------  ---------
NET INCOME (LOSS)................... $      63  $     136  $     (33) $     193
                                     =========  =========  =========  =========

  The accompanying notes are an integral part of these consolidated financial statements.

                THE COOK BROTHERS COMPANIES, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                               TOTAL
                                        COMMON    RETAINED     TREASURY    STOCKHOLDERS'
                                        STOCK     EARNINGS      STOCK         EQUITY
                                        ------    ---------    --------    -------------
BALANCE, June 30, 1995...............   $ 424      $ 2,471      $ (852)       $ 2,043
     Net income......................    --             63       --                63
                                        ------    ---------    --------    -------------
BALANCE, June 30, 1996...............     424        2,534        (852)         2,106
     Net income......................    --            136       --               136
                                        ------    ---------    --------    -------------
BALANCE, June 30, 1997...............     424        2,670        (852)         2,242
     Net income (unaudited)..........    --            193       --               193
                                        ------    ---------    --------    -------------
BALANCE, December 31, 1997
  (unaudited)........................   $ 424      $ 2,863      $ (852)       $ 2,435
                                        ======    =========    ========    =============

  The accompanying notes are an integral part of these consolidated financial statements.

                THE COOK BROTHERS COMPANIES, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                  SIX MONTHS
                                            YEAR ENDED              ENDED
                                             JUNE 30,            DECEMBER 31,
                                       --------------------  -------------------
                                         1996       1997       1996       1997
                                       ---------  ---------  ---------  --------
                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)...............  $    63  $     136  $     (33) $     193
     Adjustments to reconcile net
       income to net cash provided by
       operating activities --
          Depreciation and
             amortization............      515        504        262        404
          Loss (gain) on sale of
             assets..................      (77)        47        (29)       (67)
          Deferred income tax
             benefit.................      (80)       (73)       (12)       (77)
          Changes in assets and
             liabilities --
             Accounts receivable,
               net...................     (322)       (39)        70       (893)
             Receivables from related
               parties...............      363        336         43       (330)
             Notes receivable........      (29)       719        107       (212)
             Inventories.............     (570)      (308)       (43)      (975)
             Prepaid expenses and
               other.................      159        (17)       257       (142)
             Accounts payable and
               accrued expenses......      416       (604)      (376)     2,298
                                       -------  ---------  ---------  ---------
             Net cash provided by
               operating
               activities............      438        701        246        199
                                       -------  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property and
       equipment.....................     (542)      (798)      (464)      (659)
     Proceeds from the sale of
       property and equipment........       98         55         45        102
                                       -------  ---------  ---------  ---------
             Net cash used in
               investing
               activities............     (444)      (743)      (419)      (557)
                                       -------  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Net proceeds from (payments on)
       long-term debt................       56        108       (109)       269
                                       -------  ---------  ---------  ---------
             Net cash provided by
               (used in) financing
               activities                   56        108       (109)       269
                                       -------  ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................       50         66       (282)       (89)
CASH AND CASH EQUIVALENTS, beginning
  of period..........................      456        506        506        572
                                       -------  ---------  ---------  ---------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $   506  $     572  $     224  $     483
                                       =======  =========  =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid during the period
       for --
          Interest...................  $ 1,029  $   1,079  $     513  $     544
          Income taxes...............      182         55         36         26

  The accompanying notes are an integral part of these consolidated financial statements.

                THE COOK BROTHERS COMPANIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     The Cook Brothers Companies, Inc. (the Company), and its wholly owned subsidiary NEC Leasing, Inc. (both New York corporations) are headquartered in Binghamton, New York. The Company was founded in 1918 and serves customers principally in New York and Pennsylvania. The Company primarily distributes commercial vehicle parts and sells Mack trucks.

     The Company and its stockholders intend to enter into a definitive agreement with Transportation Components, Inc., dba TransCom USA, pursuant to which all outstanding shares of the Company's common stock will be exchanged for shares of TransCom USA's common stock concurrently with the consummation of an initial public offering of the common stock by TransCom USA.

     In December 1997, the Company purchased the assets of Wilkes Barre Mack Sales and Service for approximately $1.2 million, subject to subsequent purchase price adjustments. The assets are included in the accompanying December 31, 1997 balance sheet, however, the results of operations will not be affected by the purchase until periods subsequent to December 31, 1997. The purchase was financed by utilizing existing unused credit facilities.

     The following unaudited pro forma summary presents information as if the purchase had occurred at January 1, 1997. The pro forma information is provided for information purposes only. It is based on historical information and does not necessarily reflect the actual results that would have occurred nor is it necessarily indicative of future results of operations of the consolidated enterprise (in thousands).

                                           YEAR ENDED
                                          DECEMBER 31,
                                              1997
                                        ----------------
                                          (UNAUDITED)
Pro forma revenue....................       $ 10,222
Pro forma net income.................            167

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The consolidated financial statements include the accounts and the results of operations of the Company and its subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

  INTERIM FINANCIAL INFORMATION

     The interim consolidated financial statements as of December 31, 1997, and for the six months ended December 31, 1996 and 1997, are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the consolidated interim financial statements have been included.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

  NOTES RECEIVABLE

     The Company finances the purchase of trucks for customers who meet certain financial qualifications. Notes receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding unpaid principal balances reduced by any charge-off or specific valuation.

                THE COOK BROTHERS COMPANIES, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based upon the Company's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral and current economic conditions.

     The Company regularly reviews note receivable balances for delinquency. If foreclosure on a specific balance is probable, the Company will record the note at the fair value of the collateral with the related write-off charged to operations.

  INVENTORIES

     Inventories consist primarily of purchased parts stated at the lower of cost or market, utilizing the last-in, first-out (LIFO) method.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated life of the asset.

     Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

  REVENUE RECOGNITION

     The Company recognizes revenue from part sales when products are shipped. Service revenues are recognized when repairs are completed. Truck sales are recognized upon passage of title and, in the case of credit sales, upon execution of the loan agreement and receipt of a designated minimum down payment.

  INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts to be realized. The provision for income taxes is the tax payable for the year and the change during the year in deferred tax assets and liabilities.

  FINANCIAL INSTRUMENTS

     The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

  CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Company to a concentration of credit risk consist primarily of cash deposits and accounts and installment notes receivable. The Company maintains cash balances at financial institutions which may at times be in excess of federally insured levels. The Company has not incurred losses related to these balances to date.

                THE COOK BROTHERS COMPANIES, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  SIGNIFICANT SUPPLIERS

     For the year ended June 30, 1996, one supplier accounted for approximately 12 percent of total inventory purchases while two suppliers accounted for approximately 23 percent of total inventory purchases for the year ended June 30, 1997.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  NEW ACCOUTING PRONOUNCEMENT

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which requires that a public business enterprise report financial and descriptive information about its reportable operating segments. The Company will adopt SFAS No. 131 in 1998.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (in thousands):

                                          ESTIMATED           JUNE 30,
                                        USEFUL LIVES    --------------------
                                          IN YEARS        1996       1997
                                        -------------   ---------  ---------
Vehicles.............................          5-8      $   2,547  $   2,792
Machinery and equipment..............         5-10            807        957
Office furniture and equipment.......         3-10            681        773
Leasehold improvements...............        10-40            332        438
                                                        ---------  ---------
     Total...........................                       4,367      4,960
Less -- Accumulated depreciation and
  amortization.......................                      (1,957)    (2,358)
                                                        ---------  ---------
     Property and equipment, net.....                   $   2,410  $   2,602
                                                        =========  =========

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consist of the following (in thousands):

                                             JUNE 30,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Accounts receivable, trade...........  $   2,900  $   2,919
Purchase rebates.....................         23         73
Due from employees...................         10     --
Less -- Allowance for doubtful
  accounts...........................       (373)      (393)
                                       ---------  ---------
                                       $   2,560  $   2,599
                                       =========  =========

                THE COOK BROTHERS COMPANIES, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Activity in the Company's allowance for doubtful accounts consists of the following (in thousands):

                                             JUNE 30,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Balance at beginning of year.........  $     373  $     373
Additions charged to costs and
  expenses...........................         60         87
Less: Deductions for uncollectible
  receivables written off............        (66)       (77)
Bad debt recoveries..................          6         10
                                       ---------  ---------
                                       $     373  $     393
                                       =========  =========

     Inventory consists of the following (in thousands):

                                             JUNE 30,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Parts inventory under first-in
  first-out (FIFO) method............  $   8,304  $   8,573
Trucks, new and used.................        440        457
Less: LIFO reserve...................       (647)      (625)
                                       ---------  ---------
                                       $   8,097  $   8,405
                                       =========  =========

NOTES RECEIVABLE

     Notes receivable consist of the following (in thousands):

                                             JUNE 30,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Installment notes receivable.........  $   3,904  $   3,169
Due from employees...................         42         41
                                       ---------  ---------
                                           3,946      3,210
Less -- Allowance for uncollectible
  notes..............................       (180)      (163)
                                       ---------  ---------
                                       $   3,766  $   3,047
                                       =========  =========

     Installment notes receivable represent amounts that are due beyond one year from balance sheet dates bearing interest at varying amounts, from 9.75 percent to 14.75 percent and are secured by new or used trucks.

     Activity in the Company's allowance for uncollectible notes consists of the following (in thousands):

                                             JUNE 30,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Balance at beginning of year.........  $     151  $     180
Additions charged to expense.........         59         34
Less: Deduction for uncollectible
  notes receivable written off.......        (36)       (57)
Bad debt recoveries..................          6          6
                                       ---------  ---------
                                       $     180  $     163
                                       =========  =========

     Accounts payable and accrued expenses consist of the following (in thousands):

                                             JUNE 30,
                                       --------------------   DECEMBER 31,
                                         1996       1997          1997
                                       ---------  ---------   ------------
                                                              (UNAUDITED)
Accounts payable, trade..............  $   2,425  $   1,967     $  4,287
Accrued compensation and benefits....        198        162          146
Other accrued expenses...............        135         25           19
                                       ---------  ---------   ------------
                                       $   2,758  $   2,154     $  4,452
                                       =========  =========   ============

                THE COOK BROTHERS COMPANIES, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

5.  LINE OF CREDIT AND LONG-TERM DEBT:

  FLOOR PLAN PAYABLE

     The Company has four floor plan credit facilities with a lending institution to finance its new and used trucks inventory. Interest on amounts borrowed is paid monthly at a rate of .75 percent above the lenders prime rate (9.25 percent at June 30, 1997). The floor plan payable is secured by all of the Company's accounts, inventory, general intangibles and equipment.

     Principal plus accrued interest on floor plan payables are due in full on February 1, 1999. In addition, the Company's floor plan agreements include subjective acceleration clauses which could result in the lines of credit being due on demand should the Company experience a material adverse change in its financial position as determined by the lender. The maximum aggregate amount that can be borrowed under the floor plan lines of credit is approximately $2.6 million. The average balance outstanding during fiscal 1997 was approximately $438,000 with an interest rate of 9.25 percent.

  LONG-TERM DEBT AND FLOOR PLAN PAYABLE

     Long-term debt and floor plan payable consists of the following (in thousands):

                                             JUNE 30,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Lines of credit of $7,550,000 with a
  financial
  institution at an interest rate of
  8.5%, secured by
  certain receivables, inventory,
  equipment and general intangibles
  and due in February 1999, and floor
  plan payable.......................  $   4,835  $   6,349
Notes payable to various financial
  institutions in total monthly
  installments of $63,000, including
  interest ranging from 4.9% to
  11.5%, secured by certain vehicles,
  machinery and equipment with final
  payments due between February 1998
  and December 2002..................      7,723      6,359
                                       ---------  ---------
     Total...........................     12,558     12,708
Less -- Current maturities...........     (2,582)    (2,247)
                                       ---------  ---------
                                       $   9,976  $  10,461
                                       =========  =========

     The aggregate maturities of long-term debt as of June 30, 1997, are as follows (in thousands):

1998.................................  $   2,247
1999.................................      7,921
2000.................................      1,063
2001.................................        733
2002.................................        493
Thereafter...........................        251
                                       ---------
                                       $  12,708
                                       =========

                THE COOK BROTHERS COMPANIES, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

6.  INCOME TAXES:

     The components of the Company's provision for income taxes are as follows (in thousands):

                                             JUNE 30,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Federal --
     Current.........................  $     108  $     136
     Deferred........................        (42)       (57)
                                       ---------  ---------
                                              66         79
                                       ---------  ---------
State --
     Current.........................         56         39
     Deferred........................        (38)       (16)
                                       ---------  ---------
                                              18         23
                                       ---------  ---------
          Total provision............  $      84  $     102
                                       =========  =========

     The provision for income taxes differs from an amount computed at the statutory rate as follows
(in thousands):

                                             JUNE 30,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Federal income tax at statutory
  rates..............................  $      51  $      83
State income taxes...................         12         15
Nondeductible expenses...............         21          4
                                       ---------  ---------
                                       $      84  $     102
                                       =========  =========

     The significant items giving rise to the deferred tax assets and liabilities are as follows (in thousands):

                                             JUNE 30,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Deferred tax assets --
     Allowance for doubtful
      accounts.......................  $     165  $     177
     Other...........................          5         13
                                       ---------  ---------
          Total deferred tax
             assets..................        170        190
                                       ---------  ---------
Deferred tax liabilities --
     Bases differences in property
      and equipment..................       (374)      (377)
     Inventory.......................        (96)       (38)
     Accrued expenses................        (49)       (51)
                                       ---------  ---------
          Total deferred tax
             liabilities.............       (519)      (466)
                                       ---------  ---------
          Net deferred tax
             liability...............  $    (349) $    (276)
                                       =========  =========

7.  RELATED-PARTY TRANSACTIONS:

     The Company leases a facility under an operating lease from an entity owned by stockholders of the Company. Rent expense on the lease totaled approximately $305,000 and $352,000 for the years ended June 30, 1996 and 1997, respectively.

     The Company has various receivables from certain stockholders and other related parties, a portion of which is due on demand and a portion of which is due in monthly installments of approximately $3,000, bearing interest at 7.52%. There was approximately $382,000 and $46,000 due from stockholders and other related parties as of June 30, 1996 and 1997, respectively.

                THE COOK BROTHERS COMPANIES, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The Company has notes payable to certain shareholders in total monthly installments of $8,000, including interest ranging from 5 percent to 10 percent, secured by certain vehicles and machinery and equipment with final payments due between September 1998 and February 2009. There was approximately $364,000 and $322,000 due under this note at June 30, 1996 and 1997, respectively.

     The Company is a party to a buying group through which the Company made $4.5 million of inventory purchases. A stockholder is currently serving a three year term that expires in April 1999 on the board of directors of the buying group.

8.  COMMITMENTS AND CONTINGENCIES:

  OPERATING LEASES

     The Company leases various facilities, equipment and vehicles under noncancelable operating lease agreements, including leases with related parties. These leases expire on various dates through November 30, 2007. The lease agreements are subject to renewal under essentially the same terms and conditions as the original leases.

     Future minimum lease payments for noncancelable operating leases, including leases with related parties, are as follows (in thousands):

Year ending June 30 --
     1998............................  $     293
     1999............................        385
     2000............................        360
     2001............................        352
     Thereafter......................      2,091
                                       ---------
                                       $   3,481
                                       =========

     Total rent expense under all operating leases, including operating leases with related parties, was approximately $335,000 and $379,000 for the years ended June 30, 1996 and 1997, respectively.

RESTRICTED STOCK AGREEMENT

     The Company and its stockholders entered into a restricted stock agreement whereby the stockholders agreed not to sell, assign, transfer, encumber, pledge or in any other way dispose of their shares of stock without allowing the stockholders the right of first refusal to purchase stock at the time of an offer to sell by another stockholder.

  LITIGATION

     At certain times, the Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including business auto liability, general liability, workers' compensation, excess liability, commercial property and an umbrella policy. The Company has not incurred significant claims or losses on any of these insurance policies.

  EMPLOYEE 401(K) RETIREMENT PLAN

     The Company participates in a 401(k) profit-sharing plan (the Plan) with related companies which covers eligible employees at least 21 years of age who have completed at least one year of service. The Plan allows for employee contributions through salary deductions of up to 15 percent of total compensation, subject to the statutory limits. Employer matching contributions totaled approximately $37,000 and $43,000 for the years ended June 30, 1996 and 1997, respectively. Two Company stockholders are the trustees of the Plan.

                THE COOK BROTHERS COMPANIES, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

9. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In April 1998, the Company and its stockholders entered into a definitive agreement with a wholly owned subsidiary of TransCom USA, providing for the merger of the Company with the subsidiary of TransCom USA (the Merger). Property and equipment of approximately $58,000, which is included in the balance sheet at December 31, 1997, will be distributed to the stockholders. Had these distributions been made at December 31, 1997, the effect on the Company's balance sheet would have been to decrease shareholders' equity by approximately $58,000.

     Concurrently with the Merger, the Company will enter into an agreement with the shareholders to lease certain facilities used in the Company's operations for negotiated amounts and terms.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Plaza Automotive, Inc.:

     We have audited the accompanying consolidated balance sheet of Plaza Automotive, Inc., and subsidiaries as of December 31, 1997, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Plaza Automotive, Inc., and subsidiaries as of December 31, 1997, and the results of their consolidated operations and their consolidated cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
March 15, 1998

                    PLAZA AUTOMOTIVE, INC., AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                        DECEMBER 31,
                                            1997
                                        ------------
               ASSETS
CURRENT ASSETS:
     Cash............................      $  238
     Accounts receivable, net........       2,491
     Inventories.....................       3,584
     Prepaid expenses and other......          72
                                        ------------
               Total current
                assets...............       6,385
PROPERTY AND EQUIPMENT, net..........       1,433
DEFERRED TAX ASSET...................         202
OTHER ASSETS.........................         432
                                        ------------
               Total assets..........      $8,452
                                        ============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
      expenses.......................      $2,172
     Payables to related party.......         183
     Line of credit..................       1,200
     Current maturities of long-term
      debt...........................          67
     Deferred tax liability..........          99
                                        ------------
               Total current
                liabilities..........       3,721
LONG-TERM DEBT, net..................         223
PAYABLE TO RELATED PARTY.............         793
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common stock, $2.50 par value,
      14,000 shares authorized, 4,540
      shares issued and
      outstanding....................          11
     Retained earnings...............       3,704
                                        ------------
               Total shareholders'
                equity...............       3,715
                                        ------------
               Total liabilities and
                shareholders'
                equity...............      $8,452
                                        ============

  The accompanying notes are an integral part of these consolidated financial statements.

                    PLAZA AUTOMOTIVE, INC., AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                         YEAR ENDED
                                        DECEMBER 31,
                                            1997
                                        ------------
REVENUES.............................     $ 20,721
COST OF SALES........................       14,937
                                        ------------
               Gross profit..........        5,784
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................        4,763
                                        ------------
               Income from
                operations...........        1,021
OTHER INCOME (EXPENSE):
     Interest expense................         (119)
     Other income, net...............           88
                                        ------------
INCOME BEFORE INCOME TAXES...........          990
PROVISION FOR INCOME TAXES...........          396
                                        ------------
NET INCOME...........................     $    594
                                        ============

  The accompanying notes are an integral part of these consolidated financial statements.

                    PLAZA AUTOMOTIVE, INC., AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                     TOTAL
                                        COMMON     RETAINED      SHAREHOLDERS'
                                        STOCK      EARNINGS          EQUITY
                                        ------     ---------     --------------
BALANCE, December 31, 1996...........    $ 11       $ 3,110          $3,121
     Net income......................    --             594             594
                                        ------     ---------     --------------
BALANCE, December 31, 1997...........    $ 11       $ 3,704          $3,715
                                        ======     =========     ==============

  The accompanying notes are an integral part of these consolidated financial statements.

                    PLAZA AUTOMOTIVE, INC., AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                         YEAR ENDED
                                        DECEMBER 31,
                                            1997
                                        ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income......................      $  594
     Adjustments to reconcile net
      income to net cash provided by
      operating activities --
          Depreciation and
           amortization..............         193
          Deferred income tax
           provision.................         145
          Changes in assets and
           liabilities --
               Accounts receivable,
                net..................        (616)
               Inventories...........        (214)
               Prepaid expenses and
                other................          14
               Other assets..........        (110)
               Accounts payable and
                accrued expenses.....         331
                                        ------------
                     Net cash
                    provided by
                    operating
                    activities.......         337
                                        ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from sale of property
      and equipment..................           3
     Purchases of property and
      equipment......................        (248)
     Deposits toward purchase of
      equipment......................         (75)
                                        ------------
                     Net cash used in
                    investing
                    activities.......        (320)
                                        ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Net borrowings on line of
      credit.........................         300
     Payments on long-term debt......        (110)
                                        ------------
                     Net cash
                    provided by
                    financing
                    activities.......         190
                                        ------------
NET INCREASE IN CASH.................         207
CASH, beginning of year..............          31
                                        ------------
CASH, end of year....................      $  238
                                        ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid during the year for --
          Interest...................      $  117
          Income taxes...............         251
     Capital lease obligations
      incurred.......................          52

  The accompanying notes are an integral part of these consolidated financial statements.

                    PLAZA AUTOMOTIVE, INC., AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Plaza Automotive, Inc. (the Company), a Missouri corporation, headquartered in St. Louis, Missouri, was founded in 1946 and serves customers principally in Missouri, Illinois, Colorado and Tennessee. The Company primarily distributes commercial vehicle parts, performs installation and maintenance services and relines brake shoes.

     The Company and its shareholders intend to enter into a definitive agreement with Transportation Components, Inc., dba TransCom USA, pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of TransCom USA's common stock concurrently with the consummation of an initial public offering of the common stock by TransCom USA.

     In February, 1998, the Company purchased the inventory and equipment of Muncy Power Products, Inc., for approximately $360,000. The purchase was financed with excess cash of the Company.

     The following unaudited pro forma summary presents information as if the purchase had occurred at January 1, 1997. The pro forma information is provided for information purposes only. It is based on historical information and does not necessarily reflect the actual results that would have occurred nor is it necessarily indicative of future results of operations of the consolidated enterprise (in thousands):

                                             YEAR ENDED
                                            DECEMBER 31,
                                                1997
                                           --------------
                                            (UNAUDITED)
Pro forma revenue.......................       $1,635
Pro forma net income....................          165

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The consolidated financial statements include the accounts and results of operations of the Company and all of its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

  INVENTORIES

     Inventories consist primarily of purchased parts stated at the lower of cost or market, utilizing the last-in, first-out (LIFO) method.

     If the first-in, first-out (FIFO) method of inventory accounting had been utilized by the Company, the effect would have been to increase net income by approximately $35,400 for the year ended December 31, 1997.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated life of the asset.

     Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

  REVENUE RECOGNITION

     The Company recognizes revenue from parts sales when products are shipped. Service revenues are recognized when repairs are completed.

                    PLAZA AUTOMOTIVE, INC., AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts to be realized. The provision for income taxes is the tax payable for the year and the change during the year in deferred tax assets and liabilities.

  FINANCIAL INSTRUMENTS

     The Company's financial instruments consist of cash, accounts receivable, accounts payable and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheet approximates their fair value.

  CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Company to a concentration of credit risk consist primarily of cash deposits and accounts receivable. The Company maintains cash balances at financial institutions which may at times be in excess of federally insured levels. The Company has not incurred losses related to these balances to date.

  SIGNIFICANT SUPPLIERS

     For the year ended December 31, 1997, two suppliers accounted for 23 percent of total inventory purchases.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  NEW ACCOUNTING PRONOUNCEMENT

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which requires that a public business enterprise report financial and descriptive information about its reportable operating segments. The Company will adopt SFAS No. 131 in 1998.

                    PLAZA AUTOMOTIVE, INC., AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (in thousands):

                                          ESTIMATED
                                        USEFUL LIVES       DECEMBER 31,
                                          IN YEARS             1997
                                        -------------      -------------
Land.................................       --                $   193
Buildings............................        20-40              1,252
Vehicles.............................            3                319
Machinery and equipment..............            7                973
Office furniture and equipment.......            5                432
Leasehold improvements...............            3                127
                                                           -------------
          Total......................                           3,296
Less -- Accumulated depreciation and
  amortization.......................                          (1,863)
                                                           -------------
     Property and equipment, net.....                         $ 1,433
                                                           =============

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consist of the following (in thousands):

                                        DECEMBER 31,
                                            1997
                                        -------------
Accounts receivable, trade...........      $ 2,183
Purchase rebates.....................          368
Less -- Allowance for doubtful
  accounts...........................          (60)
                                        -------------

                                           $2,491
                                        =============

     Activity in the Company's allowance for doubtful accounts consists of the following (in thousands):

                                        DECEMBER 31,
                                            1997
                                        -------------
Balance at beginning of year.........      $    31
Additions charged to costs and
  expenses...........................           26
Less -- Deductions for uncollectible
  receivables........................           (6)
Bad debt recoveries..................            9
                                        -------------
                                           $    60
                                        =============

     Inventory consists of the following (in thousands):

                                        DECEMBER 31,
                                            1997
                                        -------------
Inventory under the first-in,
  first-out (FIFO) method............      $ 4,344
Less -- LIFO reserve.................         (760)
                                        -------------
                                           $ 3,584
                                        =============

     Accounts payable and accrued expenses consist of the following (in thousands):

                                        DECEMBER 31,
                                            1997
                                        -------------
Accounts payable, trade..............      $ 1,790
Accrued compensation and benefits....          302
Other accrued expenses...............           80
                                        -------------
                                           $ 2,172
                                        =============

                    PLAZA AUTOMOTIVE, INC., AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

5.  LINE OF CREDIT AND LONG-TERM DEBT:

  LINE OF CREDIT

     The Company has a line of credit agreement which provides for borrowings up to $2 million with a financial institution that is secured by accounts receivable, inventory and equipment. Interest accrues at the financial institution's prime rate, which was 8.25 percent at December 31, 1997. There was $1.2 million outstanding on the line at December 31, 1997.

  LONG-TERM DEBT

     Long-term debt consists of the following (in thousands):

                                        DECEMBER 31,
                                            1997
                                        ------------
Note payable to a financial
  institution in total monthly
  principal installments of $3,889
  plus variable interest equivalent
  to the lender's prime rate plus
  .5%, which was 8.75% at December
  31, 1997, secured by certain
  buildings with final payment due in
  2000...............................      $  241
Lease payable to various leasing
  companies in total monthly
  installments of approximately
  $2,200 including interest of 8.75%,
  secured by vehicles with final
  payments due between 1998 and
  2001...............................          49
                                        ------------
                                              290
Less -- Current maturities...........         (67)
                                        ------------
                                           $  223
                                        ============

     The aggregate maturities of long-term debt as of December 31, 1997, are as follows (in thousands):

1998.................................  $      67
1999.................................         63
2000.................................        159
2001.................................          1
                                       ---------
                                       $     290
                                       =========

6.  INCOME TAXES:

     The components of the Company's provision for income taxes are as follows (in thousands):

                                        DECEMBER 31,
                                            1997
                                        ------------
Federal --
     Current.........................      $  203
     Deferred........................         130
                                        ------------
                                              333
                                        ------------
State --
     Current.........................          48
     Deferred........................          15
                                        ------------
                                               63
                                        ------------
          Total provision............      $  396
                                        ============

                    PLAZA AUTOMOTIVE, INC., AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The provision for income taxes differs from an amount computed at the statutory rate as follows (in thousands):

                                        DECEMBER 31,
                                            1997
                                        ------------
Federal income tax at statutory
  rates..............................      $  346
State income taxes...................          41
Nondeductible expenses...............           9
                                        ------------
                                           $  396
                                        ============

     The significant items giving rise to the deferred tax assets and liabilities are as follows (in thousands):

                                        DECEMBER 31,
                                            1997
                                        ------------
Deferred tax assets --
     Accrued expenses................      $   81
     Allowance for doubtful
      accounts.......................          25
     Noncurrent liabilities..........         361
                                        ------------
          Total deferred tax
             assets..................         467
                                        ------------
Deferred tax liabilities --
     Bases differences in property
      and equipment..................          61
     Purchase rebates................         150
     Inventory.......................          95
     Other...........................          58
                                        ------------
          Total deferred tax
             liabilities.............         364
                                        ------------
          Net deferred tax asset.....      $  103
                                        ============

7.  RELATED-PARTY TRANSACTIONS:

     The Company has a consulting services agreement with a shareholder for monthly payments of one-half of his monthly salary immediately prior to retirement. An additional survivor annuity agreement provides for monthly payments of $5,000 to the shareholder's spouse upon the shareholder's death. The monthly payment is adjusted annually by the percentage increase in the consumer price index over the base index of March 1990. At December 31, 1997, the liability recorded related to these agreements (collectively, the Annuity Agreements) was $876,000.

     The Company has a note payable to a shareholder with a fixed interest rate of 7 percent, due on demand, with interest paid monthly. There was $100,000 due under this note at December 31, 1997.

     The Company is a party to a buying group through which the Company made $4 million of inventory purchases. A shareholder of the Company is currently serving a three year term that expires in November 2000 on the board of directors of the buying group.

  RESTRICTED STOCK AGREEMENT

     The Company and its shareholders entered into a restricted stock agreement whereby the shareholders agreed not to sell, assign, transfer, encumber, pledge or in any other way dispose of their shares of stock without allowing the shareholders the right of first refusal to purchase stock at the time of an offer to sell by another shareholder.

  SHAREHOLDER GUARANTEE

     Amounts payable for purchases from a certain supplier are guaranteed up to $100,000 by a shareholder of the Company.

                    PLAZA AUTOMOTIVE, INC., AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

8.  COMMITMENTS AND CONTINGENCIES:

  CAPITAL COMMITMENTS

     The Company has made a commitment toward the purchase of certain equipment and estimates that expenditures aggregating approximately $202,000 will be required in 1998, in connection with the commitment.

  OPERATING LEASES

     The Company leases various facilities, equipment and vehicles under noncancelable operating lease agreements. These leases expire on various dates through 2001. The lease agreements are subject to renewal under essentially the same terms and conditions as the original leases.

     Future minimum lease payments for noncancelable operating leases are as follows (in thousands):

Year ending December 31 --
     1998............................  $     163
     1999............................         58
     2000............................         22
     2001............................          2
                                       ---------
                                       $     245
                                       =========

     Total rent expense under all operating leases was approximately $206,000 for the year ended December 31, 1997.

  LITIGATION

     At certain times, the Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including business auto liability, general liability, workers' compensation, excess liability, commercial property and an umbrella policy. The Company has not incurred significant claims or losses on any of these insurance policies.

  EMPLOYEE 401(K) RETIREMENT PLAN

     The Company participates in a 401(k) profit-sharing plan (the Plan) which covers eligible non-union employees at least 21 years of age who have completed at least 1,000 hours of service in a one year period. The Plan allows for employee contributions through salary deductions of up to 15 percent of total compensation, subject to the statutory limits. Employer matching contributions totaled approximately $108,000 for the year ended December 31, 1997.

  DEFERRED COMPENSATION ARRANGEMENT

     The Company has a deferred compensation agreement with two key personnel based on corporate earnings and years of future service. The Company provides for the expense as the benefits vest. Expense for the year ended December 31, 1997 under these agreements was approximately $24,000.

                    PLAZA AUTOMOTIVE, INC., AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

9. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In April 1998, the Company and its shareholders entered into a definitive agreement with a wholly owned subsidiary of TransCom USA, providing for the merger of the Company with the subsidiary of TransCom USA (the Merger). Approximately $361,000 of other assets which is included in the balance sheet at December 31, 1997, will be distributed to the shareholders. Had these distributions been made at December 31, 1997, the effect on the Company's balance sheet would have been to decrease shareholders' equity by approximately $361,000.

     Personnel participating in the Company's deferred compensation arrangement will become fully vested in benefits under the arrangement and will convert the value of vested benefits into common shares of the Company and ultimately common shares of TransCom USA.

     Upon consummation of the Offering, the Company will enter into a contract to sell four of its facilities to a shareholder for approximately $1,519,000, the estimated fair market value of the property. Upon closing of such contract, the shareholder will lease the facility back to the Company under certain negotiated terms.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Perfection Group:

     We have audited the accompanying consolidated balance sheets of Perfection Group, as defined in Note 1 to the consolidated financial statements, as of September 30, 1996 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of Perfection Group's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Perfection Group as of September 30, 1996 and 1997, and the results of their consolidated operations and their consolidated cash flows for the years then ended, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Oklahoma City, Oklahoma
March 24, 1998

                                PERFECTION GROUP
                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                          SEPTEMBER 30,
                                       --------------------    DECEMBER 31,
                                         1996       1997           1997
                                       ---------  ---------    -------------
                                                                (UNAUDITED)
               ASSETS
CURRENT ASSETS:
     Cash............................  $      56  $      61       $    43
     Accounts receivable, net........      1,379      1,504         1,966
     Receivable from related party...         42        196           239
     Inventories.....................      1,607      2,085         2,590
     Prepaid expenses and other......         77         32            12
     Deferred tax asset..............         34        101           101
                                       ---------  ---------    -------------
          Total current assets.......      3,195      3,979         4,951
PROPERTY AND EQUIPMENT, net..........      1,618      1,546         1,571
DEFERRED TAX ASSET...................         61         51            51
OTHER ASSETS.........................         11          8             1
                                       ---------  ---------    -------------
          Total assets...............  $   4,885  $   5,584       $ 6,574
                                       =========  =========    =============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
       expenses......................  $   1,248  $   2,005       $ 2,749
     Note payable to related party...        451     --            --
     Current maturities of long-term
       debt..........................        131        669           363
                                       ---------  ---------    -------------
          Total current
             liabilities.............      1,830      2,674         3,112
                                       ---------  ---------    -------------
LONG-TERM DEBT, net..................      2,212      2,134         2,416
                                       ---------  ---------    -------------
MINORITY INTEREST IN CONSOLIDATED
  SUBSIDIARY.........................        116        120           142
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Common stock, $1 par, 200,000
       shares authorized, 10,000
       shares issued and
       outstanding...................         10         10            10
     Additional paid-in capital......        606        606           606
     Treasury stock..................     --           (172)         (141)
     Retained earnings...............        111        212           429
                                       ---------  ---------    -------------
          Total stockholders'
             equity..................        727        656           904
                                       ---------  ---------    -------------
          Total liabilities and
             stockholders' equity....  $   4,885  $   5,584       $ 6,574
                                       =========  =========    =============

   The accompanying notes are an integral part of these consolidated balance sheets.

                                PERFECTION GROUP
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                            YEAR ENDED        THREE MONTHS ENDED
                                          SEPTEMBER 30,          DECEMBER 31,
                                       --------------------  --------------------
                                         1996       1997       1996       1997
                                       ---------  ---------  ---------  ---------
                                                                 (UNAUDITED)
REVENUES.............................  $  11,346  $  11,925  $   2,368  $   5,100
COST OF SALES........................      8,788      9,210      1,810      3,922
                                       ---------  ---------  ---------  ---------
     Gross profit....................      2,558      2,715        558      1,178
SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES............      1,992      2,276        441        696
                                       ---------  ---------  ---------  ---------
     Income from operations..........        566        439        117        482
OTHER INCOME (EXPENSE):
     Interest expense................       (241)      (260)       (64)       (73)
     Other income (expense), net.....       (123)        13         (7)       (20)
                                       ---------  ---------  ---------  ---------
     Income before income taxes and
       minority interest in income of
       consolidated subsidiary.......        202        192         46        389
MINORITY INTEREST IN INCOME OF
  CONSOLIDATED SUBSIDIARY............        (13)       (14)        (3)       (22)
                                       ---------  ---------  ---------  ---------
INCOME BEFORE INCOME TAXES...........        189        178         43        367
PROVISION FOR INCOME TAXES...........         78         77         27        150
                                       ---------  ---------  ---------  ---------
NET INCOME...........................  $     111  $     101  $      16  $     217
                                       =========  =========  =========  =========

  The accompanying notes are an integral part of these consolidated financial statements.

                                PERFECTION GROUP
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                   ADDITIONAL                                   TOTAL
                                        COMMON       PAID-IN      TREASURY     RETAINED     STOCKHOLDERS'
                                         STOCK       CAPITAL        STOCK      EARNINGS        EQUITY
                                        -------    -----------    ---------    ---------    -------------
BALANCE, September 30, 1995..........    $   5        $  55        $    --       $  --         $    60
     Net income......................       --           --             --         111             111
     Issuance of common stock........        5          551             --          --             556
                                        -------    -----------    ---------    ---------    -------------
BALANCE, September 30, 1996..........       10          606             --         111             727
     Net income......................       --           --             --         101             101
     Purchase of treasury stock......       --           --           (172)         --            (172)
                                        -------    -----------    ---------    ---------    -------------
BALANCE, September 30, 1997..........       10          606           (172)        212             656
     Net income (unaudited)..........       --           --             --         217             217
     Sale of treasury stock
       (unaudited)...................       --           --             31          --              31
                                        -------    -----------    ---------    ---------    -------------
BALANCE, December 31, 1997
  (unaudited)........................    $  10        $ 606        $  (141)      $ 429         $   904
                                        =======    ===========    =========    =========    =============

  The accompanying notes are an integral part of these consolidated financial statements.

                                PERFECTION GROUP
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                       YEAR ENDED SEPTEMBER      THREE MONTHS
                                               30,            ENDED DECEMBER 31,
                                       --------------------  -------------------
                                         1996       1997       1996       1997
                                       ---------  ---------  ---------  --------
                                                                   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income......................  $   111  $     101  $      16  $     217
     Adjustments to reconcile net
       income to net cash provided by
       (used in) operating
       activities --
          Depreciation and
             amortization............       73        126         33         36
          Deferred income tax
             benefit.................      (19)       (57)        --         --
          Minority interest..........       13         14          3         22
     Changes in assets and
       liabilities --
          Accounts receivable, net...     (349)      (279)       246       (505)
          Inventories................      (58)      (478)       (81)      (505)
          Prepaid expenses and
             other...................       53         45         43         20
          Accounts payable and
             accrued expenses........       44        757        (16)       744
                                       -------  ---------  ---------  ---------
          Net cash provided by (used
             in) operating
             activities..............     (132)       229        244         29
                                       -------  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property and
       equipment.....................     (337)       (43)        (2)       (54)
     Deferred compensation...........      109     --         --         --
     Purchases of subsidiary's
       stock.........................      (58)    --         --         --
     Cash acquired in acquisition of
       subsidiary....................       68     --         --         --
                                       -------  ---------  ---------  ---------
          Net cash used in investing
             activities..............     (218)       (43)        (2)       (54)
                                       -------  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Net borrowings (repayments) on
       line of credit................      374        118       (200)       316
     Payments on long-term debt......     (147)       (81)       (32)      (325)
     Proceeds from capital leases....      195     --         --         --
     Repayment of capital leases.....      (18)       (46)       (15)       (15)
     (Purchase) sale of treasury
       stock.........................   --           (172)    --             31
                                       -------  ---------  ---------  ---------
          Net cash provided by (used
             in) financing
             activities..............      404       (181)      (247)         7
                                       -------  ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH......       54          5         (5)       (18)
CASH, beginning of period............        2         56         56         61
                                       -------  ---------  ---------  ---------
CASH, end of period..................  $    56  $      61  $      51  $      43
                                       =======  =========  =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid during the year for --
       Interest......................  $   238  $     260  $      64  $      73
       Income taxes..................       44        109         44         29

  The accompanying notes are an integral part of these consolidated financial statements.

                                PERFECTION GROUP
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Perfection Group includes the financial statements of TPE, Inc. ("Perfection") and its wholly owned subsidiary, Perfection Equipment Company ("PECO") (both Oklahoma corporations). PECO, headquartered in Oklahoma City, Oklahoma, was founded in 1946 and serves customers principally in Oklahoma. PECO primarily distributes commercial vehicle parts, performs installation and maintenance services and assembles specialty commercial vehicle equipment. Perfection has no significant operations of its own.

     Perfection was incorporated on August 25, 1995 by three members of PECO's management for the purpose of acquiring ownership in PECO. On August 28, 1995, Perfection issued 4,500 shares of common stock to the members of PECO management in exchange for $60,000. On October 1, 1995, Perfection received 10,000 shares of common stock, or 90.2%, of PECO's outstanding common stock in exchange for 4,950 shares of Perfection's common stock, $57,500 in cash and $517,500 in debt. In addition, Perfection issued an additional 550 shares of common stock for transaction costs incurred. The acquisition of PECO was accounted for using the purchase method of accounting.

     Perfection's owners intend to enter into a definitive agreement with Transportation Components, Inc., dba TransCom USA, pursuant to which all outstanding shares of Perfection's common stock will be exchanged for cash and shares of TransCom USA's common stock concurrently with the consummation of an initial public offering of the common stock by TransCom USA.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The consolidated financial statements include the accounts and the results of operations of Perfection and PECO (collectively the "Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

  INTERIM FINANCIAL INFORMATION

     The interim consolidated financial statements as of December 31, 1997, and for the three months ended December 31, 1996 and 1997, are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principals have been omitted. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the consolidated interim financial statements have been included.

  INVENTORIES

     Inventories consist primarily of purchased parts stated at the lower of cost or market, utilizing the first-in, first-out (FIFO) method.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated life of the asset.

     Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

  STOCKHOLDERS EQUITY

     During fiscal year 1997, the Company purchased 1,500 shares of treasury stock at a cost of $171,960.

  EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)

     Effective May 1, 1986, PECO established an ESOP. The ESOP provides retirement benefits to eligible employees, as defined by the ESOP agreement. PECO contributions under the ESOP are discretionary,

                                PERFECTION GROUP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) except that they are limited to the maximum amount deductible for federal income tax purposes. Benefits to participants are limited to the ESOP's assets. During fiscal 1996 and 1997, contributions to the ESOP charged to the Company's consolidated statements of operations totaled approximately $148,000 and $37,000, respectively. At September 30, 1996 and 1997, the ESOP owns approximately 8.9% and 8.8%, respectively, of PECO.

  REVENUE RECOGNITION

     The Company recognizes revenue when products are shipped. Service revenues are recognized when installation or repairs are completed.

  INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," under SFAS No. 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts to be realized. The provision for income taxes is the tax payable for the year and the change during the year in deferred tax assets and liabilities.

  FINANCIAL INSTRUMENTS

     The Company's financial instruments consist of cash, accounts receivable, accounts payable, and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

  CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Company to a concentration of credit risk consist principally of cash deposits and accounts receivable. The Company maintains cash balances at financial institutions which may at times be in excess of federally insured levels. The Company has not incurred losses related to these balances to date.

  SIGNIFICANT CUSTOMERS

     For the years ended September 30, 1996 and 1997, one customer accounted for approximately 33 percent and 23 percent of sales, respectively.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  NEW ACCOUNTING PRONOUNCEMENT

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which requires that a public business enterprise report financial and descriptive information about its reportable operating segments. The Company will adopt SFAS No. 131 in 1998.

                                PERFECTION GROUP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (in thousands):

                                          ESTIMATED        SEPTEMBER 30,
                                        USEFUL LIVES    --------------------
                                          IN YEARS        1996       1997
                                        -------------   ---------  ---------
Land.................................        --         $     367  $     367
Buildings and improvements...........       5-40              941        944
Vehicles.............................        4-5                6          6
Machinery and equipment..............       5-10               60         91
Office furniture and equipment.......       3-10              317        335
Leasehold improvements...............       5-10           --              2
                                                        ---------  ---------
          Total......................                       1,691      1,745
Less -- Accumulated depreciation and
amortization.........................                         (73)      (199)
                                                        ---------  ---------
     Property and equipment, net.....                   $   1,618  $   1,546
                                                        =========  =========

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consist of the following (in thousands):

                                          SEPTEMBER 30,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Accounts receivable, trade...........  $   1,402  $   1,536
Less -- Allowance for doubtful
  accounts...........................        (23)       (32)
                                       ---------  ---------
     Accounts receivable, net........  $   1,379  $   1,504
                                       =========  =========

     Activity in the Company's allowance for doubtful accounts consists of the following (in thousands):

                                          SEPTEMBER 30,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Balance at beginning of year.........  $      33  $      23
Additions charged to costs and
  expenses...........................         66         21
Less:  Deductions for uncollectible
  receivables written off............        (76)       (12)
                                       ---------  ---------
                                       $      23  $      32
                                       =========  =========

     Accounts payable and accrued expenses consist of the following (in thousands):

                                          SEPTEMBER 30,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Accounts payable, trade..............  $     927  $   1,562
Accrued compensation and benefits....        147        258
Other accrued expenses...............        174        185
                                       ---------  ---------
     Accounts payable and accrued
      expenses.......................  $   1,248  $   2,005
                                       =========  =========

                                PERFECTION GROUP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

5.  LONG-TERM DEBT:

     Long-term debt consists of the following as of September 30, 1996 and 1997 (in thousands):

                                          SEPTEMBER 30,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Note payable to a financial
  institution in total monthly
  installments of $8,270 including
  interest at New York prime plus 1%
  (9.5% at September 30, 1997),
  personally guaranteed by officers
  of the Company with final payment
  due on September 1, 2004. In May,
  1997 in conjunction with an
  increase of PECO's revolving line
  of credit the bank required
  Perfection Group to make additional
  monthly installments of $97,000
  starting in October 1997 with final
  payment due in February 1998.......  $  --      $     472
Notes payable to financial
  institutions in monthly
  installments ranging from $5,188 to
  $11,923, including interest at New
  York prime plus 1% (9.50% at
  September 30, 1997), secured by
  essentially all assets of the
  Company and is personally
  guaranteed by officers of the
  Company with final payments due
  between March 2002 and March
  2005...............................      1,303      1,218
Revolving credit agreement payable to
  a financial institution with
  monthly interest payments at the
  New York prime plus 1% (9.50% at
  September 30, 1997), secured by
  essentially all assets of the
  Company and is personally
  guaranteed by officers of the
  Company with final payment due in
  April 1998. Due to the subsequent
  refinancing of this agreement (as
  discussed below), the outstanding
  balance at September 30, 1997, has
  been included in long-term debt on
  the accompanying balance sheet.....        863        982
Capital lease agreements payable to
  financial institutions in monthly
  installments ranging from $851 to
  $4,341, including interest at
  effective rates ranging from 9.85%
  to 16.95%, with final payments due
  between March 1999 and April
  2000...............................        177        131
                                       ---------  ---------
                                           2,343      2,803
Less -- Current maturities...........       (131)      (669)
                                       ---------  ---------
                                       $   2,212  $   2,134
                                       =========  =========

     On January 20, 1998, the Company refinanced the notes payable and revolving credit agreement. The new notes have monthly principal and interest payments of approximately $23,000 beginning February 1, 1998, with the outstanding principal and all accrued and unpaid interest due on January 31, 1999. These notes are secured by essentially all assets of the Company and are personally guaranteed by the president and two vice-presidents of the Company.

     In March 1998, the Company's line of credit was amended to allow borrowings up to $3,000,000. In addition, the interest rates on the Company's line of credit and promissory notes with a bank were adjusted to New York Prime.

     The aggregate maturities of long-term debt as of September 30, 1997, considering the refinancing discussed above, are as follows (in thousands):

1998.................................  $     669
1999.................................      2,105
2000.................................         29
                                       ---------
     Total...........................  $   2,803
                                       =========

                                PERFECTION GROUP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

6.  INCOME TAXES:

     The components of the Company's provision for income taxes are as follows (in thousands):

                                          SEPTEMBER 30,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Federal --
     Current.........................  $      82  $     113
     Deferred........................        (16)       (48)
                                       ---------  ---------
                                              66         65
                                       ---------  ---------
State --
     Current.........................  $      15  $      21
     Deferred........................         (3)        (9)
                                       ---------  ---------
                                              12         12
                                       ---------  ---------
          Total provision............  $      78  $      77
                                       =========  =========

     The provision for income taxes differs from an amount computed at the statutory rate as follows (in thousands):

                                          SEPTEMBER 30,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Federal income tax at statutory
  rates..............................  $      69  $      65
State income taxes...................         12         12
Nondeductible expenses...............          2          5
Other................................         (5)        (5)
                                       ---------  ---------
                                       $      78  $      77
                                       =========  =========

     The significant items giving rise to the deferred tax assets and liabilities are as follows (in thousands):

                                          SEPTEMBER 30,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Deferred tax assets --
     Allowance for doubtful
      accounts.......................  $      14  $      12
     Inventories.....................          8         76
     Bases differences in property
      and equipment..................         57         48
     Accrued expenses................         12         12
     Other...........................          4          4
                                       ---------  ---------
     Total deferred tax assets.......         95        152
Deferred tax liabilities.............         --         --
                                       ---------  ---------
          Net deferred tax asset.....  $      95  $     152
                                       =========  =========

7.  RELATED-PARTY TRANSACTIONS:

     In April 1990, PECO loaned $397,800 to the ESOP for the purpose of purchasing shares of PECO's stock and repurchasing shares held by participants. Payments were due quarterly at varying amounts which included principal and interest. The payments were to be funded through PECO's contributions to the ESOP. During fiscal 1996, the entire remaining balance of $108,693 was paid off.

     During fiscal years 1996 and 1997, approximately $176,000 and $750,000 or approximately 1.6% and 6.3%, respectively, of the Company's sales were made to an entity which is owned by several members of the Company's management. At September 30, 1996 and 1997, approximately $42,000 and $196,000, respectively, included in trade accounts receivable was due from this related entity. Additionally, the Company had approximately $7,000 in marketing fees from the related party during fiscal year 1997, no such fees were incurred during fiscal year 1996.

                                PERFECTION GROUP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     During fiscal year 1996 the Company also had a note payable to a stockholder of the Company due in monthly installments of $8,500 including interest at the applicable mid-term federal rate, personally guaranteed by officers of the Company. There was qpproximately $451,000 oustanding on the note at September 30, 1996. The note was paid in full in March 1997.

8.  COMMITMENTS AND CONTINGENCIES:

  OPERATING LEASES

     The Company leases various equipment and a facility under noncancelable operating lease agreements. These leases expire on various dates through 1999. The lease agreements are subject to renewal under essentially the same terms and conditions as the original leases.

     Future minimum lease payments for noncancelable operating leases are as follows (in thousands):

Year ending September 30 --
     1998............................  $     154
     1999............................         12
                                       ---------
          Total......................  $     166
                                       =========

     Total rent expense under all operating leases was approximately $0 and $9,625 for the years ended September 30, 1996 and 1997, respectively.

  LITIGATION

     At certain times, the Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including business auto liability, general liability, workers' compensation, excess liability, commercial property and an umbrella policy. The Company has not incurred significant claims or losses on any of these insurance policies.

  ADVISORY SERVICES AGREEMENT

     On February 6, 1998, the Company entered into an agreement with two former stockholders of the Company (the "stockholders") to terminate the stockholders Advisory Services Agreement. Under the agreement, the Company agreed to pay the stockholders $170,000, payable in three monthly installments of approximately $57,000 commencing on March 15, 1998. During fiscal years 1996 and 1997, the Company expensed approximately $8,000 and $16,000, respectively, relating to the Advisory Services Agreement.

9. EVENT SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In April 1998, the Company and its stockholders entered into a definitive agreement with a wholly owned subsidiary of TransCom USA, providing for the merger of the Company with the subsidiary of TransCom USA (the Merger).

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Drive Line, Inc.:

     We have audited the accompanying balance sheets of Drive Line, Inc. (a Florida corporation), as of December 31, 1996 and 1997, and the related statements of operations, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of Drive Line, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Drive Line, Inc., as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
March 15, 1998

                                DRIVE LINE, INC.
                                 BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                           DECEMBER 31,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $     111  $      61
     Accounts receivable, net........        452        586
     Receivables from related
      parties........................        286        593
     Inventories.....................      1,267      1,855
     Prepaid expenses and other......         62     --
                                       ---------  ---------
          Total current assets.......      2,178      3,095
PROPERTY AND EQUIPMENT, net..........        392      1,564
INVESTMENT IN REAL ESTATE............        397     --
RECEIVABLES FROM RELATED PARTIES,
  net................................        214     --
                                       ---------  ---------
          Total assets...............  $   3,181  $   4,659
                                       =========  =========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
      expenses.......................  $     378  $     360
     Payables to related parties.....        129      1,414
     Line of credit..................      1,000      1,000
     Current maturities of long-term
      debt...........................         31         65
                                       ---------  ---------
          Total current
            liabilities..............      1,538      2,839
LONG-TERM DEBT, net..................         42      1,173
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common stock, $1 par value, 100
      shares authorized, issued and
      outstanding....................     --         --
     Additional paid-in capital......         37         37
     Retained earnings...............      1,564        610
                                       ---------  ---------
          Total shareholders'
            equity...................      1,601        647
                                       ---------  ---------
          Total liabilities and
            shareholders' equity.....  $   3,181  $   4,659
                                       =========  =========

   The accompanying notes are an integral part of these financial statements.

                                DRIVE LINE, INC.
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                            YEAR ENDED
                                           DECEMBER 31,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
REVENUES.............................  $   4,227  $   5,997
COST OF SALES........................      2,290      3,385
                                       ---------  ---------
          Gross profit...............      1,937      2,612
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................      1,008      1,530
                                       ---------  ---------
          Income from operations.....        929      1,082
OTHER INCOME (EXPENSE):
     Interest expense................        (54)      (191)
     Other income, net...............         67         47
                                       ---------  ---------
NET INCOME...........................  $     942  $     938
                                       =========  =========

   The accompanying notes are an integral part of these financial statements.

                                DRIVE LINE, INC.
                       STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                   ADDITIONAL                      TOTAL
                                        COMMON       PAID-IN      RETAINED     SHAREHOLDERS'
                                         STOCK       CAPITAL      EARNINGS        EQUITY
                                        -------    -----------    ---------    -------------
BALANCE, December 31, 1995...........    $  --        $  37        $ 1,152        $ 1,189
     Net income......................       --           --            942            942
     Distributions...................       --           --           (530)          (530)
                                        -------         ---       ---------    -------------
BALANCE, December 31, 1996...........       --           37          1,564          1,601
     Net income......................       --           --            938            938
     Distributions...................       --           --         (1,892)        (1,892)
                                        -------         ---       ---------    -------------
BALANCE, December 31, 1997...........    $  --        $  37        $   610        $   647
                                        =======         ===       =========    =============

   The accompanying notes are an integral part of these financial statements.

                                DRIVE LINE, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                            YEAR ENDED
                                           DECEMBER 31,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................  $     942  $     938
  Adjustments to reconcile net income
   to net cash provided by operating
   activities --
     Depreciation and amortization...         14         31
     Changes in assets and
     liabilities --
       Accounts receivable, net......        (64)      (134)
       Receivables from related
       parties.......................        492       (561)
       Inventories...................       (464)      (588)
       Prepaid expenses and other....       (205)        (7)
       Accounts payable and accrued
       expenses......................        (55)       (18)
       Payables to related parties...        101      1,285
                                       ---------  ---------
               Net cash provided by
                 operating
                 activities..........        761        946
                                       ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Investment in real estate..........       (397)    --
  Purchases of property and
   equipment.........................       (148)    (1,188)
                                       ---------  ---------
               Net cash used in
                 investing
                 activities..........       (545)    (1,188)
                                       ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings on line of credit...        405     --
  Proceeds from long-term debt.......         30      1,667
  Payments on long-term debt.........        (23)      (502)
  Distributions to shareholders......       (530)      (973)
                                       ---------  ---------
               Net cash provided by
                 (used in) financing
                 activities..........       (118)       192
                                       ---------  ---------
NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS....................         98        (50)
CASH AND CASH EQUIVALENTS, beginning
 of year.............................         13        111
                                       ---------  ---------
CASH AND CASH EQUIVALENTS, end of
 year................................  $     111  $      61
                                       =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
  Cash paid during the year for --
     Interest........................  $      54  $     191
  Non cash distribution to
   shareholders......................     --            919

   The accompanying notes are an integral part of these financial statements.

                                DRIVE LINE, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Drive Line, Inc. (the Company), a Florida corporation, headquartered in Sunrise, Florida, was founded in 1988 and serves customers nationally from its facility in Florida. The Company primarily distributes commercial vehicle parts to Original Equipment Manufacturers (OEMs) and other end-users and military vehicle parts to the United States military.

     The Company and its shareholders intend to enter into a definitive agreement with Transportation Components, Inc., dba TransCom USA, pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of TransCom USA's common stock concurrently with the consummation of an initial public offering of the common stock by TransCom USA.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

  INVENTORIES

     Inventories consist primarily of purchased parts stated at the lower of cost or market, utilizing the first-in, first-out method (FIFO).

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated life of the asset.

     Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

  REVENUE RECOGNITION

     The Company recognizes revenue when products are shipped.

  INCOME TAXES

     The Company has elected S Corporation status as defined by the Internal Revenue Code, whereby Drive Line, Inc., is not subject to federal taxation. Under S Corporation status, the shareholders report their shares of the Company's taxable earnings or losses in their personal tax returns. Accordingly, no provision was made for income taxes in the accompanying historical financial statements. Drive Line, Inc., will terminate its S Corporation status concurrently with the effective date of this offering.

  FINANCIAL INSTRUMENTS

     The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

  CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Company to a concentration of credit risk consist primarily of cash deposits and accounts receivable. The Company maintains cash balances at financial institutions which may at times be in excess of federally insured levels. The Company has not incurred losses related to these balances to date.

                                DRIVE LINE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  SIGNIFICANT SUPPLIERS

     For the years ended December 31, 1996 and 1997, three suppliers accounted for 37 percent and 48 percent of total inventory purchases, respectively.

  SIGNIFICANT CUSTOMERS

     For the years ended December 31, 1996 and 1997, two customers accounted for 22 percent and 16 percent of total revenues, respectively.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  NEW ACCOUNTING PRONOUNCEMENT

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which requires that a public business enterprise report financial and descriptive information about its reporting operating segments. The Company will adopt SFAS No. 131 in 1998.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (in thousands):

                                          ESTIMATED         DECEMBER 31,
                                        USEFUL LIVES    --------------------
                                          IN YEARS        1996       1997
                                        -------------   ---------  ---------
Land.................................      --           $     162  $     162
Buildings............................          30             169      1,313
Vehicles.............................           5             100         86
Machinery and equipment..............         5-7              29         39
Office furniture and equipment.......           5              58         62
Leasehold improvements...............           7               8          8
                                                        ---------  ---------
     Total...........................                         526      1,670
Less -- Accumulated depreciation and
  amortization.......................                        (134)      (106)
                                                        ---------  ---------
     Property and equipment, net.....                   $     392  $   1,564
                                                        =========  =========

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consist of the following (in thousands):

                                           DECEMBER 31,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Accounts receivable, trade...........  $     518  $     652
Less -- Allowance for doubtful
  accounts...........................        (66)       (66)
                                       ---------  ---------
                                       $     452  $     586
                                       =========  =========

                                DRIVE LINE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Accounts payable and accrued expenses consist of the following (in thousands):

                                           DECEMBER 31,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Accounts payable, trade..............  $     299  $     280
Accrued compensation and benefits....         79         80
                                       ---------  ---------
                                       $     378  $     360
                                       =========  =========

5.  LINE OF CREDIT AND LONG-TERM DEBT:

  LINE OF CREDIT

     The Company has a line of credit agreement which provides for borrowings up to $1 million with a financial institution that is secured by accounts receivable and inventory. The agreement is guaranteed jointly and severally by the shareholders of the Company. Interest accrues at the financial institution's prime rate plus 0.5 percent, which was nine percent at December 31, 1997. The line of credit expires on September 18, 1998. The total $1 million available under the agreement was outstanding at December 31, 1996 and 1997, respectively.

  LONG-TERM DEBT

     Long-term debt consists of the following (in thousands):

                                           DECEMBER 31,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Notes payable to financial
  institutions in total monthly
  installments of $15,630, including
  interest ranging from 8.25% to 9%,
  partially secured by certain
  vehicles and a building, guaranteed
  jointly and severally by the
  shareholders of the Company, with
  final payments due between January
  2002 to April 2006.................  $      73  $   1,238
Less -- Current maturities...........        (31)       (65)
                                       ---------  ---------
                                       $      42  $   1,173
                                       =========  =========

     Certain of the Company's loan agreements contain requirements regarding working capital and financial ratios. The Company was in compliance with all provisions of its loan agreements at December 31, 1997.

     The aggregate maturities of long-term debt as of December 31, 1997, are as follows (in thousands):

1998.................................  $      65
1999.................................         61
2000.................................         37
2001.................................         28
2002.................................         23
Thereafter...........................      1,024
                                       ---------
                                       $   1,238
                                       =========

                                DRIVE LINE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

6.  RELATED-PARTY TRANSACTIONS:

     The Company has entered into several transactions with related entities, resulting in loans receivable, notes receivable and notes payable with related parties.

     The receivable bears interest of ten percent, with maturing in June 1998 and is partially secured by residential property. The receivable totaled approximately $500,000 and $593,000, including accrued interest of approximately $25,000 and $50,000, respectively, at December 31, 1996 and 1997, respectively.

     In addition, the Company has notes payable to shareholders of approximately $129,000 and $1,414,000 at December 31, 1996 and 1997, respectively. The notes payable to shareholders bear interest of ten percent annually and are due in June 1998.

7.  COMMITMENTS AND CONTINGENCIES:

  OPERATING LEASES

     The Company leases its warehouse and office space under noncancelable lease agreements, including leases with related parties. These leases expire on various dates through February 1998. The lease agreements are subject to renewal under essentially the same terms and conditions as the original leases. Minimum operating lease payments for 1998 are $8,000.

     Total rent expense under all operating leases, including leases with related parties was approximately $46,000 and $48,000 for the years ended December 31, 1996 and 1997, respectively.

  LITIGATION

     In March 1995, the Company and two of its officers and controlling persons pled guilty to one felony count of submission of a false document to the Defense Logistics Agency of the United States government. The Company paid a fine of $200,000 and the officers each paid a fine of $2,500 in satisfaction of the judgments against them. The violation occurred during 1989 in the course of a transaction between the Company and the Defense Logistics Agency involving heavy duty parts valued at approximately $6,200. The Company remains a vendor for the United States government and derives approximately 15 percent of its revenues from parts sales to the United States government.

     At certain times, the Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including business auto liability, general liability, workers' compensation, excess liability, commercial property and an umbrella policy. The Company has not incurred significant claims or losses on any of these insurance policies.

  EMPLOYEE RETIREMENT PLAN

     The Company participates in a profit-sharing and a money purchase pension plan (the Plans) which cover eligible employees at least 20 years of age who have completed at least one year of service. The money purchase pension plan requires an annual employer contribution on behalf of qualified employees in the amount of five percent of total compensation. Employer contributions to the profit-sharing plan are discretionary with no minimum contributions required. Employer matching contributions for both plans totaled approximately $78,000 and $79,000 for the years ended December 31, 1996 and 1997, respectively.

                                DRIVE LINE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

8. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In April 1998, the Company and its shareholders entered into a definitive agreement with a wholly owned subsidiary of TransCom USA, providing for the merger of the Company with the subsidiary of TransCom USA (the Merger). Approximately $1.5 million of property and equipment, which is included in the balance sheet at December 31, 1997, will be distributed to the shareholders. In addition, shareholders of the Company will assume liabilities of approximately $1.2 million, which are included in the balance sheet at December 31, 1997. Had these distributions been made at December 31, 1997, the effect on the Company's balance sheet would have been to decrease shareholders' equity by approximately $283,000. Prior to the Merger, Drive Line will make a cash distribution of approximately $438,000 which represents Drive Line's estimated S Corporation accumulated adjustment account. Drive Line anticipates funding this distribution through cash on hand and borrowings from existing sources. Had these distributions been made at December 31, 1997, the effect on Drive Line's balance sheet would have been to increase liabilities by $278,000 and decrease stockholders' equity by $438,000. Drive Line anticipates funding this distribution by using its existing credit facilities.

     Concurrently with the Merger, the Company will enter into an agreement with the shareholders to lease certain facilities used in the Company's operations for negotiated amounts and terms.

  NO DEALER, SALES REPRESENTATIVE OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR TO ANY PERSON WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                          PAGE
                                          ----
Prospectus Summary......................
Risk Factors............................
The Company.............................
Use of Proceeds.........................
Dividend Policy.........................
Capitalization..........................
Dilution................................
Selected Financial Data.................
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations............................
Business................................
Management..............................
Certain Transactions....................
Principal Stockholders..................
Description of Capital Stock............
Shares Eligible for Future Sale.........
Underwriting............................
Legal Matters...........................
Experts.................................
Additional Information..................
Index to Financial Statements...........  F-1

                            ------------------------

     UNTIL                      , 1998 (25 DAYS AFTER THE DATE HEREOF), ALL
DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                5,500,000 SHARES

                                     [LOGO]

                                  TRANSCOM USA

                                  COMMON STOCK

                            ------------------------

                                   PROSPECTUS

                            ------------------------

                            BEAR, STEARNS & CO. INC.
                                 BT ALEX. BROWN
                              SANDERS MORRIS MUNDY

                                         , 1998

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the sale of the securities being registered. All amounts are estimates except for the fees payable to the SEC.

                                        AMOUNT TO
                                         BE PAID
                                       ------------
SEC registration fee.................  $     22,391
NYSE registration fee................  $
NASD registration fee................  $      8,090
Printing expenses....................  $    500,000
Legal fees and expenses..............  $    875,000
Accounting fees and expenses.........  $  3,000,000
Blue Sky fees and expenses...........  $      5,000
Transfer Agent's and Registrar's
  fees...............................  $     15,000
Miscellaneous........................  $
                                       ------------
     TOTAL...........................  $  5,000,000
                                       ============

ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Company's Certificate of Incorporation, as amended, and Bylaws incorporate substantially the provisions of the Delaware General Corporation Law ("DGCL") providing for indemnification of directors and officers of the Company against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an officer or director of the Company or is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     As permitted by Section 102 of the DGCL, the Company's Certificate of Incorporation, as amended, contains provisions eliminating a director's personal liability for monetary damages to the Company and its stockholders arising from a breach of a director's fiduciary duty except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit.

     Section 145 of the DGCL provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if in the case of other than derivative suits such person has acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe that such person's conduct was unlawful). In the case of a derivative suit, an officer, employee or agent of the corporation which is not protected by the Certificate of Incorporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if such person has acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in the case of a derivative suit in respect of any claim as to which an officer, employee or agent has been adjudged to be liable to the corporation unless that person is fairly and reasonably entitled to indemnity for proper expenses. Indemnification is mandatory in the case of a director or officer who is successful on the merits in defense of a suit against such person.

     The Company intends to enter into Indemnity Agreements with its directors and certain key officers pursuant to which the Company generally is obligated to indemnify its directors and such officers to the full extent permitted by the DGCL as described above.

     The Company intends to purchase liability insurance policies covering directors and officers.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     On October 9, 1997, Transportation Components issued and sold 20,000 shares of Common Stock to Notre for a consideration of $1,000. This sale was exempt from registration under Section 4(2) of the Securities Act, no public offering being involved.

     On November 27, 1997, Transportation Components issued and sold shares of Common Stock to the following parties in the amounts and for the consideration indicated. These sales were exempt from registration under Section 4(2) of the Securities Act, no public offering being involved: J. David Gooch -- 2,546.5272 shares for a consideration of $2,753.29; Shellie LePori -- 184.9806 shares for a consideration of $200; Steven J. Blum -- 369.9613 shares for a consideration of $400; Richard T. Howell -- 92.4903 shares for a consideration of $100; Kenneth
V. Garcia -- 184.9806 shares for a consideration of $200; Jennifer
Jackson -- 92.4903 shares for a consideration of $100; Melinda Malek -- 9.2490 shares for a consideration of $10; Jerry Gonzales -- 110.9884 shares for a consideration of $120; Mario Rodriguez -- 110.9884 shares for a consideration of $120; Rodolfo A. Duemichen -- 249.7239 shares for a consideration of $270; Infoscope Partners, Inc. -- 46.2451 shares for a consideration of $50; and Tina Rose -- 18.4980 shares for a consideration of $20.

     On February 15, 1998, Transportation Components issued and sold shares of Common Stock to the following parties in the amounts and for the consideration indicated. These sales were exempt from registration under Section 4(2) of the Securities Act, no public offering being involved: T. Michael
Young -- 2,312.2584 shares for a consideration of $2,500; Hugh H. N. "Mac" McConnell, Jr. -- 924.9033 shares for a consideration of $1,000; Paul E. Pryzant -- 693.6775 shares for a consideration of $750; Daniel T.
Bucaro -- 693.6775 shares for a consideration of $750; Louie A.
Hamilton -- 462.4516 shares for a consideration of $500; Marlise C.
Skinner -- 462.4516 shares for a consideration of $500; Wayne S.
Rachlen -- 462.4516 shares for a consideration of $500; and Valerie
Summers -- 23.1225 shares for a consideration of $25.

     Effective March 31, 1998, Transportation Components effected a 108.1194-to-1 stock split on shares of Common Stock outstanding as of March 31, 1998.

     Effective April 10, 1998, Transportation Components issued and sold 1,912,388 shares of Restricted Common Stock to Notre in exchange for 1,912,388 shares of Common Stock. This sale was exempt from registration under Section 4(2) of the Securities Act, no public offering being involved.

     Simultaneously with the consummation of the Offering, the Company will issue 7,493,394 shares of its Common Stock in connection with the Mergers of the Founding Companies. Each of these transactions was completed without registration under the Securities Act in reliance upon the exemption provided by
Section 4(2) of the Securities Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a)  Exhibits

        EXHIBIT
         NUMBER                                            DESCRIPTION OF EXHIBITS
------------------------  ------------------------------------------------------------------------------------------
           1.1       --   Form of Underwriting Agreement
          *3.1       --   Amended and Restated Certificate of Incorporation of Transportation Components, Inc., as
                          amended
          *3.2       --   Bylaws of Transportation Components, Inc., as amended
           4.1       --   Form of certificate evidencing ownership of Common Stock of Transportation Components,
                          Inc.
           5.1       --   Opinion of Bracewell & Patterson, L.L.P.

                                      II-2

         *10.1       --   Transportation Components, Inc., 1998 Long-Term Incentive Plan
         *10.2       --   Transportation Components, Inc., 1998 Non-Employee Directors' Stock Plan
         *10.3       --   Agreement and Plan of Organization dated as of April 14, 1998, by and among Transportation
                          Components, Inc., Charles W. Carter Co. -- Los Angeles and the Stockholders named herein.
         *10.4       --   Agreement and Plan of Organization dated as of April 14, 1998, by and among Transportation
                          Components, Inc., Proveedor Mayorista al Refaccionario, S.A. de C.V. (Promare) and the
                          Stockholders named herein.
         *10.5       --   Agreement and Plan of Organization dated as of April 14, 1998, by and among Transportation
                          Components, Inc., PIA Acquisition Corporation, Plaza Automotive, Inc. and the Stockholders
                          named herein
         *10.6       --   Agreement and Plan of Organization dated as of April 14, 1998, by and among Transportation
                          Components, Inc., CBC Acquisition Corporation, The Cook Brothers Companies, Inc. and the
                          Stockholders named herein
         *10.7       --   Agreement and Plan of Organization dated as of April 14, 1998, by and among Transportation
                          Components, Inc., TPE Acquisition Corporation, TPE, Inc. and the Stockholders named herein
         *10.8       --   Agreement and Plan of Organization dated as of April 14, 1998, by and among Transportation
                          Components, Inc., UFS Acquisition Corporation, Universal Fleet Supply and the Stockholders
                          named herein
         *10.9       --   Agreement and Plan of Organization dated as of April 14, 1998, by and among Transportation
                          Components, Inc., DLI Acquisition Corporation, Drive Line, Inc. and the Stockholders named herein
         *10.10      --   Agreement and Plan of Organization dated as of April 14, 1998, by and among Transportation
                          Components, Inc., GWI Acquisition Corporation, TOI Acquisition Corporation, OTP
                          Acquisition Corporation, Gear and Wheel, Inc., Try One, Inc., Ocala Truck Parts, Inc. and
                          the Stockholders named herein
         *10.11      --   Agreement and Plan of Organization dated as of April 14, 1998, by and among Transportation
                          Components, Inc., CTC Acquisition Corporation, LLL Acquisition Corporation, MLS
                          Acquisition Corporation, Transportation Components Company, L.L.L., Inc. and MSL, Inc.and
                          the Stockholders named herein
         *10.12      --   Agreement and Plan of Organization dated as of April 14, 1998 by and among Transportation
                          Components, Inc., APM Acquisition Corporation, AIII Acquisition Corporation, Amparts,
                          Inc., Amparts International, Inc. and the Stockholders named herein
          10.13      --   Form of Employment Agreement between Transportation Components, Inc. and
                          T. Michael Young
          10.14      --   Form of Employment Agreement between Transportation Components, Inc. and
                          J. David Gooch
          10.15      --   Form of Employment Agreement between Transportation Components, Inc. and Hugh H. N.
                          "Mac" McConnell
          10.16      --   Form of Employment Agreement between Transportation Components, Inc. and Paul E. Pryzant
          10.17      --   Form of Employment Agreement between Transportation Components, Inc. and
          10.18      --   Form of Employment Agreement between Transportation Components, Inc. and
          10.19      --   Form of Employment Agreement between Transportation Components, Inc. and
         *10.20      --   Form of Founders' Employment Agreement
         *10.21      --   Form of Agreement Among Certain Stockholders
         *10.22      --   Form of Indemnity Agreement with Notre Capital Ventures II, L.L.C.
         *21.1       --   List of subsidiaries of Transportation Components, Inc.
         *23.1       --   Consent of Arthur Andersen LLP
         *23.2       --   Consent of Arthur Andersen LLP

                                      II-3

         *23.3       --   Consent of Ernst & Young LLP, Independent Auditors
          23.4       --   Consent of Bracewell & Patterson, L.L.P. (included in Exhibit 5.1)
         *23.5       --   Consent of Maura L. Berney to be named as a director
         *23.6       --   Consent of Louis J. Boggeman to be named as a director
         *23.7       --   Consent of Henry B. Cook, Jr. to be named as a director
         *23.8       --   Consent of Rodolfo A. Duemichen to be named as a director
         *23.9       --   Consent of J. David Gooch to be named as a director
         *23.10      --   Consent of Peter D. Lund to be named as a director
         *23.11      --   Consent of John R. Oren to be named as a director
         *23.12      --   Consent of Everett W. Petry to be named as a director
         *23.13      --   Consent of Ronald G. Short to be named as a director
         *23.14      --   Consent of Thomas A. Work to be named as a director
         *23.15      --   Consent of T. Michael Young to be named as a director
         *23.16      --   Consent of Lawrence K. King to be named as a director
         *23.17      --   Consent of I. T. Corley to be named as a director
         *24.1       --   Power of Attorney
         *27         --   Financial Data Schedule

------------
* Filed herewith

     (b)  Financial Statement Schedules

     All schedules for which provision is made in the applicable accounting regulation of the SEC are not required under the related instructions, are inapplicable, or the information is included in the consolidated financial statements, and therefore have been omitted.

ITEM 17.  UNDERTAKINGS

     (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 14, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (c) The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; (ii) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, TRANSPORTATION COMPONENTS, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT THERETO TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, APRIL 20, 1998.

                                          TRANSPORTATION COMPONENTS, INC.
                                          By:  /s/ T. MICHAEL YOUNG
                                                     T. MICHAEL YOUNG
                                                  CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints each of T. Michael Young and Hugh H.N. McConnell, Jr. with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments) to this Registration Statement, to file the same, together with all exhibits thereto and other documents in connection therewith, with the SEC, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with the applicable state securities laws, and to file this same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them or their or his substitutes or substitute, full power and authority to perform and does each and every act and thing necessary and advisable as fully to all intents and purposes as he might or could perform and do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT THERETO HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE INDICATED CAPACITIES ON APRIL 20, 1998.

                      SIGNATURE                                         TITLE                         DATE
------------------------------------------------------  --------------------------------------   ---------------
                 /s/T. MICHAEL YOUNG                    Chairman of the Board; Chief Executive
              T. MICHAEL YOUNG                          Officer and President                    April 20, 1998
             /s/HUGH H. N. MCCONNELL, JR.               Senior Vice President; Chief Financial
             HUGH H. N. MCCONNELL, JR.                  Officer and Director
                                                        (Chief Accounting Officer)               April 20, 1998
                   /s/JOHN R. OREN                      Director
               JOHN R. OREN                                                                      April 20, 1998
                  /s/J. DAVID GOOCH                     Executive Vice President, Chief
              J. DAVID GOOCH                            Development Officer and Director         April 20, 1998

                                      II-5